EXHIBIT 10.33

PORTIONS OF THIS AGREEMENT, AND THE EXHIBITS AND SCHEDULES HERETO, HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                            ASSET PURCHASE AGREEMENT

                                      among

                                  PFIZER INC.,

                                       the

                           ASSET SELLING CORPORATIONS

                                 (named herein)

                                       and

                        PHILIPP BROTHERS CHEMICALS, INC.

                         DATED AS OF SEPTEMBER 28, 2000

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS AND TERMS................................................1

        Section 1.1    Definitions.............................................1

        Section 1.2    Other Definitional Provisions..........................12

ARTICLE II PURCHASE AND SALE..................................................12

        Section 2.1    Purchase and Sale of the Conveyed Assets...............12

        Section 2.2    Consents...............................................14

        Section 2.3    Retained Assets........................................15

        Section 2.4    Assumption of Liabilities..............................16

        Section 2.5    Retained Liabilities...................................17

        Section 2.6    Purchase Price.........................................18

        Section 2.7    Purchase Price Adjustment..............................21

        Section 2.8    Production Margin Royalty Payments.....................23

        Section 2.9    Allocation of the Purchase Price.......................25

ARTICLE III CLOSING...........................................................25

        Section 3.1    Closing................................................25

ARTICLE IV CONDITIONS TO CLOSING..............................................26

        Section 4.1    Conditions to the Obligations of Purchaser and Pfizer..26

        Section 4.2    Conditions to the Obligations of Purchaser.............26

        Section 4.3    Conditions to the Obligations of Pfizer................26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PFIZER............................27

        Section 5.1    Organization...........................................27

        Section 5.2    Authority; Binding Effect..............................28

        Section 5.3    Non-Contravention......................................28

        Section 5.4    Pfizer Consents and Approvals..........................29

        Section 5.5    Financial Information..................................29

        Section 5.6    Absence of Material Changes............................29

        Section 5.7    No Litigation..........................................30

        Section 5.8    Compliance with Laws...................................30

        Section 5.9    Product Registrations; Regulatory Compliance...........30

        Section 5.10   Environmental Matters..................................31

        Section 5.11   Material Contracts.....................................32

                                TABLE OF CONTENTS
                                   (continued)

        Section 5.12   Intellectual Property..................................33

        Section 5.13   Real Property..........................................33

        Section 5.14   Assets.................................................34

        Section 5.15   Employee Benefits......................................34

        Section 5.16   No Questionable Payments...............................35

        Section 5.17   Major Customers and Suppliers..........................35

        Section 5.18   Brokers................................................36

        Section 5.19   Taxes..................................................36

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER........................36

        Section 6.1    Organization and Qualification.........................36

        Section 6.2    Corporate Authorization................................36

        Section 6.3    Binding Effect.........................................36

        Section 6.4    Non-Contravention......................................37

        Section 6.5    Purchaser Consents and Approvals.......................37

        Section 6.6    No Litigation..........................................37

        Section 6.7    Financial Capability...................................37

        Section 6.8    Condition of Conveyed Assets...........................37

        Section 6.9    Brokers................................................38

ARTICLE VII COVENANTS.........................................................38

        Section 7.1    Information and Documents..............................38

        Section 7.2    Conduct of Operations..................................39

        Section 7.3    Commercially Reasonable Efforts; Certain Governmental
        Matters ..............................................................40

        Section 7.4    Employees and Employee Benefits........................43

        Section 7.5    Bulk Transfer Laws.....................................47

        Section 7.6    Noncompetition.........................................47

        Section 7.7    Transitional Services..................................50

        Section 7.8    Trademark License Agreements...........................50

        Section 7.9    Supply and Tolling Agreement...........................50

        Section 7.10   Compliance with WARN, Etc..............................50

                                TABLE OF CONTENTS
                                   (continued)

        * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT.

        Section 7.11   Foreign Implementing Agreements........................50

        Section 7.12   Litigation Support.....................................50

        Section 7.13   Insurance; Workers' Compensation.......................51

        Section 7.14   Scheduled Environmental Commitments....................51

        Section 7.15   Guarulhos Site Services Agreement......................52

        Section 7.16   European Communities and Denmark Actions...............52

        Section 7.17   Aviax mycelium (US)....................................53

        Section 7.18   Regulatory Matters.....................................53

        Section 7.19   Certain Manufacturing Rights...........................53

        Section 7.20   Supply/Distribution Agreements.........................54

        Section 7.21   [                 *                   ]................54

        Section 7.22   Returned Products......................................55

        Section 7.23   Lee's Summit Additional Support Services...............56

        Section 7.24   Limitations on Refinancings, Etc.......................56

        Section 7.25   Morantel/Pyrantel......................................56

ARTICLE VIII INDEMNIFICATION..................................................57

        Section 8.1    Indemnification by Pfizer..............................57

        Section 8.2    Indemnification by Purchaser...........................58

        Section 8.3    Notice of Claims.......................................58

        Section 8.4    Third Party Claims.....................................59

        Section 8.5    Expiration.............................................59

        Section 8.6    Certain Limitations....................................60

        Section 8.7    Losses Net of Insurance, Etc...........................61

        Section 8.8    Other Limitations......................................62

        Section 8.9    Sole Remedy/Waiver.....................................62

        Section 8.10   Indemnification Procedures for Remedial Actions on
        Conveyed Properties ..................................................62

        Section 8.11   Limitation on Indemnification for Remedial Action......64

        Section 8.12   No Consequential Damages...............................65

                                TABLE OF CONTENTS
                                   (continued)

ARTICLE IX TERMINATION........................................................65

        Section 9.1    Termination............................................65

        Section 9.2    Effect of Termination..................................65

ARTICLE X MISCELLANEOUS.......................................................66

        Section 10.1   Notices................................................66

        Section 10.2   Amendment; Waiver......................................67

        Section 10.3   Assignment.............................................67

        Section 10.4   Entire Agreement.......................................67

        Section 10.5   Fulfillment of Obligations.............................68

        Section 10.6   Parties in Interest....................................68

        Section 10.7   Public Disclosure......................................68

        Section 10.8   Return of Information..................................68

        Section 10.9   Expenses...............................................68

        Section 10.10  Schedules..............................................69

        Section 10.11  Governing Law..........................................69

        Section 10.12  Payments and Payment Currency..........................69

        Section 10.13  Counterparts...........................................69

        Section 10.14  Headings...............................................69

        Section 10.15  Severability...........................................69

        Section 10.16  Further Assurances.....................................70

                                TABLE OF CONTENTS
                                   (continued)

                                List of Schedules

1           Products
1.1(A)      Asset Selling Corporations
1.1(B)      Employees (Non-US)
1.1(C)      Employees (US)
1.1(D)      Facilities
1.1(E)      Animal Health Group Officers
2.1(a)      Real Property
2.1(b)      Equipment
2.1(c)      Assumed Contracts
2.1(s)      Remaining Unused and Uncommitted Funds - Belgian Warehouse Project
2.3(h)      Retained Trademarks
2.3(i)      Retained Assets of Asset Selling Corporations in Bangladesh, Egypt,
            India, Nepal, Sri Lanka, Taiwan and Zimbabwe
2.3(m)      Retained Equipment
2.7A        Inventories -- Procedures and Principles
2.7B        Categories of Retained Inventories
2.9         Allocation of the Purchase Price
4.1(a)      Steps to Brazilian Closing
5.3         Required Third-Party Consents
5.4         Pfizer Consents and Approvals
5.5         Statements of Assets Acquired as of December 31, 1999 and 1998
            and Statements of Revenues and Operating Expenses for the Years
            Ended December 31, 1999, 1998 and 1997 with Independent Auditors'
            Report
5.6         Absence of Material Changes
5.7         Litigation and Product Claims
5.8         Compliance with Laws
5.8(d)      Rixensart Permits
5.9         Product Registrations; Regulatory Compliance
5.10        Environmental Matters
5.11        Material Contracts
5.12        Intellectual Property
5.13        Manufacturing Facilities
5.14        Assets: Exceptions to title
5.15        Labor Related Matters
5.17        Major Suppliers and Customers
6.5         Purchaser Consents and Approvals
7.3(d)      Required Belgium Operating Permits
7.3(d)(2)   Virginiamycin Supply Term Sheet
7.4(a)      Employee Benefits (US)
7.4(a)(i)   Employee Severance Program (US)
7.4(a)(ii)  Employees (US)

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT.

7.4(a)(iii) Purchaser Benefit Plans
7.4(a)(iv)  Pay and Benefits -- Substantial Comparability (US)
7.4(b)(ii)  Purchaser Qualified Plans
7.4(e)(i)   Pay and Benefits -- Substantial Comparability (non-US)
7.4(e)(ii)  Employees (non-US)
7.14        Scheduled Environmental Commitments
7.16        Virginiamycin Actions
7.19        Premixes
7.21        [                    *                     ]
7.23        Lee's Summit Additional Support Services

                                TABLE OF CONTENTS
                                   (continued)

                                List of Exhibits

A.     List of instruments and documents to be provided to Purchaser
B.     List of instruments and documents to be provided to Pfizer
C.     Principal Terms of Transitional Services Agreement
D.-1   Principal Terms of Transitional Trademark and Tradename License Agreement
D.-2   Principal Terms of Trademark License Agreement (Pfizer to Purchaser)
D.-3   Principal Terms of Trademark License Agreement (Purchaser to Pfizer)
E.     Principal Terms of Pfizer Supply and Tolling Agreement
F.     Pfizer Employee Separation Plan
G.     Intentionally Omitted
H.     Intentionally Omitted
I.     Principal Terms of the Guarulhos Site Services Agreement
J.     Net Economic Benefit Letter Agreement
K.     Purchaser's Note
L.-1   Supply/Distribution Agreement -- India
L.-2   Supply/Distribution Agreement -- Egypt

                            ASSET PURCHASE AGREEMENT

            This Asset Purchase Agreement is made and entered into as of the 28th day of September, 2000, among Pfizer Inc., a Delaware corporation ("Pfizer"), the other Asset Selling Corporations (as defined below) and Philipp Brothers Chemicals, Inc., a New York corporation ("Purchaser").

                              W I T N E S S E T H:

            WHEREAS, Pfizer, through the Asset Selling Corporations, is engaged in the manufacture, storage, distribution and sale of certain feed additive products listed on Schedule 1 hereto to the global livestock industry (the "Products"); and

            WHEREAS, the Asset Selling Corporations desire to sell to Purchaser, and Purchaser desires to purchase from the Asset Selling Corporations, certain assets relating to the Products, upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein, subject to and on the terms and conditions herein set forth, and intending to be bound hereby, the parties agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND TERMS

            Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

            "Accounting Expert" shall have the meaning set forth in Section 2.7(c).

            "Affected Employee" shall mean an Employee (i) who shall accept an offer of employment or offer of continuation of employment by Purchaser on or prior to the Closing Date and work for Purchaser or any of its Affiliates at least one (1) day, or (ii) whose employment, as a matter of Law, automatically continues with Purchaser, or (iii) whose initial offer of employment by Purchaser requires a relocation of more than twenty-five (25) miles which is rejected, resulting in termination of employment, whether or not such Employee worked for Purchaser or any of its Affiliates at least one day. For purposes of this definition, the term "Employee" includes an Employee whose compensation is subject to individual approval by the Pfizer Employee Compensation and Management Development Committee.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made.

            "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

            "Allocation" shall have the meaning set forth in Section 2.9 hereof.

            "Annual Period" shall mean each of the five (5) successive twelve
(12)-month periods consisting of four (4) Measurement Periods, beginning with the Measurement Period commencing on the first day of the month following the month in which the Closing Date occurs.

            "Applicable Remedial Action Standard" shall have the meaning set forth in Section 8.11.

            "Asset Selling Corporations" shall mean the Persons listed on
Schedule 1.1(A) hereto.

            "Assumed Contracts" shall have the meaning set forth in Section 2.1(c) hereof.

            "Assumed Liabilities" shall have the meaning set forth in Section
2.4 hereof.

            "Business" shall mean the manufacture, storage, distribution and sale of the Products to the global livestock industry as conducted on the date hereof by the Asset Selling Corporations.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

            "Cash Consideration" shall have the meaning set forth in Section 2.6(a).

            "Cash Equivalents" shall mean cash, checks, money orders, marketable securities, short-term instruments and other cash equivalents, funds in time and demand deposits or similar accounts, and any evidence of indebtedness issued or guaranteed by any United States Governmental Authority.

            "Closing" shall mean the closing of the transactions contemplated by this Agreement.

            "Closing Date" shall have the meaning set forth in Section 3.1(a) hereof.

            "Closing Date Payment" shall have the meaning set forth in Section 2.6(a) hereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Collateral Source" shall have the meaning set forth in Section 8.7 hereof.

            "Competition Laws" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

            "Competitive Activity" shall have the meaning set forth in Section 7.6(a) hereof.

            "Confidentiality Agreement" shall mean the Confidentiality Agreement between Pfizer and Purchaser dated October 7, 1999.

            "Conveyed Assets" shall have the meaning set forth in Section 2.1 hereof.

            "Conveyed Property" shall have the meaning set forth in Section 8.10 hereof.

            "Disputed Item" shall have the meaning set forth in Section 2.7(b).

            "Employee" shall mean an Employee (US) or an Employee (non-US).

            "Employee (non-US)" shall mean any individual who as of the Closing Date is an employee outside the United States of America of an Asset Selling Corporation or another Affiliate of Pfizer who is listed on Schedule 1.1(B) hereto.

            "Employee (US)" shall mean any individual who as of the Closing Date is an employee in the United States of America of an Asset Selling Corporation or another Affiliate of Pfizer who is listed on Schedule 1.1(C) hereto.

            "Environmental Law" shall mean any applicable Law, as in effect on the Closing Date relating directly or indirectly to the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land), including, but not limited to, the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, recycling, release or disposal of, Hazardous Substances or Hazardous Materials.

            "Environmental Liability" means the Losses resulting from (i) failure to comply with or any violation of any requirement of an Environmental Law, (ii) failure to obtain or comply with any required Environmental Permit,
(iii) a Remedial Action or (iv) harm or injury to any property, to any Person, to public health, or to natural resources as a result of a Release of or exposure to Hazardous Substances or Hazardous Materials.

            "Environmental Permits" shall mean a permit, license, certificate, approval or authorization issued by a Governmental Authority pursuant to an Environmental Law.

            "Equipment" shall have the meaning set forth in Section 2.1(b) hereof.

            "Equipment Leases" shall have the meaning set forth in Section 2.1(b) hereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Excluded Environmental Liabilities" shall mean:

            (i) Environmental Liabilities associated with or arising from all facilities and assets other than those constituting part of the Conveyed Assets;

            (ii) Environmental Liabilities resulting from the off-site transportation, storage, disposal, treatment or recycling of Hazardous Substances or Hazardous Materials generated by and taken off-site by or on behalf of the Asset Selling Corporations prior to and through the Closing Date;

            (iii) Remedial Actions not set forth in Schedule 7.14 to the extent the Release resulting in such Remedial Action existed, had occurred, and was attributable to Pfizer as of the Closing Date;

            (iv) Environmental Liabilities constituting fines and penalties imposed by Governmental Authorities resulting from the failure to comply with any requirement of Environmental Law, including failure to comply with or violation of foreign Environmental Laws or regulations governing packaging, or failure to obtain or comply with any required Environmental Permit prior to the Closing Date;

            (v) Environmental Liabilities set forth in Schedule 7.14; and

            (vi) Environmental Liabilities, excluding Remedial Actions, the specific "Other Environmental Commitments of Pfizer" as set forth on
      Schedule 7.14 (but only to the extent of Pfizer's specific undertakings), and fines and penalties in subparagraph (iv) associated with or which arise from the Conveyed Assets and that relate to conditions existing or acts or omissions occurring prior to the Closing Date.

            Notwithstanding anything to the contrary set forth in this Agreement, capital and other costs incurred solely in connection with the upgrading, replacing or decommissioning of an existing plant or equipment in the ordinary course of operations shall not be deemed to be Excluded Environmental Liabilities.

            "Facilities" shall mean the facilities listed on Schedule 1.1(D) hereto.

            "Final Inventories" shall have the meaning set forth in Section 2.7(c) hereof.

            "Financial Information" shall mean the audited financial data set forth on Schedule 5.5 hereto.

            "Foreign Implementing Agreements" shall mean the various agreements to be executed by certain of the Asset Selling Corporations located outside of the United States and Purchaser (or its designated Affiliates) after the date of this Agreement for the purpose of implementing the transfer and conveyance on the Closing Date, or as soon thereafter as can be effected, of Conveyed Assets and Assumed Liabilities to Purchaser (or its designated Affiliate) by such Asset Selling Corporations.

            "Foreign Plans" shall mean each material pension, profit sharing, savings, retirement, health, life, disability, deferred compensation, incentive, severance and fringe benefit plan, program, arrangement or practice, whether written or oral and maintained or contributed to by any Asset Selling Corporation for the benefit of any Employees (non-US), other than plans, programs, or arrangements required to be maintained or contributed to by the Laws of the relevant jurisdiction and Plans maintained for the benefit of Employees (US).

            "GAAP" shall mean generally accepted accounting principles and practices in effect in the United States as applied consistently with Pfizer's past practices.

            "Guarulhos Site Services Agreement" shall have the meaning set forth in Section 7.15 hereof.

            "Governmental Antitrust Entity" shall have the meaning set forth in
Section 7.3(c) hereof.

            "Governmental Authority" shall mean any supranational, national, federal, state or local judicial, legislative, executive or regulatory authority.

            "Governmental Authorizations" shall mean all licenses, permits, certificates and other authorizations and approvals required for the manufacture, storage, distribution and sale of the Products as conducted as of the date of this Agreement under the applicable Laws of any Governmental Authority.

            "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with a Governmental Authority.

            "Gross Profit Excluding Virginiamycin" shall mean net sales (gross sales less returns and allowances) by Purchaser and/or its Affiliates to third parties less its and/or their actual cost of sales (standard cost plus manufacturing variances and the impact of inventory revaluations) for all Products, excluding Virginiamycin, and any extensions, improvements, substitutes or replacements therefor, in each case that contain the same active ingredients as are used in the Products, excluding Virginiamycin; provided, however, that gross profit in respect of any products acquired by Purchaser or its Affiliates after the Closing Date containing the same active ingredients as are used in the Products (excluding Virginiamycin) shall not be included in such calculation if the acquired products are sold under a trademark or brand name other than those included in the Trademark Rights acquired by Purchaser hereunder. Gross Profit Excluding Virginiamycin also shall include net royalty payments, fees and other payments relating to the foregoing Products (including the aforementioned extensions, improvements, substitutes or replacements) received by Purchaser and/or its Affiliates from licensees and distributors of the foregoing Products and other third parties appointed by Purchaser serving a similar function. For purposes of determining cost of sales, the manufacturing variances and the impact of inventory revaluations shall be appropriately allocated between Virginiamycin and the other Products based on specific identification, if feasible, or any other reasonable method that results in a fair and equitable allocation.

            "Hazardous Materials" shall mean all materials regulated pursuant to Environmental Law as capable of causing harm or injury to health, safety or the environment, including oils, petroleum, and petroleum products.

            "Hazardous Substances" shall mean any hazardous substances within the meaning of Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., or any pollutant or contaminant that is listed, defined, or regulated under any Environmental Law.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnified Party" shall have the meaning set forth in Section 8.3(a) hereof.

            "Indemnifying Party" shall have the meaning set forth in Section 8.3(a) hereof.

            "Intellectual Property" shall mean (i) the Patent Rights, (ii) the Trademark Rights, (iii) inventions, discoveries, trade secrets, know-how and ideas, rights in research and development, formulae and commercially practiced manufacturing processes and manufacturing processes under development (collectively, "Know-How") to the extent solely related to the Business or solely to the manufacture, compounding or formulating of the Products and active ingredients, whether patentable or not, in any jurisdiction, (iv) copyrights and registrations or applications for registration of copyrights solely related to the Business in any jurisdiction, (v) any renewals or extensions of the foregoing and (vi) files relating to the foregoing.

            "Intellectual Property Licenses" shall have the meaning set forth in
Section 2.1(e) hereof.

            "Inventories" shall mean inventories of the Asset Selling Corporations relating to the Business as described in Schedule 2.7A.

            "Inventories Statement" shall have the meaning set forth in Section 2.7(a) hereof.

            "IRS" shall mean the Internal Revenue Service of the United States.

            "Knowledge of Pfizer" shall mean the actual knowledge of the Persons listed on Schedule 1.1(E) hereto.

            "Laws" shall include any federal, state, foreign or local law, the common law, statute, ordinance, rule, regulation, code, order, injunction, judgment or decree.

            "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

            "Liens" shall mean any lien, security interest, mortgage, charge, rights of third parties or similar encumbrance.

            "Loss" or "Losses" shall have the meaning set forth in Section 8.1(a) hereof.

            "Major Customers" shall have the meaning set forth in Section 5.17 hereof.

            "Major Suppliers" shall have the meaning set forth in Section 5.17 hereof.

            "Material Adverse Effect" shall mean a material adverse effect on the operations, properties or assets of the Business taken as a whole, or an effect that would materially adversely affect the ability of Pfizer to perform the terms of this Agreement, but shall exclude any effect relating to or resulting from (i) the execution of this Agreement or the consummation of the transactions contemplated hereby, or (ii) any restrictions or bans imposed by Governmental Authorities on the manufacture, storage, distribution and sale of Virginiamycin.

            "Material Contracts" shall have the meaning set forth in Section 5.11(a) hereof.

            "Measurement Period" shall mean the three (3)-month period commencing on the first day of the month following the month in which the Closing Date occurs and ending on the last day of the month that is three (3) months after the month in which the Closing Date occurs, and each of the nineteen (19) successive three (3)-month periods thereafter commencing on the first day of the month following the most recently completed Measurement Period and ending on the last day of the month which is three (3) months after such date, until the Measurement Period ending on the last day of the month in which the fifth anniversary of the Closing Date occurs.

            "Net Revenues Notice" shall have the meaning set forth in Section 2.6(c) hereof.

            "Net Revenues Payment" shall have the meaning set forth in Section 2.6(b) hereof.

            "Net Revenues Schedule" shall have the meaning set forth in Section 2.6(c) hereof.

            "Net Virginiamycin Revenues" shall mean the gross invoice value of all sales of Virginiamycin by Purchaser and/or its Affiliates to third parties, net of (regardless of the period to which any such items apply) (i) all applicable bona fide trade and volume discounts and rebates and allowances to customers accrued on such sales and (ii) credits, allowances, refunds, returns and adjustments actually granted to customers on account of spoiled, damaged, outdated or returned goods; provided that in the event sales of Virginiamycin are bundled with other products of Purchaser, the portion of the gross invoice value derived from the sale of the bundled products attributable to Virginiamycin for purposes hereof shall be in proportion to the most recent published sales price for Virginiamycin as compared to the most recent published sales price for the other bundled products. Net Virginiamycin Revenues also shall include net royalty payments, fees and other payments relating to Virginiamycin received by Purchaser and/or its Affiliates from licensees or distributors of Virginiamycin and other third parties appointed by Purchaser serving a similar function. Notwithstanding the foregoing, there shall not be included in "Net Virginiamycin Revenues" sales of Virginiamycin by Purchaser and/or its Affiliates to Pfizer and/or its Affiliates pursuant to the arrangements relating to Egypt, Algeria and India entered into by the parties pursuant to the terms of this Agreement.

            "Palladium Preferred Stock" shall mean the shares of preferred stock of Purchaser to be issued to Palladium Equity Partners II, L.P., and affiliates, the proceeds of which will be used by Purchaser to effect the transactions contemplated by this Agreement.

            "Patent Rights" means the patents and patent applications set forth on Schedule 5.12 hereto together with any extensions, reexaminations and reissues of such patents, patents of addition, patent applications, divisions, continuations, continuations-in-part, and any subsequent filings in any country claiming priority therefrom.

            "Payment Date" shall mean each day which is forty-five (45) days after the end of a Measurement Period (or if such day is not a Business Day, the next succeeding Business Day).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Permitted Encumbrances" shall mean (i) all Liens approved in writing by Purchaser, (ii) statutory Liens arising out of operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent, (iii) such Liens and other imperfections of title as do not materially detract from the value or impair the use of the property subject thereto, (iv) Liens for Taxes not yet subject to penalties for nonpayment or which are being actively contested in good faith by appropriate proceedings, or (v) mechanics', materialmens', carriers', workmens', warehousemens', repairmens', landlords' or other like Liens and security obligations that are not delinquent.

            "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

            "Pfizer" shall have the meaning set forth in the heading of this Agreement.

            "Pfizer Qualified Plans" shall have the meaning set forth in Section 7.4(b)(i) hereof.

            "Pfizer Supply and Tolling Agreement" shall have the meaning set forth in Section 7.9 hereof.

            "Plan" shall mean any material employee benefit plan as defined in
Section 3(3) of ERISA and any other plan, program, agreement or arrangement or practice, whether written or oral and whether qualified under applicable Law or not, sponsored, maintained (or contributed to or required to be contributed to) or entered into by any Asset Selling Corporation, for the benefit of any Employee (US).

            "PNC Credit Agreement" shall mean the amended and restated credit agreement to be entered into by Purchaser with PNC Bank, National Association, the purpose of which, in part, is to provide Purchaser with funds to effect the transactions contemplated hereby.

            "Product Registrations" shall have the meaning set forth in Section
5.9 hereof.

            "Products" shall have the meaning set forth in the recitals of this Agreement.

            "Purchase Price" shall mean collectively the Closing Date Payment, the aggregate Net Revenues Payments to be made pursuant to Section 2.6(b) and the aggregate Royalty Payments to be made pursuant to Section 2.8(a).

            "Purchaser" shall have the meaning set forth in the heading of this Agreement.

            "Purchaser's Documents" shall have the meaning set forth in Section 6.3.

            "Purchaser's Note" shall mean the promissory note in the form of Exhibit K attached hereto, to be executed at the Closing by the Purchaser in favor of Pfizer, upon the terms and conditions stated therein.

            "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 8.1(a) hereof.

            "Purchaser Qualified Plans" shall have the meaning set forth in
Section 7.4(b)(ii) hereof.

            "Real Property" shall have the meaning set forth in Section 2.1(a) hereof.

            "Release" shall mean any spill, leaking, pumping, injection, deposit, emitting, disposal, discharge, dispersal, or leaching into the environment, including air, surface water, soil, sediments or groundwater of any property or as otherwise defined under Environmental Laws.

            "Remedial Action" shall mean action under Environmental Law to investigate, remediate, monitor, or clean up a Release of Hazardous Substances or Hazardous Materials to the environment, including air, soil, surface water, groundwater or sediments, including, but not limited to, associated action taken to investigate, monitor, assess and evaluate the extent and severity of any Release; action taken to remediate any Release; post-remediation sampling and monitoring of any Release; and preparation of all reports, studies, analyses or other documents relating to the above. "Remedial Action" also shall refer to any judicial, administrative or other proceeding relating to any of the above, including, but not limited to, the negotiation and execution of judicial or administrative consent decrees; responding to information requests by any Governmental Authority; or defending claims brought by any Governmental Authority or any other Person, whether such claims are equitable or legal in nature, relating to the cleanup of soil, surface water, groundwater, and sediments in response to a Release of Hazardous Substances or Hazardous Materials and associated actions.

            "Resolution Period" shall have the meaning set forth in Section 2.7(c) hereof.

            "Retained Assets" shall have the meaning set forth in Section 2.3 hereof.

            "Retained Liabilities" shall have the meaning set forth in Section
2.5 hereof.

            "Retirement Plan" shall have the meaning set forth in Section 7.4(b)(i) hereof.

            "Royalty Payment" shall have the meaning set forth in Section 2.8(a) hereof.

            "Royalty Payment Date" shall have the meaning set forth in Section 2.8(a) hereof.

            "Royalty Payment Notice" shall have the meaning set forth in Section 2.8(b) hereof.

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            "Royalty Payment Schedule" shall have the meaning set forth in
Section 2.8(b) hereof.

            "[ * ]" shall have the meaning set forth in Section 7.21 hereof.

            "Savings Plan" shall have the meaning set forth in Section 7.4(b)(i) hereof.

            "Sellers' Documents" shall have the meaning set forth in Section 5.2(b) hereof.

            "Specified Sections" shall have the meaning set forth in Section 8.7 hereof.

            "Supply/Distribution Agreements" shall have the meaning set forth in
Section 7.20 hereof.

            "Tax" or "Taxes" shall mean all taxes, charges, duties, fees, levies or other assessments, including but not limited to, income, excise, property, sales, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Authority, and including any interest, penalties and additions attributable thereto.

            "Tax Return" or "Tax Returns" shall mean any return, report, declaration, information return, statement or other document filed or required to be filed with any Governmental Authority, in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

            "Third Party Claim" shall have the meaning set forth in Section 8.4(a) hereof.

            "Trademark License Agreement (Pfizer to Purchaser)" shall have the meaning set forth in Section 7.8(b) hereof.

            "Trademark License Agreement (Purchaser to Pfizer)" shall have the meaning set forth in Section 7.8(c) hereof.

            "Trademark Rights" shall mean registered and unregistered trademarks, service marks, brand names and certification marks set forth on
Schedule 5.12 hereto, and the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

            "Transitional Trademark and Tradename License Agreement" shall have the meaning set forth in Section 7.8(a) hereof.

            "Transitional Services Agreement" shall have the meaning set forth in Section 7.7 hereof.

            "Virginiamycin" shall mean any of the Products which contain as their active ingredient the composite virginiamycin antibiotic.

            "WARN" shall mean the Worker Adjustment and Retraining Notification Act.

            Section 1.2 Other Definitional Provisions.

            (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) The terms "dollars" and "$" shall mean United States dollars.

                                   ARTICLE II

                                PURCHASE AND SALE

            Section 2.1 Purchase and Sale of the Conveyed Assets. Upon the terms and subject to the conditions set forth herein, at the Closing, Pfizer shall, and shall cause each other Asset Selling Corporation to, sell, convey, assign and transfer to Purchaser (or one or more of its designated Affiliates), and Purchaser (or such designated Affiliates) shall purchase, acquire and accept from Pfizer and each of the other Asset Selling Corporations, free and clear of all Liens, other than Permitted Encumbrances, all of each such Asset Selling Corporation's right, title and interest in and to the following (but excluding the Retained Assets), in each case as such assets shall exist as of the Closing Date (collectively, the "Conveyed Assets"):

            (a) the real property owned by the Asset Selling Corporations set forth on Schedule 2.1(a) hereto (the "Real Property");

            (b) the furniture, fixtures, equipment, machinery, supplies, vehicles, spare parts, tools, and other tangible personal property owned, leased or licensed by the Asset Selling Corporations (i) solely related to the Business and located at the Facilities or (ii) set forth on Schedule 2.1(b) hereto (the "Equipment" and leases relating to such Equipment so leased by the Asset Selling Corporations, the "Equipment Leases");

            (c) the contracts, licenses, agreements and commitments of the Asset Selling Corporations relating solely to the Business and set forth on Schedule 2.1(c) hereto (the "Assumed Contracts");

            (d) the Inventories of the Asset Selling Corporations solely to the extent set forth on Schedule 2.7A and Section 2.7(e);

            (e) all rights to Intellectual Property (the licenses relating to Intellectual Property so licensed by the Asset Selling Corporations sometimes referred to as the "Intellectual Property Licenses") and a worldwide, royalty-free, non-exclusive, perpetual license to Know-How retained by Pfizer for use in its non-feed additives businesses but which is used in the manufacture, compounding or formulating of the Products and active ingredients, including, without limitation, Pfizer's Morantel and Pyrantel technology for the manufacture of the bulk actives used in the Products, the terms of such license to be mutually agreed by the parties prior to the Closing Date (the "Know-How License");

            (f) all Product Registrations (and applications therefor) owned, utilized or licensed by the Asset Selling Corporations relating solely to the Products;

            (g) transferable Governmental Authorizations, including Environmental Permits, owned, utilized or licensed by the Asset Selling Corporations relating solely to the Business;

            (h) all customer and vendor lists, including customer credit histories, to the extent relating to the Business;

            (i) all customer purchase orders for the Products existing as of the Closing Date which are unfilled;

            (j) all clinical studies, data and reports associated exclusively with the Products;

            (k) all rights of any of the Asset Selling Corporations under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent solely relating to the Products or affecting the Conveyed Assets;

            (l) all rights, claims and causes of actions of the Asset Selling Corporations to the extent solely relating to the Business;

            (m) fermentation cultures and process details to the extent solely relating to the manufacture of the Products;

            (n) the books and records of the Asset Selling Corporations to the extent relating solely to the Business;

            (o) the quotas of Phibro Saude Internacional Ltda. owned by Laboratorios Pfizer do Brasil Ltda.;

            (p) laptop computers, cellular telephones, vehicles and similar items used by Employees in the Business and owned or leased by the Asset Selling Corporations;

            (q) the goodwill and other intangible assets associated solely with the Business;

            (r) the "SAPA" and the "Remediation Agreements" defined in and to the extent provided by that certain letter agreement, dated the date hereof, among Pfizer, Pfizer Animal Health S.A., Purchaser, SmithKline Beecham plc and SmithKline Beecham Biologicals S.A. (the "Rixensart Agreement");

            (s) upon the transfer of the Belgian Facility to Purchaser, the funds previously received by Pfizer from SmithKline Beecham plc to demolish and rebuild the warehouse adjacent to the remediation area at such Facility, less amounts expended or committed by Pfizer as of the date of this Agreement for engineering studies regarding such replacement project, as set forth on Schedule 2.1(s) hereto; and

            (t) all rights to Pfizer's proprietary ARDICIN technology in return for a royalty on Purchaser's sales of any product covered by such technology for seven (7) years from the first payment of royalty to Pfizer, at a royalty rate equal to five percent (5%) of the first $5,000,000 of Purchaser's net sales of such product in any year and ten percent (10%) of Purchaser's net sales of such product in excess of $5,000,000 in any year; provided that no royalty will be payable on the first $5,000,000 of Purchaser's sales of such product, all of the foregoing to be contained in a technology transfer and royalty agreement (the "ARDICIN Agreement") to be signed on the Closing Date in form satisfactory to Pfizer and Purchaser.

            Section 2.2 Consents.

            (a) There shall be excluded from the transactions contemplated by this Agreement any Equipment Lease, Intellectual Property License or Assumed Contract which is not assignable or transferable without the consent of any Person other than Pfizer, the other Asset Selling Corporations or any Affiliate of Pfizer on the one hand or Purchaser or any Affiliate of Purchaser on the other, to the extent that such consent shall not have been given prior to the Closing, provided, however, that the Asset Selling Corporations and Purchaser shall have the continuing obligation after the Closing to use their respective commercially reasonable efforts to endeavor to obtain all necessary consents to the assignment thereof (provided that neither Pfizer nor any of the other Asset Selling Corporations shall be required to commence any litigation or make a payment or offer or grant any accommodation (financial or otherwise) to any third party) and, upon obtaining the requisite third party consents thereto, such Equipment Leases, Intellectual Property Licenses and Assumed Contracts, if otherwise includable in the Conveyed Assets or the transactions contemplated hereby, shall be transferred and assigned to Purchaser (or its designated Affiliates) hereunder.

            (b) With respect to any Equipment Lease, Intellectual Property License or Assumed Contract that is not included in the Conveyed Assets or assigned to Purchaser at the Closing by reason of Section 2.2(a), after the Closing and until any requisite consent is obtained and the foregoing is sold and assigned to Purchaser (or its designated Affiliate), the parties shall cooperate with each other, upon written request, in endeavoring to obtain for Purchaser, at reasonable cost for the account of Pfizer or the other Asset Selling Corporations, an arrangement designed to provide Purchaser substantially equivalent benefits thereof in some other manner.

            Section 2.3 Retained Assets. Notwithstanding any provision in the Agreement to the contrary, the Asset Selling Corporations shall retain all of each such Asset Selling Corporation's right, title and interest in and to the following assets (collectively, the "Retained Assets"):

            (a) Cash Equivalents;

            (b) trade accounts receivables, including intercompany receivables;

            (c) all Tax losses, Tax loss carry forwards and rights to receive refunds, credits and credit carry forwards with respect to any and all Taxes, including, without limitation, interest thereon;

            (d) except as provided in Section 2.1(n) hereof, the corporate books and records of the Asset Selling Corporations;

            (e) all current and prior insurance policies and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries;

            (f) except as expressly set forth herein, all assets of any Plan or Foreign Plan;

            (g) the "Pfizer" name and logo as well as the "Pf" mark and the color scheme currently used by Pfizer and its subsidiaries, associates and Affiliates in connection with the corporation logo, and any other aspect of packaging of Products in current use that constitutes protectable trade dress and licensed to Purchaser pursuant to the Transitional Trademark and Tradename License Agreement;

            (h) the trademarks related to Terramycin(R), Terramycine(R), Terramicina(R), Neo Terramycin(R), Neo Terramycine(R), Neo Terramicina(R), Neo Terramix(R)and Terramix(R) as listed on Schedule 2.3(h) hereto and licensed to Purchaser pursuant to the Trademark License Agreement (Pfizer to Purchaser);

            (i) certain assets of the Asset Selling Corporations located in Egypt, Taiwan and Zimbabwe, as set forth on Schedule 2.3(i) hereto, and in India, Bangladesh,

Nepal and Sri Lanka, relating to the manufacture, storage, distribution and sale of certain of the Products;

            (j) any tangible assets relating solely to the manufacture, storage, distribution and sale of Banminth(R) products (other than feed additive products to the global livestock industry) in the countries in which such non-feed formulations are sold on the date hereof;

            (k) any Inventories of the Asset Selling Corporations that do not meet the requirements of Schedule 2.7A;

            (l) Pfizer's interest in Pfizer Limited, an India corporation, and the joint venture operating in Algeria;

            (m) the equipment listed on Schedule 2.3(m) hereto; and

            (n) funds received from SmithKline Beecham for an air pollution abatement system at the Belgian Facility.

            Section 2.4 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the Closing, to assume the following Liabilities of the Asset Selling Corporations to the extent relating to the Business or the Conveyed Assets, and no other Liabilities (the "Assumed Liabilities"):

            (a) Environmental Liabilities, other than Excluded Environmental Liabilities;

            (b) Except for Liabilities (i) pursuant to warranty obligation or otherwise relating to any alleged defects in manufacture or design or (ii) for which Pfizer has responsibility pursuant to Section 7.22 hereof, Liabilities arising from any returns of (x) Mecadox(R) by The Archer Daniels Midland Company ("ADM") or (y) any other Products sold prior to the Closing Date;

            (c) Liabilities arising under Plans or Foreign Plans relating to Employees solely to the extent set forth in Section 7.4;

            (d) Liabilities, including all lawsuits commenced and all claims made after the Closing Date, arising from the sale of any of the Products after the Closing Date, including, without limitation, in respect of injuries allegedly due and owing as a result of the use or application of a Product, irrespective of the legal theory asserted;

            (e) Liabilities arising from and after the Closing Date under the Assumed Contracts, Equipment Leases and Intellectual Property Licenses;

            (f) Liabilities arising from and after the Closing Date relating to the ownership of the Conveyed Assets and the operation of the Business, including Liabilities relating to Affected Employees arising from and after the Closing Date; and

            (g) Liabilities for which Purchaser is responsible from and after the Closing Date pursuant to an express provision set forth elsewhere in this Agreement.

            Section 2.5 Retained Liabilities. Notwithstanding any provision in this Agreement, the Asset Selling Corporations shall retain and be responsible for the following Liabilities (other than the Assumed Liabilities) of the Asset Selling Corporations relating to the Business (the "Retained Liabilities"):

            (a) the Excluded Environmental Liabilities;

            (b) trade accounts payable;

            (c) Liabilities resulting from all lawsuits pending as of the Closing Date, including, without limitation, the pending lawsuits listed on
Schedule 5.7 hereto;

            (d) Liabilities, including all lawsuits commenced and all claims made prior to, on, or after the Closing Date, arising from the sale of any of the Products prior to or on the Closing Date, in respect of injuries allegedly due and owing as a result of the use or application of a Product, irrespective of the legal theory asserted;

            (e) Liabilities for which any Asset Selling Corporation expressly has responsibility pursuant to the terms of this Agreement;

            (f) Liabilities owing to Pfizer or any of its Affiliates, including from one Asset Selling Corporation to another Asset Selling Corporation;

            (g) Liabilities relating to any Employee arising on or prior to the Closing Date, including pursuant to any Plan or Foreign Plan and Liabilities relating to any former (including laid-off) employee of the Business as of the Closing Date, except as expressly provided herein;

            (h) Liabilities relating to disposing, reworking, reassaying and/or relocating Inventories that do not meet the requirements of Schedule 2.7A to the extent set forth on Schedule 2.7A;

            (i) Except as provided in Section 10.9, any and all Liabilities for Taxes for taxable periods prior to and including the Closing Date, except for Taxes attributable to actions of Purchaser or its Affiliates occurring on or after the Closing; and

            (j) Liabilities arising from the manufacture, storage, distribution and sale of the Products on or prior to the Closing Date, including Liabilities for any returns pursuant to warranty obligation or otherwise relating to any alleged defects in manufacture or design.

      Section 2.6 Purchase Price.

      (a) In consideration of the sale and transfer of the Conveyed Assets (other than the Conveyed Assets relating to Virginiamycin), Purchaser shall (i) pay to Pfizer, as agent for the Asset Selling Corporations (or to Pfizer's Affiliates as Pfizer may on behalf of the Asset Selling Corporations direct in the written transfer instructions hereinafter referred to), an aggregate amount of ninety million dollars ($90,000,000) (the "Closing Date Payment") at the Closing and (ii) make the payments after the Closing required by Section 2.8. The Closing Date Payment shall consist of fifty million dollars ($50,000,000), in immediately available funds (the "Cash Consideration") and forty million dollars ($40,000,000) pursuant to the execution by Purchaser and delivery to Pfizer of the Purchaser's Note. The Cash Consideration shall be paid by wire transfer in accordance with written instructions given by Pfizer to Purchaser not less than two (2) Business Days prior to the Closing Date.

      (b) In consideration of the sale and transfer of the Conveyed Assets relating to Virginiamycin, Purchaser shall pay to Pfizer, as agent for the Asset Selling Corporations (or to Pfizer's Affiliates as Pfizer may on behalf of the Asset Selling Corporations direct in the written transfer instructions hereinafter referred to), on each Payment Date an amount equal to twenty-five percent (25%) of the Net Virginiamycin Revenues for the most recently completed Measurement Period (each such payment, a "Net Revenues Payment"), in immediately available funds, by wire transfer in accordance with written instructions given by Pfizer to Purchaser not less than two (2) Business Days prior to the respective Payment Date; provided, however, that (i) the maximum aggregate Net Revenues Payments for any Annual Period payable to Pfizer pursuant to this
Section 2.6(b) shall be twelve million dollars ($12,000,000), provided that any amounts in excess of twelve million dollars ($12,000,000) otherwise payable to Pfizer pursuant to this Section 2.6(b) (if not for this clause (i)) shall be due and payable on each subsequent Payment Date until paid in full (subject to the same twelve million dollars ($12,000,000) maximum payment limitation for the applicable Annual Period, except that such twelve million dollars ($12,000,000) maximum payment limitation shall not apply to the last Annual Period) and (ii) Purchaser shall not be required to make any further payments to Pfizer pursuant to this Section 2.6(b) to the extent that Net Revenues Payments previously paid to Pfizer equal fifty-five million dollars ($55,000,000) in the aggregate. Any Net Revenues Payment made in excess of five (5) days after the applicable Payment Date shall include interest thereon from such Payment Date to the date such payment is made. In respect of the first thirty (30) days after such Payment Date, interest shall accrue at an annual rate equal to twelve percent (12%), and thereafter at two (2) times the prime rate as quoted by Chase Manhattan Bank, N.A. (or any successor thereto) until the date of payment and, if payment is received after 1:00 p.m. New York City time, including the date of payment. The obligation of Purchaser to make the payments provided for in this
Section 2.6(b) shall be subject to the credit and offset provisions of Sections 2.7(d) and (f). Notwithstanding the foregoing, Purchaser, at its option, in respect of each of the first three (3) Annual Periods, may defer the payment of all or a part of the Net Revenues Payment due and owing for any two (2) Measurement Periods in the Annual Period, provided, that the maximum aggregate amount that may be deferred in any one (1) Annual Period is three million dollars ($3,000,000). Any such deferred payments will bear interest at an annual rate equal to thirteen percent (13%) from the date such deferred payment was otherwise due and owing until the date of payment and, if payment is received after 1:00 p.m. New York City time, including the date at payment (it being agreed that such interest will only be due and owing on the original deferred amount and will not compound). All such deferred amounts will be subject to payment in whole or in part at any time at Purchaser's option without penalty and all unpaid deferred amounts, together with accrued and unpaid interest, will be finally due and owing on June 30, 2006. If Purchaser elects to defer the payment of Net Revenues Payment otherwise due and owing to Pfizer, then Purchaser will not redeem, purchase or make any other payment, including dividend payments, in respect of any equity instrument issued by Purchaser or any of its Affiliates (including the Palladium Preferred Stock), unless and until all deferred Net Revenues Payments, together with accrued and unpaid interest, have been paid in full to Pfizer. The foregoing sentence shall not prohibit the payment by Purchaser of a management fee to Palladium in an amount previously disclosed to Pfizer. The provisions of this Section 2.6(b) shall be subject to the provisions of Section 7.3(d) hereof.

            (c) Concurrent with each Net Revenues Payment, Purchaser shall deliver to Pfizer a schedule of the calculations supporting Purchaser's determination of the Net Revenues Payment for the applicable Measurement Period (each such schedule, a "Net Revenues Schedule"), provided that if no Net Revenues Payment shall be due, on the thirtieth day following the last day of the relevant Measurement Period, Purchaser shall deliver to Pfizer a Net Revenues Schedule supporting such determination. The Net Revenues Schedule shall be expressed in U.S. dollars and for purposes thereof other currencies shall be translated into U.S. dollars as set forth in Section 10.12. Pfizer shall have the right, not more than once in any calendar year (unless Pfizer discovers a material error in Purchaser's preparation of any Net Revenues Schedule, in which event Pfizer shall have a right of inspection on a quarterly basis until it has received two (2) Net Revenues Schedules free of material error) and no more than twelve (12) months after the date of the relevant Net Revenues Schedule, upon reasonable notice and at reasonable times, to cause its employees, agents and representatives to review and examine Purchaser's books and records as they relate to the Net Virginiamycin Revenues to verify each Net Revenues Schedule. Following completion of each such review, if Pfizer's calculations differ from those reflected in the applicable Net Revenues Schedule, Pfizer shall submit such differences (a "Net Revenues Notice") to Purchaser and Pfizer and Purchaser shall negotiate in good faith to resolve any such differences promptly. If Pfizer and Purchaser have not reached a resolution within ten (10) Business Days after Pfizer delivers to Purchaser the Net Revenues Notice, the differences shall be submitted to the Accounting Expert for resolution in accordance with the procedures set forth in Section 2.7(c). Upon written request by Pfizer, Purchaser will provide to Pfizer monthly sales and related data with respect to the Virginiamycin Products during the period following

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

the Closing Date until the fifth anniversary of the Closing Date or the earlier payment in full of the maximum aggregate Net Revenue Payments.

            (d) Purchaser agrees to use its commercially reasonable efforts to promote the sale of Virginiamycin until the fifth anniversary of the Closing Date or, if earlier, the date of the payment by Purchaser to Pfizer of Net Revenue Payments aggregating fifty-five million dollars ($55,000,000), including, without limitation, devoting sufficient personnel and resources to the manufacture, storage, distribution and sale of Virginiamycin to support such sales efforts, and not to take any actions during such period that would have the effect of materially diminishing Net Virginiamycin Revenues for any Measurement Period; provided that Purchaser shall not be deemed to have violated its obligations pursuant to this Section 2.6(d) if (i) Purchaser curtails or abandons its Virginiamycin sales efforts in an affected territory as the result of any restrictions or bans imposed by Governmental Authorities after the Closing Date on the manufacture, storage, distribution and sale of Virginiamycin in such territory; provided, however, that Purchaser shall use its commercially reasonable efforts to oppose any such restriction or ban prior to it being imposed and to have it lifted or vacated once imposed, (ii) notwithstanding Purchaser's commercially reasonable efforts to promote the sale of Virginiamycin, the quantity of Virginiamycin produced by or on behalf of Purchaser at the Rixensart plant or elsewhere falls below [ * ] KGA on a rolling twelve (12)-month basis during the period commencing on the Closing Date and ending five (5) years thereafter, or (iii) (x) there is a decline in Net Virginiamycin Revenues for any four (4) consecutive Measurement Periods of at least [ * ] as compared to the Net Virginiamycin Revenues for the four (4) consecutive Measurement Periods prior to such first four (4) periods and (y) during or prior to such affected four (4) consecutive Measurement Periods, swine and poultry producers/processors representing individually or in the aggregate at least [ * ] of the combined poultry and swine industry in the United States (based on sales) publicly announced their intention to adopt a policy to cease selling poultry and/or swine that have been raised on antibiotic feed additive products.

            (e) In the event that Purchaser sells, assigns or transfers all or substantially all of the Conveyed Assets relating to Virginiamycin (or takes any action that has the effect of transferring ownership to such assets) prior to the fifth anniversary of the Closing Date or, if earlier, the date of the payment by Purchaser to Pfizer of Net Revenue Payments aggregating fifty-five million dollars ($55,000,000), to any Person (other than to a wholly owned subsidiary of Purchaser), Purchaser shall be required to pay to Pfizer on the day of such sale, assignment or transfer an amount equal to (i) fifty-five million dollars ($55,000,000) less (ii) the aggregate Net Revenue Payments previously made by Purchaser to Pfizer, in immediately available funds, by wire transfer in accordance with written instructions given by Pfizer to Purchaser not less than two (2) Business Days prior to the due date for such payment. Notwithstanding the foregoing, Pfizer may, in its sole discretion, waive Purchaser's obligation to make the foregoing payment upon any such sale, assignment or transfer in exchange for the succeeding party's agreement to assume Purchaser's obligations under this Section 2.6.

            Section 2.7 Purchase Price Adjustment.

            (a) Within sixty (60) days after the Closing Date, Pfizer shall deliver to Purchaser a statement of the Inventories of the Asset Selling Corporations as of the Closing Date, without giving effect to any possible delayed transfers of Conveyed Assets held by Asset Selling Corporations operating in Belgium, Japan and/or China (the "Inventories Statement"). The Inventories Statement shall be unaudited and shall state the Inventories of the Asset Selling Corporations as of the Closing Date by following and applying the procedures and valuation and other principles set forth on Schedule 2.7A hereto and, to the extent not addressed in Schedule 2.7A, the Inventories Statement shall be prepared in accordance with GAAP. Purchaser shall provide Pfizer with access to the Inventories, books, records, and personnel of Purchaser necessary for Pfizer to prepare the Inventories Statement.

            (b) Purchaser may dispute the amounts reflected on the Inventories Statement (a "Disputed Item"), but only on the basis a Disputed Item does not reflect, or is not consistent or in compliance with, the provisions of this Agreement; provided, however, that Purchaser shall notify Pfizer in writing of each Disputed Item, and specify the amount thereof in dispute and the basis therefor, within sixty (60) days after receipt of the Inventories Statement. The failure by Purchaser to provide a notice of Disputed Items to Pfizer within such sixty (60) day period will constitute Purchaser's acceptance of the Inventories Statement.

            (c) If a notice of Disputed Items shall be timely delivered pursuant to subclause (b) above, Pfizer and Purchaser shall, during the ten (10) Business Days following the date of such delivery (the "Resolution Period"), negotiate in good faith to resolve the Disputed Items. If, during such Resolution Period the parties are unable to reach agreement, Pfizer and Purchaser shall refer all unresolved Disputed Items to an accounting firm or expert of nationally recognized standing as Pfizer and Purchaser shall mutually agree upon or, if the parties are unable to so agree, as appointed by the American Arbitration Association (the "Accounting Expert"). The Accounting Expert shall make a determination with respect to each unresolved Disputed Item within fifteen (15) days after its engagement by Pfizer and Purchaser to resolve such Disputed Items, which determination shall be made in accordance with the rules set forth in this Section 2.7. The Accounting Expert shall deliver to Pfizer and Purchaser, within such fifteen (15) day period, a report setting forth its adjustments, if any, to the Inventories Statement and the calculations supporting such adjustments. Such report shall be final and binding on the parties and conclusive. Pfizer and Purchaser shall each pay one-half of all the costs incurred in connection with the engagement of the Accounting Expert. As used herein, "Final Inventories" shall mean (i) if no notice of Disputed Items is delivered by Purchaser within the period provided in subclause (b) above, Inventories as shown in the Inventories Statement as prepared by Pfizer, or (ii) if such a notice of Disputed Items is delivered by Purchaser, either (x) as agreed to in writing by Pfizer and Purchaser, or (y)

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

Inventories as shown in the Accounting Expert's calculation delivered pursuant to this subclause (c).

            (d) If the Final Inventories is less than sixty-three million five hundred thousand dollars ($63,500,000) but equal to or greater than fifty-three million five hundred thousand dollars ($53,500,000), then the aggregate principal amount of the Purchaser's Note will be reduced on a dollar-for-dollar basis by the difference between sixty-three million five hundred thousand dollars ($63,500,000) and the Final Inventories. If the Final Inventories is less than fifty-three million five hundred thousand dollars ($53,500,000), then Purchaser also (in addition to the adjustment described in the preceding sentence) will receive a credit and may offset against the Net Revenues Payments in respect of the first Annual Period (without giving effect to the deferral option provided for therein) an amount equal to the difference between fifty-three million five hundred thousand dollars ($53,500,000) and the Final Inventories. Further, if (x) the difference between fifty-three million five hundred thousand dollars ($53,500,000) and the Final Inventories is greater than
(y) the Net Revenues Payments Purchaser is required to make to Pfizer pursuant to Section 2.6(b) in respect of the first Annual Period (without giving effect to the deferral option provided for therein but giving effect to any credit due and owing to Purchaser provided for in Section 2.7(f)(ii)), then, within ten
(10) days after the last Payment Date in the first Annual Period, Pfizer shall pay to Purchaser the difference between (x) and (y) in immediately available funds by wire transfer in accordance with written instructions given by Purchaser to Pfizer not less than two (2) Business Days prior to such date.

            (e) If the Final Inventories is greater than sixty-three million five hundred thousand dollars ($63,500,000), there shall be no Purchase Price adjustment; provided, that in such circumstance, notwithstanding the provisions of Section 2.1(d) hereof, Pfizer may retain and not sell to Purchaser at Closing pursuant to the provisions of this Agreement Inventories in such excess amount related to the Products identified on Schedule 2.7B hereto. Such retained Inventories shall be selected by Pfizer in its sole discretion and held by Pfizer for subsequent sale to Purchaser pursuant to the terms of the Pfizer Supply and Tolling Agreement or such other purpose not in contravention of the terms of this Agreement. Purchaser shall cooperate with any reasonable requests for assistance made by Pfizer for purposes of implementing the provisions of this Section 2.7(e).

            (f) (i) [                  *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

[                                      *                                ]
[                                      *                                ]
[   *   ]

            (ii) [                     *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]
[                                      *                                ]

            (g) Within five (5) Business Days after the Closing, Pfizer shall deliver to Purchaser its calculation of the vacation accrual on its books and records in respect of Employees (US) who are hired by Purchaser. Simultaneously therewith, Pfizer shall pay such amount to Purchaser by wire transfer of immediately available funds in accordance with written instructions given by Purchaser to Pfizer not less than two (2) Business Days prior thereto.

            (h) Any disputes between the parties regarding the matters set forth in Sections 2.7(f) or 2.7(g) that are not resolved by the parties shall be certified to the Accounting Expert for resolution in accordance with the procedures set forth in Section 2.7(c) hereof, whose final determination shall be binding on the parties.

            Section 2.8 Production Margin Royalty Payments.

            (a) As further consideration of the sale and transfer of the Conveyed Assets (other than the Conveyed Assets relating to Virginiamycin), Purchaser shall pay to Pfizer, as agent for the Asset Selling Corporations (or to Pfizer's Affiliates as Pfizer may on behalf of the Asset Selling Corporations direct in the written transfer instructions hereinafter referred to) forty-five
(45) days after the conclusion of each Annual Period (i.e., a five (5)-year payment period, subject to the proviso set forth in this sentence below), or if such day is not a Business Day, the next succeeding Business Day (such day, a "Royalty Payment Date") an amount equal to twenty-five percent (25%) of the amount by which the Gross Profit Excluding Virginiamycin exceeds fifty million dollars ($50,000,000) for the most recently completed Annual Period (each such payment, a "Royalty Payment"), in immediately available funds, by wire transfer in accordance with written instructions given by Pfizer to Purchaser not less than two (2) Business Days prior to the respective payment date; provided, however, that the maximum aggregate Royalty Payments that Purchaser is required to make to Pfizer pursuant to this Section 2.8 shall be ten million dollars ($10,000,000). Any Royalty Payment made in excess of five (5) days after the applicable Royalty Payment Date shall include interest thereon from such Royalty Payment Date to the date such payment is made. In respect of the first thirty
(30) days after such Royalty Payment Date, interest shall accrue at an annual rate equal to twelve percent (12%), and thereafter at two (2) times the prime rate as quoted by

Chase Manhattan Bank, N.A. (or any successor thereto) until the date of payment and, if payment is received after 1:00 p.m. New York City time, including the date of payment.

            (b) Concurrent with each Royalty Payment, Purchaser shall deliver to Pfizer a schedule of the calculations supporting Purchaser's determination of the Royalty Payment for the applicable Annual Period (each such schedule, a "Royalty Payment Schedule"), provided that if no Royalty Payment shall be due in respect of such Annual Period, on the thirtieth day after the last day of the Annual Period, Purchaser shall deliver to Pfizer a Royalty Payment Schedule supporting such determination. The Royalty Payment Schedule shall be expressed in U.S. dollars and for purposes thereof other currencies shall be translated into U.S. dollars as set forth in Section 10.12. Pfizer shall have the right, not more than twelve (12) months after the date of the relevant Royalty Payment Schedule, upon reasonable notice and at reasonable times, to cause its employees, agents and representatives to review and examine Purchaser's books and records as they relate to the Gross Profit Excluding Virginiamycin to verify each Royalty Payment Schedule. Following completion of each such review, if Pfizer's calculations differ from those reflected in the applicable Royalty Payment Schedule, Pfizer shall submit such differences (a "Royalty Payment Notice") to Purchaser and Pfizer and Purchaser shall negotiate in good faith to resolve any such differences promptly. If Pfizer and Purchaser have not reached a resolution within ten (10) Business Days after Pfizer delivers to Purchaser the Royalty Payment Notice, the differences shall be submitted to the Accounting Expert for resolution in accordance with the procedures set forth in Section 2.7(c). Upon written request by Pfizer, Purchaser will provide to Pfizer monthly sales and related data with respect to the Products (excluding the Virginiamycin Products) during the period following the Closing Date until the fifth anniversary of the Closing Date or the earlier payment in full of the maximum aggregate Royalty Payments.

            (c) Purchaser agrees to use its commercially reasonable efforts to promote the sale of the Products (excluding the Virginiamycin Products) and any extensions, improvements, substitutes or replacements therefor, in each case that contain the same active ingredients as the Products, until the fifth anniversary of the Closing Date or, if earlier, the date of the payment by Purchaser to Pfizer of Royalty Payments aggregating ten million dollars ($10,000,000). The foregoing agreement includes, without limitation, devoting sufficient personnel and resources to the manufacture, storage, distribution and sale of such Products to support such sales efforts, and not to take any actions during such period that would have the effect of materially diminishing Gross Profit Excluding Virginiamycin for any Annual Period.

            (d) Until the fifth anniversary of the Closing Date or, if earlier, the date of the payment by Purchaser to Pfizer of Royalty Payments aggregating ten million dollars ($10,000,000), should the Purchaser sell, assign or transfer to any third party its right to manufacture, store, distribute and sell any of the Products, the gross margin annually derived from such Products, based on the annual average historical sales during the twenty-four (24) months preceding the date of sale, assignment or transfer, will continue to be included in the "Gross Profit Excluding Virginiamycin" calculation notwithstanding their prior sale, assignment or transfer.

            Section 2.9 Allocation of the Purchase Price. Pfizer, on behalf of itself and the other Asset Selling Corporations, and Purchaser have agreed to the allocation of the Purchase Price among the Asset Selling Corporations as set forth in Schedule 2.9 hereto (the "Allocation"). Purchaser will prepare and Pfizer will agree, such agreement not to be unreasonably withheld, to a suballocation among the Conveyed Assets, separately for each Asset Selling Corporation, in accordance with the requirements of Section 1060 of the Code. Each of Pfizer and the other Asset Selling Corporations on the one hand and Purchaser on the other shall (i) be bound by the Allocation for purposes of determining any Taxes, (ii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with the Allocation, and
(iii) take no position, and cause its Affiliates to take no position, inconsistent with the Allocation on any applicable Tax Return or in any proceeding before any taxing authority or otherwise. The Asset Selling Corporations and Purchaser shall cooperate in the filing of any forms (including Form 8594) with respect to such Allocation, including any amendments to such forms required with respect to any Purchase Price adjustment pursuant to this Agreement. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute. Each of the Asset Selling Corporations and Purchaser acknowledge that the Allocation was done at arm's length based upon a good faith estimate of fair market values.

                                  ARTICLE III

                                     CLOSING

            Section 3.1 Closing.

            (a) The Closing shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 10:00 A.M., New York time, on the fifth Business Day following the completion and/or satisfaction of the steps to closing in Brazil as provided for in Schedule 4.1(a) hereto; provided, however, if such steps are completed or satisfied on or prior to November 27, 2000, then the Closing shall take place on November 30, 2000. Notwithstanding the foregoing, the Closing may take place at such other place, time and/or date as may be agreed upon by Pfizer and Purchaser. The date on which the Closing occurs is called the "Closing Date." The Closing shall be deemed to occur and be effective as of the close of business on the Closing Date. Notwithstanding the foregoing, the transfer of certain of the Conveyed Assets and the assumption of the Assumed Liabilities in Belgium, China and Japan may take place separately from the rest of the Business as provided for in Section 7.3(d) hereof.

            (b) At the Closing, the Asset Selling Corporations shall deliver or cause to be delivered to Purchaser (or its designated Affiliates) the instruments and documents set forth in Exhibit A hereto in form reasonably acceptable to Purchaser.

            (c) At the Closing, Purchaser shall deliver to Pfizer, as agent for the Asset Selling Corporations, the following: (i) the Cash Consideration by wire transfer in immediately available funds to one or more accounts specified in writing by Pfizer at least two (2) Business Days prior to the Closing Date and the Purchaser's Note and (ii) the instruments and documents set forth in Exhibit B hereto, in form reasonably acceptable to Pfizer.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

            Section 4.1 Conditions to the Obligations of Purchaser and Pfizer. The respective obligations of each of the parties to consummate the transactions contemplated by this Agreement shall be subject to the completion and/or satisfaction of the steps to closing in Brazil as provided for in Schedule 4.1(a) hereto and the satisfaction of the condition that there shall not (i) be in effect any Law or Governmental Order that makes illegal or enjoins or prevents in any material respect the consummation of the transactions contemplated by this Agreement, or (ii) have been commenced, and shall be continuing, or threatened in writing any material action or proceeding by any Governmental Authority which seeks to prevent or enjoin in any material respect the transactions contemplated by this Agreement.

            Section 4.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement also shall be subject to the satisfaction of the following conditions precedent:

            (a) Pfizer shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before the Closing, and the representations and warranties of Pfizer contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except for those representations and warranties that address matters as of a particular date, which need only be true and correct in all material respects as of such date), except for changes contemplated or permitted by this Agreement. Purchaser shall have received a certificate of Pfizer, dated as of the Closing Date and signed by an officer of Pfizer, certifying as to the fulfillment of the foregoing;

            (b) Pfizer shall have made or caused to be made delivery to Purchaser of the items required by Section 3.1(b); and

            (c) Since June 30, 2000, there shall not have occurred a Material Adverse Effect.

            Section 4.3 Conditions to the Obligations of Pfizer. The obligation of Pfizer to consummate the transactions contemplated by this Agreement also shall be subject to the satisfaction of the following conditions precedent:

            (a) Purchaser shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before the Closing, and the representations and warranties of Purchaser contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing, except for (i) changes contemplated or permitted by this Agreement, and (ii) those representations and warranties that address matters as of a particular date, which need be true and correct in all material respects only as such date. Pfizer shall have received a certificate of Purchaser, dated as of the Closing Date and signed by an officer of Purchaser, certifying as to the fulfillment of the foregoing;

            (b) Purchaser and its designated Affiliates shall have made or caused to be made delivery to Pfizer of the items required by Section 3.1(c);

            (c) Purchaser shall have delivered to Pfizer an executed copy of the PNC Credit Agreement and the terms of such PNC Credit Agreement, insofar as they relate to the priority of payment of, collateral security for, and payment schedule relating to the Purchaser's Note, in the reasonable judgment of Pfizer, shall be at least as favorable to Pfizer as reflected in the term sheet relating to the PNC Credit Agreement furnished to Pfizer prior to the date hereof;

            (d) Purchaser shall have delivered to Pfizer executed copies of the certificate of designations, purchase agreement and other principal documents relating to the Palladium Preferred Stock and the terms of such certificate of designations, purchase agreement and other documentation, insofar as they relate to the priority of payment of, collateral security for, and payment schedule relating to the Purchaser's Note, in the reasonable judgment of Pfizer, shall be at least as favorable to Pfizer as reflected in the term sheet relating to the Palladium Preferred Stock furnished to Pfizer prior to the date hereof; and

            (e) Pfizer shall have obtained a first priority secured security interest in the Belgian Facility (subject to the provisions of Section 7.3(d)), Brazilian Facility and foreign inventories, free and clear of any claims of third party creditors, as security for repayment of the Purchaser's Note, on terms reasonably satisfactory to Pfizer.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PFIZER

            Pfizer hereby represents and warrants to Purchaser as follows:

            Section 5.1 Organization. Pfizer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each other Asset Selling Corporation is a corporation duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization. Each of the Asset Selling Corporations is duly qualified or licensed as a foreign corporation to do business, and, where applicable, is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be qualified, licensed or in good standing would not have a Material Adverse Effect.

            Section 5.2 Authority; Binding Effect.

            (a) Pfizer and the other Asset Selling Corporations each has all requisite corporate power and authority to own the Conveyed Assets and manufacture and sell the Products and to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Pfizer and the other Asset Selling Corporations of this Agreement, and the performance by Pfizer and the other Asset Selling Corporations of their respective obligations hereunder, have been duly authorized by all requisite corporate action and no other corporate proceedings are required in connection with the execution, delivery and performance of this Agreement.

            (b) This Agreement and each of the agreements and other documents to be executed by Pfizer and/or one or more of the other Asset Selling Corporations and delivered to Purchaser and/or its designee pursuant to the provisions of this Agreement (the "Sellers' Documents") constitutes and will constitute a valid and binding obligation of Pfizer and/or each of the other Asset Selling Corporations, as the case may be, enforceable against each of them in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

            Section 5.3 Non-Contravention. The execution, delivery and performance of this Agreement and the Sellers' Documents by Pfizer and/or the other Asset Selling Corporations and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the certificate of incorporation, bylaws or other comparable organizational documents of Pfizer or any other Asset Selling Corporation, (ii) subject to obtaining the consents referred to in Schedule 5.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any obligation of Pfizer or any other Asset Selling Corporation under, or to a loss of any benefit to which Pfizer or any other Asset Selling Corporation is entitled under, any Assumed Contract or Intellectual Property License to which any Asset Selling Corporation is a party or to which its assets are subject, (iii) result in the creation or imposition of any Lien, other than a Permitted Encumbrance, on any Conveyed Asset, (iv) subject to obtaining the consents and approvals referred to in Sections 5.4 and 6.5, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which any Asset Selling Corporation is subject, except, with respect to clauses (ii), (iii) and (iv), for any violations, conflicts, defaults, terminations, cancellations, accelerations or Liens which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

            Section 5.4 Pfizer Consents and Approvals. Other than as set forth in Schedule 5.4, the execution and delivery of this Agreement and the Sellers' Documents by Pfizer and/or the other Asset Selling Corporations and the consummation of the transactions contemplated herein and therein by Pfizer and the other Asset Selling Corporations do not or will not require any consent or approval of any Governmental Authority, except consents or approvals, the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect.

            Section 5.5 Financial Information. Except as set forth in Schedule 5.5, the Financial Information has been prepared in accordance with Pfizer's policies and procedures, and in accordance with Pfizer's books and records and is in accordance with GAAP, and present fairly in accordance with such policies and procedures (i) in all material respects, the book value of the inventory, property, plant and equipment and intangible assets included in the Conveyed Assets as of the date therein specified and (ii) the selected income data for the periods therein specified. The Inventories reflected in the Financial Information are valued at the lower of cost or market value with allowance for obsolescence, in accordance with GAAP. The summary of adjustments appearing on Attachment A to Schedule 5.5 is, in Pfizer's judgment, a reasonable estimate of factors that reconcile the difference between operating income appearing in the column "Carling Revised" on such Attachment and operating income appearing in the Financial Information. Purchaser acknowledges that such adjustments (i) are based solely on Pfizer's judgment and estimates and have not been reviewed by Pfizer's auditors, (ii) may not result in any benefit to Purchaser following Purchaser's acquisition of the Conveyed Assets due to changes in cost structures, operations, and other relevant matters, and (iii) are not meant in any way to be a guarantee of benefits to be received by Purchaser following the Closing Date or any level of profitability or cash flows to be achieved by the Business from and after the Closing Date.

            Section 5.6 Absence of Material Changes. Since June 30, 2000, except to the extent as set forth in Schedule 5.6, there has not been any:

            (a) Material Adverse Effect;

            (b) damage, destruction or condemnation (whether or not covered by insurance) of any Conveyed Asset resulting in a loss, individually or in the aggregate, in excess of $250,000;

            (c) sale, lease, license, abandonment or other disposition by any of the Asset Selling Corporations of any material assets used in the manufacture, storage, distribution and sale of the Products, except in the ordinary course of business;

            (d) increase or enhancement of the compensation or benefits of Employees other than in the ordinary course of business;

            (e) Lien, other than Permitted Encumbrances, placed on any of the Conveyed Assets; or

            (f) material change in the past practices of the Asset Selling Corporations in the operation of the Business.

            Section 5.7 No Litigation. Except as set forth on Schedule 5.7 hereto, there are no material claims, actions, suits or proceedings pending nor, to the Knowledge of Pfizer, are there any material investigations pending or any material claims, actions, suits, proceedings or investigations threatened or any order, injunction or decree outstanding against any of the Asset Selling Corporations relating to the Business.

            Section 5.8 Compliance with Laws. Except with respect to Environmental Laws (which are the subject of Section 5.10) and Product Registrations (which are the subject of Section 5.9), and except as to matters otherwise set forth in the Agreement or set forth in Schedule 5.8 hereto:

            (a) Each Asset Selling Corporation is in compliance in all material respects with all Laws and Governmental Authorizations applicable to the ownership or operation of the Conveyed Assets owned or leased by such Asset Selling Corporation and to the Business;

            (b) Each Asset Selling Corporation possesses all material Governmental Authorizations necessary for the conduct of the Business in the countries where the Business currently is conducted by it;

            (c) To the Knowledge of Pfizer, neither Pfizer nor any Asset Selling Corporation has received within the past two (2) years any written notice from a Governmental Entity that the operation of the Business is in violation of any such Laws or Governmental Authorizations; and

            (d) Schedule 5.8(d) hereto sets forth, as of the date hereof, a list of all material operating permits granted to Pfizer or any of its Affiliates by a Belgium Governmental Authority in respect of the Belgian Facility and any pending applications for any such material operating permits made by Pfizer or any of its Affiliates with a Belgium Governmental Authority.

            Section 5.9 Product Registrations; Regulatory Compliance. Except with respect to Environmental Permits (which are the subject of Section 5.10):

            (a) Schedule 5.9 hereto sets forth, as of the date hereof, a list of all Governmental Authorizations granted to Pfizer or any of its Affiliates by or pending with any Governmental Authority in any particular country to market any of the Products (the "Product Registrations");

            (b) Except as set forth in Schedule 5.9, to the Knowledge of Pfizer, all products sold under the Product Registrations are manufactured and marketed substantially in accordance with the specifications and standards contained in such Product Registrations;

            (c) except as set forth in Schedule 5.9, an Asset Selling Corporation is the sole and exclusive owner of the Product Registrations and has not granted any right of reference with respect thereto;

            (d) To the Knowledge of Pfizer, neither Pfizer nor any Asset Selling Corporation has received within the past two (2) years any written notice from a Governmental Entity that the operation of the Business is in violation of any such Product Registrations; and

            (e) Except as disclosed in Schedule 5.9, Pfizer currently is not conducting any research that is expected to result in a commercial feed additive product that would be competitive with any of the Products.

            Section 5.10 Environmental Matters. Except as set forth in Schedule 5.10:

            (a) (i) the Conveyed Assets, including the Facilities, the Real Property and the Business are in compliance in all material respects with all applicable Environmental Laws and Environmental Permits, and (ii) none of the Conveyed Assets, including the Facilities, the Real Property and the Business are undertaking, nor has Pfizer or any of the other Asset Selling Corporations received notice that they are subject to, Remedial Action or enforcement action under any or all applicable Environmental Laws or Environmental Permits or otherwise are not in compliance with applicable Environmental Laws;

            (b) Pfizer or an Asset Selling Corporation has obtained all material Environmental Permits required under all applicable Environmental Laws in relation to the Conveyed Assets, including the Facilities, the Real Property and the Business;

            (c) no material claims have been made or, to the Knowledge of Pfizer, are threatened, that could reasonably be expected to result in Environmental Liability or Losses arising from or as a result of (i) on-site exposures to Hazardous Substances or Hazardous Materials at the Conveyed Assets, including the Facilities, the Real Property and the Business, (ii) Releases of Hazardous Substances or Hazardous Materials at or from any Conveyed Assets, including the Facilities, the Real Property and the Business, (iii) off-site treatment, transportation, storage or disposal of Hazardous Substances or Hazardous Materials from the Conveyed Assets, including the Facilities, the Real Property and the Business, (iv) the handling of products by employees of others or by the Release of products into the environment as a result of transportation, treatment, storage or disposal from the Conveyed Assets, including the Facilities, the Real Property and the Business or (v) non-compliance with any Environmental Law at any of the Conveyed Assets, including the Facilities, the Real Property and the Business;

            (d) Pfizer has made available to Purchaser during Purchaser's due diligence review all material environmental reports, notices of violation, assessments, audits, inspections, investigations, data, Environmental Permits, and other material written information relating to the Conveyed Assets, including the Facilities, the Real Property and the Business;

            (e) to the Knowledge of Pfizer, none of the Conveyed Assets, including the Facilities and the Real Property, contains any Hazardous Substances or Hazardous Materials in, on, over, under or at it, in concentrations which would be reasonably likely to result in the imposition of a material Environmental Liability; and

            (f) to the Knowledge of Pfizer, no reason exists why Purchaser should not be able to operate the Conveyed Assets, including the Facilities and Real Property, after the Closing Date in substantially the same manner as currently operated, in material compliance with currently applicable Environmental Laws and the existing Environmental Permits.

            Section 5.11 Material Contracts.

            (a) Except for agreements set forth on Schedule 5.11 or entered into after the date hereof in accordance with Section 7.2 (the "Material Contracts"), none of the Asset Selling Corporations is a party to or bound by:

            (i) any contract, agreement or other arrangement for the purchase or sale of Inventories or other personal property or real property for use solely in connection with, or for the furnishing of services solely with respect to, the Business extending beyond one (1) year from the date hereof or the terms of which provide for financial commitments in excess of $250,000;

            (ii) any broker, distributor, dealer, manufacturer's representative, franchise and agency agreements solely related to the Business that is not cancelable on sixty (60) days' notice or less without financial penalty of more than $250,000; and

            (iii) any patent, technology, or trademark licensing agreements solely relating to the Intellectual Property or other contract or commitment to pay any royalty, license or management fee solely relating to the Business, the terms of which provide for aggregate commitments to be paid by or to an Asset Selling Corporation in excess of $100,000.

            (b) Except as disclosed in Schedule 5.11, (i) each Assumed Contract is valid and binding on the Asset Selling Corporation that is a party thereto, and to the Knowledge of Pfizer, the other party thereto, and is in full force and effect, and (ii) no Asset Selling Corporation is in breach of, or default under, any Assumed Contract, which breach or default would be reasonably likely to result in a Material Adverse Effect.

            (c) Except as disclosed in Schedule 5.11, the Assumed Contracts, together with the Pfizer Supply and Tolling Agreement, the Guarulhos Site Services Agreement, the Transitional Services Agreement, the Transitional Trademark and Tradename License Agreement and the Trademark License Agreement (Pfizer to Purchaser), are all the contracts necessary for the conduct of the Business as presently conducted.

            Section 5.12 Intellectual Property. Schedule 5.12 sets forth a list of all material Intellectual Property which are used in connection with the Business or the manufacture, storage, distribution and sale of the Products. Upon the purchase of the Conveyed Assets, Purchaser will own or have the right to use, including pursuant to the Pfizer Supply and Tolling Agreement, the Transitional Services Agreement, the Transitional Trademark and Tradename License Agreement and the Trademark License Agreement (Pfizer to Purchaser), all patents, designs, art work, designs-in-progress, formulations, know-how, inventions, trademarks, trade styles, service marks, copyrights, manufacturing processes, and confidential or proprietary information necessary for the conduct of the Business as presently conducted. No claim is pending or, to the Knowledge of Pfizer, threatened, and the Asset Selling Corporations have not received notice that the conduct of the Business (including without limitation, the Asset Selling Corporations' use of any Intellectual Property) infringes upon or conflicts with in any material respect any rights claimed therein by any third party. No use by the Asset Selling Corporations of any Intellectual Property licensed to them and used in connection with the Business violates in any material respect the terms of any agreement pursuant to which it is licensed. No claim is pending or, to the Knowledge of Pfizer, threatened which alleges that any Intellectual Property owned or licensed by the Asset Selling Corporations for use in the Business is invalid or unenforceable by the Asset Selling Corporations. Except as set forth on Schedule 5.12, no royalties or fees are payable by the Asset Selling Corporations to anyone for use of the Intellectual Property. All agreements pursuant to which the Asset Selling Corporations have any license or right to use any Intellectual Property in connection with the Business are in full force and effect and Pfizer or the other Asset Selling Corporations party thereto have not defaulted on any of its obligations under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement. Except as set forth on Schedule 5.12, all Intellectual Property used in the Business and registrations, applications, and agreements related thereto are fully assignable to Purchaser without the consent of any third party.

            Section 5.13 Real Property. (a) Schedule 5.13 hereto sets forth a description of all of the facilities owned by any of the Asset Selling Corporations and used in connection with the manufacture of the Products. Each Asset Selling Corporation has good fee title to all the Real Property owned by it, free and clear of any Liens, other than (i) Permitted Encumbrances, (ii) easements, covenants, rights-of-way and other encumbrances or restrictions of record and (iii) zoning, building and similar restrictions. Except as set forth in Schedule 2.1(a), no material portion of any of the Real Property is leased to any Person.

            (b) Except as set forth in Schedule 5.13, there is no (i) pending or, to the Knowledge of Pfizer, proposed annexation or condemnation or similar proceeding affecting, or that would affect, all or any portion of the Real Property, (ii) pending or, to the Knowledge of Pfizer, proposed proceeding to change or redefine the zoning classification of all or any portion of the Real Property or (iii) to the Knowledge of Pfizer, proposed change in road patterns or grades that may adversely affect access to any roads providing a means of ingress to or egress from the Real Property.

            Section 5.14 Assets. Except as set forth on Schedule 5.14 hereto or as otherwise provided in this Agreement, each Asset Selling Corporation owns, leases or has the legal right to use the Conveyed Assets owned by it (other than Intellectual Property and Real Property, which are the subject of Sections 5.12 and 5.13, respectively). Except as disclosed on Schedule 5.14, each Asset Selling Corporation has good title to (or in the case of leased Conveyed Assets, valid leasehold interests in) all the Conveyed Assets owned (or leased) by it (other than Intellectual Property and Real Property, which are the subject of Sections 5.12 and 5.13, respectively), free and clear of any Liens, except for Permitted Encumbrances.

            Section 5.15 Employee Benefits.

            (a) Set forth on Schedule 7.4(a) is a list of each Plan in effect as of the date hereof. Pfizer represents and warrants that it will deliver to Purchaser a list of each Foreign Plan in effect at the time of delivery on or prior to the thirtieth day after the date of this Agreement.

            (b) As applicable with respect to each Plan and Foreign Plan, Pfizer has made or will make available to Purchaser as of the Closing Date, copies of
(i) each Plan, including all amendments thereto, (ii) the current summary plan description and each summary of material modifications thereto, (iii) the most recent IRS determination letter, (iv) the annual report filed on Form 5500 for the past three (3) years, (v) the most recent actuarial report, and (vi) any insurance contracts under such Plan.

            (c) Each Plan has been maintained, operated and administered in compliance in all material respects with its terms and the applicable provisions of ERISA and the Code.

            (d) Each Foreign Plan has been maintained, operated and administered in compliance in all material respects with its terms and the applicable Laws of the relevant jurisdiction.

            (e) To the Knowledge of Pfizer, no strike, work stoppage, slowdown or labor dispute involving the Business currently is pending or threatened. To the Knowledge of Pfizer and except as set forth on Schedule 5.15 hereto, there is no unfair labor practice charge or complaint against the Asset Selling Corporations pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the Knowledge of Pfizer, none is currently being threatened. To the Knowledge of Pfizer, each of the Asset Selling Corporations has complied in all material respects with all applicable wage and hour, equal employment, safety and other legal requirements relating to the Employees, and is not engaged in any material unfair labor practice.

            (f) Pfizer has or will make available to the Purchaser on or prior to the Closing Date any collective bargaining agreements applicable to Employees.

            (g) The Conveyed Assets have not been subject to a Lien under ERISA or the Code and there is no basis for such Liability or the assertion of any such Lien with respect to the Conveyed Assets as such Liability or the assertion of any such Lien with respect to the Conveyed Assets as the result of or after the consummation of the transactions contemplated by this Agreement.

            (h) None of the Plans is a multiemployer plan, as defined in Section 3(37) or Section 4001 of ERISA.

            (i) Except as expressly provided for in this Agreement, the consummation of the transactions contemplated by this Agreement will not give rise any Liability for which Purchaser will have responsibility, including, without limitation, Liability for severance pay, unemployment compensation, termination pay, or withdrawal Liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Employee or their beneficiaries solely by reason of such transactions.

            Section 5.16 No Questionable Payments. Neither Pfizer nor any Asset Selling Corporation, any director, officer, agent, employee or other Person associated with or acting on behalf of Pfizer or any Asset Selling Corporation has: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            Section 5.17 Major Customers and Suppliers. Schedule 5.17 sets forth the five (5) largest suppliers to the Business, based on payments made or to be made by the Business in respect of 1999 (the "Major Suppliers"). Schedule 5.17 also sets forth the five (5) largest customers of the Business based on 1999 sales (the "Major Customers"). Except as reflected on Schedule 5.17, to the Knowledge of Pfizer, no material is used in the manufacture of the Products that is available from only one commercial source of supply. Except as set forth on Schedule 5.17, neither any of the Major Suppliers nor any of the Major Customers has terminated, or threatened in writing to terminate, its relationship with the Business.

            Section 5.18 Brokers. Except for Lazard Freres & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pfizer. Pfizer is solely responsible for the fees and expenses of Lazard Freres & Co. LLC

            Section 5.19 Taxes. Since January 1, 1997, each Asset Selling Corporation has either (i) timely filed with the appropriate Governmental Authorities or (ii) obtained valid extensions of time for filing (which extensions have not expired) from the appropriate Governmental Authorities all Tax Returns required to be filed by the Asset Selling Corporations in connection with the Business in all jurisdictions in which the Tax Returns are required to be filed. All Taxes related to the Business which are called for by the Tax Returns have been fully paid or appropriate deposits have been made therefor or are being contested in good faith.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Pfizer as follows:

            Section 6.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

            Section 6.2 Corporate Authorization. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all requisite corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are required in connection with the execution, delivery and performance by Purchaser of this Agreement.

            Section 6.3 Binding Effect. This Agreement and each of the agreements and other documents to be executed by Purchaser and/or one or more of its Affiliates and delivered to Pfizer and/or one or more of the Asset Selling Corporations pursuant to the provisions of this Agreement (the "Purchaser's Documents") constitutes and will constitute a valid and legally binding obligation of Purchaser and/or its Affiliates, as the case may be, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless or whether enforcement is sought in a proceeding in equity or law).

            Section 6.4 Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement and the Purchaser's Documents by Purchaser and/or its Affiliates, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser, (ii) subject to obtaining the consents referred to in Schedule 6.5, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any obligation of Purchaser, or to a loss of any benefit to which Purchaser is entitled under, any contract, lease, indenture or other agreement to which Purchaser is a party or to which its assets are subject, including, without limitation, the indentures governing Purchaser's outstanding debt, or (iii) assuming compliance with the matters set forth in Sections 5.4 and 6.5, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Purchaser is subject, except, with respect to clauses (ii) and (iii), for any violations, conflicts, defaults, terminations, cancellations or accelerations which would not impair the ability of Purchaser to perform its obligations hereunder.

            Section 6.5 Purchaser Consents and Approvals. Except as set forth in
Schedule 6.5 hereto, the execution and delivery of this Agreement and the Purchaser's Documents by Purchaser and/or its Affiliates and the consummation of the transactions contemplated hereby and thereby by Purchaser do not and will not require any material consent or approval of any Governmental Authority.

            Section 6.6 No Litigation. No litigation, investigation or proceeding by or before any court or Governmental Authority or arbitrator is pending against or, to the knowledge of Purchaser, threatened in writing against Purchaser (i) that relates to any of the transactions contemplated hereby or
(ii) that would adversely affect the Purchaser's ability to perform its obligations under this Agreement.

            Section 6.7 Financial Capability. Purchaser will have sufficient funds to pay the Closing Date Payment on the Closing Date and the Net Revenues Payments to be made by Purchaser under Article II at the time such payments are due on the terms and conditions contemplated by this Agreement.

            Section 6.8 Condition of Conveyed Assets. Purchaser and its representatives and agents have had and exercised, prior to the date hereof, the right to enter upon the Real Property and to make inspections and investigations of the Conveyed Assets requested by Purchaser. Purchaser is purchasing the Conveyed Assets based solely on the results of its inspections and investigations, and not on any representation or warranty of Pfizer or any of the Asset Selling Corporations not expressly set forth in this Agreement, including the Exhibits and Schedules hereto and ancillary agreements provided for herein. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Pfizer set forth in this Agreement, including the Exhibits and Schedules hereto and ancillary agreements provided for herein. ALL WARRANTIES OF HABITABILITY,

MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR FOREIGN LAWS), ARE HEREBY DISCLAIMED BY PFIZER. In addition, without limitation, notwithstanding anything in Article V to the contrary, Purchaser acknowledges that Pfizer makes no representation or warranty of any kind as to the prospects of the future distribution and sale of Virginiamycin or any other Product in any country or territory. In addition, Purchaser acknowledges that the Conveyed Assets and Employees do not constitute all of the facilities, assets and personnel owned, leased and employed by the Asset Selling Corporations in connection with the manufacture, storage, distribution and sale of the Products and that additional facilities, assets and personnel are necessary to manufacture, store, distribute and sell the Products as currently conducted by the Asset Selling Corporations. Neither Pfizer nor any other Person will have or be subject to any liability to Purchaser resulting from the distribution to Purchaser or its representatives or Purchaser's use of any information regarding any of the Products, the Asset Selling Corporations, the Conveyed Assets or the Assumed Liabilities not expressly set forth in this Agreement or the Exhibits and Schedules hereto and ancillary agreements, including, without limitation, any confidential memoranda distributed on behalf of Pfizer relating to the Products or other publication provided to Purchaser or its representatives, or any other document or information provided to Purchaser or its representatives in connection with the sale of the Products.

            Section 6.9 Brokers. Except for Chase Securities Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser. Purchaser is solely responsible for the fees and expenses of Chase Securities Inc.

                                  ARTICLE VII

                                    COVENANTS

            Section 7.1 Information and Documents. (a) From and after the date hereof and pending the Closing, upon reasonable advance notice, the Asset Selling Corporations shall permit Purchaser and its representatives to have access, during regular business hours, to the Facilities, assets, employees, books and records of the Asset Selling Corporations relating to the Products and Product Registrations, and shall furnish, or cause to be furnished, to Purchaser, such financial, Tax and operating data and other available information with respect to the Products as Purchaser shall from time to time reasonably request; provided, that no such access shall unreasonably interfere with the Asset Selling Corporations' operation of their respective businesses, including, without limitation, the manufacture, storage, distribution and sale of the Products; provided further, that all information received by Purchaser and given by or on behalf of the Asset Selling Corporations in connection with this Agreement and the transactions contemplated hereby will to the extent permitted under applicable Law, be held by Purchaser and its Affiliates, agents and representatives as Confidential Information, as defined in, and pursuant to the terms of, the Confidentiality Agreement.

            (b) On or prior to October 31, 2000, Pfizer will deliver to Purchaser a profit and loss statement for the Business for the nine months ended September 30, 2000, prepared on a basis consistent with the preparation of the Financial Information.

            (c) On or prior to October 31, 2000, Pfizer will deliver to Purchaser a listing of Inventories as of September 30, 2000 by location, SKU and expiry.

            (d) For so long as any amounts remain outstanding under the Purchaser's Note, Purchaser will (i) grant Pfizer the same access rights to information, facilities, documents, personnel, accountants and other representatives as are granted to PNC, National Association, under the PNC Credit Agreement (or any successor or substitute credit agreement), (ii) simultaneously furnish to Pfizer copies of all financial information and other information and documents furnished to PNC, National Association pursuant to the terms of the PNC Credit Agreement (or any successor or substitute credit agreement) and (iii) make the appropriate personnel available for semi-annual meetings with Pfizer personnel to discuss Purchaser's operations and business.

            Section 7.2 Conduct of Operations. From and after the date hereof and to the Closing, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, Pfizer agrees that it will, and it will cause the Asset Selling Corporations to, continue to manufacture, store, distribute and sell the Products in the ordinary and usual course consistent with past practice, and use its reasonable best efforts to preserve intact relationships with customers, suppliers and other third parties and keep available the services of the present Employees. From and after the date hereof and to the Closing, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, Pfizer covenants and agrees that it shall, and it shall cause the Asset Selling Corporations, in each case with respect to the Business, to:

            (a) maintain insurance coverage for the Conveyed Assets at levels consistent with presently existing levels so long as such insurance is available at commercially reasonable rates;

            (b) complete the emission control project regarding an air pollution abatement system at the Belgian Facility;

            (c) not incur, create or assume any Lien with respect to any Conveyed Assets outside of the ordinary course of business consistent with past practice, other than Permitted Encumbrances;

            (d) not acquire or dispose of any Conveyed Assets outside of the ordinary course of business consistent with past practice, except for the transfer of Assets that constitute the Brazilian "estabelecimento" by Laboratorios Pfizer do Brasil Ltda. to Phibro Saude Internacional Ltda.;

            (e) not increase or enhance the compensation or benefits of Employees other than in the ordinary course of business;

            (f) not enter into any contracts which provide for annual payment obligations of the Business in excess of $100,000;

            (g) not amend any term of, or waive any right under, any Assumed Contract outside of the ordinary course of business consistent with past practice;

            (h) from November 1, 2000 through the Closing Date, not make any sales of Products other than pursuant to then prevailing normal terms and pricing; and

            (i) not agree to take any of the actions described in subparagraphs
(c) through (h) above.

            Section 7.3 Commercially Reasonable Efforts; Certain Governmental Matters.

            (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary for it to do under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, to (i) comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Authority), (ii) satisfy the conditions precedent to the obligations of the other party hereto, (iii) obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by Purchaser or the Asset Selling Corporations or any of their respective Affiliates in connection with the acquisition of the Conveyed Assets or the taking of any action contemplated by this Agreement, (iv) to the extent that the terms of certain Environmental Permits or the Environmental Laws pursuant to which those Environmental Permits were issued allow those Environmental Permits to be transferred or assigned to Purchaser, to convey or assign those Environmental Permits to the Purchaser at the Closing (to the extent that the terms of certain Environmental Permits or the Environmental Laws pursuant to which those Environmental Permits were issued do not allow those Environmental Permits to be transferred or assigned, Pfizer and the Asset Selling Corporations shall cooperate fully with Purchaser in its efforts to have those Environmental Permits reissued or to have new Environmental Permits issued to Purchaser effective as of the Closing Date or as soon thereafter as practicable), and (v) take any action reasonably necessary to defend, lift, mitigate and/or rescind the effect of any litigation or administrative proceeding adversely affecting the acquisition of the Conveyed Assets or this Agreement, including promptly appealing any adverse court or administrative decision.

            (b) Subject to appropriate confidentiality protections, each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing and will provide the other party with copies of all filings made by such party with any Governmental Authority and, upon request, any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

            (c) Without limiting the generality of the undertakings pursuant to this Section 7.3, Purchaser and Pfizer agree to provide promptly to Governmental Authorities with regulatory jurisdiction over enforcement of any applicable Competition Laws ("Governmental Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the acquisition of the Conveyed Assets and the transactions contemplated by this Agreement. Each of Pfizer and Purchaser will provide to the other copies of all correspondence between it (or its advisor) and any Government Antitrust Entity relating to the acquisition of the Conveyed Assets or any of the matters described in this Section 7.3. Pfizer and Purchaser agree that all telephone calls and meetings with a Government Antitrust Entity regarding the acquisition of the Conveyed Assets or any of the matters described in this Section 7.3 shall, to the extent practicable, include representatives of Pfizer and Purchaser. Pfizer and Purchaser acknowledge that each has made the requisite filings pursuant to the HSR Act and all applicable waiting periods thereunder have expired or terminated.

            (d) (i) The parties acknowledge that Purchaser cannot acquire the Belgian Facility until it has obtained the necessary operating permits from the applicable Belgian Governmental Authorities set forth in Schedule 7.3(d). If Purchaser obtains all such permits listed on Schedule 7.3(d) on or prior to the Closing Date, then the Belgian Facility will be transferred to Purchaser as part of the Closing. If this does not occur on or prior to the Closing Date, then the Closing will occur as scheduled on the Closing Date with respect to all Conveyed Assets and Assumed Liabilities (except for the Belgian Facility and the Equipment located at the Belgium Facility (the "Belgian Facility and Related Assets")), and Purchaser will make payment of the Closing Date Payment on the Closing Date and the Net Revenues Payments (subject to the terms of this subsection (d)(i)) and Royalty Payments on the dates such payments are due. In addition, from the Closing Date to the time the Purchaser obtains the necessary operating permits and the Belgian Facility and Related Assets are transferred to Purchaser (such period, the "Belgium Interim"), Virginiamycin will be supplied by Pfizer to Purchaser pursuant to a supply agreement to be mutually agreed to by the parties reflecting the terms set forth on the term sheet appearing as
Schedule 7.3(d)(2) (the "Belgian Supply Agreement"). If Purchaser has not obtained the necessary operating permits and the Belgian Facility and Related Assets are not transferred to Purchaser on or prior to the start of the fifth Annual Period, then any Net Revenues Payments attributable to sales of Virginiamycin during the fifth Annual Period that falls within the Belgium Interim will not be paid to Pfizer but instead will be paid to an escrow agent mutually agreed to by the parties and be invested and held pursuant to an escrow agreement acceptable to Pfizer, Purchaser and such escrow agent. If the Belgian Facility and Related Assets are transferred to Purchaser or its designated Affiliate on a date (the "Belgian Transfer Date") that is on or prior to the last day of the fifth Annual Period, then any such escrowed amounts, and all earnings therein (such escrowed amounts and earnings, the "Escrowed Fund") will be paid to Pfizer within five (5) Business Days following the Belgian Transfer Date. If the Belgian Transfer Date does not occur on or prior to the end of the fifth Annual Period, then the Escrowed Fund will be transferred to Purchaser within five (5) Business Days of the end of the fifth Annual Period and the obligation of Purchaser to pay Net Revenues Payments attributable to sales of Virginiamycin during the fifth Annual Period shall be extinguished. If Purchaser obtains the necessary operating permits for the transfer of the Belgian Facility and Related Assets following the end of the fifth Annual Period, then Purchaser shall have the option to purchase the Belgian Facility and Related Assets for a purchase price equal to the amount of the Escrowed Fund. To exercise such option, Purchaser must notify Pfizer in writing that it is exercising such option within sixty (60) days of its receipt of the necessary operating permits for the transfer of the Belgian Facility and Related Assets, and if Pfizer does not receive a written notice of exercise within such sixty (60) day period, such option shall lapse.

            (ii) The parties further acknowledge that they will not effect the transfer of the Conveyed Assets and assumption of the Assumed Liabilities in China and Japan (such jurisdictions, the "Affected Jurisdictions") until Purchaser is in a position to receive such Conveyed Assets and assume such Assumed Liabilities, which will occur as soon as reasonably practicable. Pfizer and Purchaser agree to effect the Closing (including payment of the Closing Date Payment on the Closing Date and the Net Revenues Payments and Royalty Payments on the dates such payments are due), subject to the terms of this Agreement, with respect to all Conveyed Assets and Assumed Liabilities outside of the Affected Jurisdictions on the Closing Date. The obligations of the parties hereto set forth in this Section 7.3 shall continue with respect to the steps to closing in the Affected Jurisdictions until all such steps have been taken and completed, at which time the parties shall effect the transfer of the relevant Conveyed Assets. As of the Closing Date, Pfizer and Purchaser shall, subject to applicable Law, enter into a "net economic benefit" letter agreement in the form attached hereto as Exhibit J to provide Purchaser with the net economic benefit or loss of the Business in the Affected Jurisdictions from and after the Closing Date until transfer of the affected Conveyed Assets is effected.

            (e) If Virginiamycin is reinstated for sale in the European Union
(EU) after the Closing Date, Pfizer will provide reasonable assistance to Purchaser, at Purchaser's request, in connection with Purchaser's re-registration of certain claims for Virginiamycin as contemplated by Pfizer as of the date of this Agreement. Pfizer's obligation to assist in such re-registration process shall be subject to the availability of the process described in Pfizer's confirmation letter of January 21, 2000 to the EU Council regarding the provisions of EU Council Directive 96/51/EC.

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            Section 7.4 Employees and Employee Benefits.

            (a) Employees (US) - Offer of Employment; Continued Employment; Severance. Purchaser agrees to offer employment as of 12:01 a.m. on the day immediately following the Closing Date to each Employee (US) in the same or a comparable position and at a rate of pay at least equal to such Employee's rate of pay in effect on the Closing Date and with benefits which shall be substantially comparable to the employee benefits as are set forth in Schedule 7.4(a), and substantially comparable to such other benefits as are set forth in the Employee Severance Program (US) in Schedule 7.4(a)(i). For purposes of this
Section 7.4, references to "pay" shall include base pay plus any commission, bonus or incentive pay, but excluding retention and retention/performance allowances. Pfizer and Purchaser acknowledge that the pay and benefits described on Schedule 7.4(a)(iv) would satisfy the "substantial comparability" provisions of the first sentence of this Section 7.4(a). Such employment shall be at a location within a twenty-five (25) mile radius of the Employee's location of employment as of the Closing Date (which, in the case of a sales Employee, shall mean such Employee's sales territory on the Closing Date). Schedule 7.4(a)(ii) (which shall be updated by Pfizer on the Closing Date) shall set forth the name of each Employee (US), and his or her current rate of pay, position and date of hire. Purchaser shall have no obligation whatsoever with regard to Employees who do not accept the offer of employment or continuation of employment given by Purchaser in accordance with this Section 7.4(a) and do not work for Purchaser or its Affiliates for at least one (1) day, unless such Employee is otherwise an Affected Employee. Purchaser shall be solely responsible for all salaries or wages (including bonuses, incentive payments and commissions) accruing after the Closing Date with respect to the Affected Employees. Purchaser may, at its discretion, change the conditions of employment after the Closing Date except for (i) the location requirement described in this Section 7.4(a), (ii) the pay and benefits comparability requirements described in this Section 7.4(a) and
(iii) separation plan obligations and other benefits described in Schedule 7.4(a)(i), all of which matters shall remain unchanged until the date immediately following the second anniversary of the Closing Date. Notwithstanding the foregoing sentence, Purchaser or its Affiliates may terminate an Employee (US) during such two (2) year period due to "Performance-Related Terminations" or "Curtailment or Cessation of Operations/Reorganization/Position Elimination" (as those terms are described in Exhibit F, the Pfizer Employee Separation Plan) as long as Purchaser or its Affiliates (i) first offers such Employee the opportunity to sign a release agreement reasonably satisfactory to Pfizer, (ii) pays or otherwise provides severance benefits to such Employee in accordance with Pfizer's Employee Separation Plan and (iii) provides benefits continuation and other benefits as set forth in Schedule 7.4(a)(i), provided, however, that Purchaser or its Affiliates may terminate an Employee (US) without paying or otherwise providing severance benefits to such Employee in accordance with such policy and practice if such Employee is terminated, in the reasonable discretion of Purchaser or its Affiliates, "for cause" (as such term is defined in the Pfizer Employee Separation Plan).

[                                      *                                       ]
[                                      *                                       ]

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[    *    ] Notwithstanding anything to the contrary herein, immediately following the second anniversary of the Closing Date, Purchaser shall provide pay and benefits and severance plans, programs and policies which are no less favorable than those provided to other similarly situated employees of Purchaser, as the case may be. Employees also shall be provided credit by Purchaser for all service with Pfizer and its Affiliates, to the same extent as such service was credited for such purpose by Pfizer and its Affiliates, under
(x) all employee benefit plans, programs, policies and fringe benefits of Purchaser described in Schedule 7.4(a)(iii) for purposes of eligibility, vesting and benefit accrual (other than under the pension plan maintained by Purchaser) and (y) severance plans, programs and policies for purposes of calculating the amount of each such Employee's severance benefits.

            (b) Qualified Plans.

            (i) Pfizer sponsors the following Plans which are intended to be qualified under Section 401(a) of the Code (collectively, the "Pfizer Qualified Plans"): the Pfizer Savings and Investment Plan (the "Savings Plan") and the Pfizer Retirement Annuity Plan (the "Retirement Plan"). Effective as of the Closing Date, the Asset Selling Corporations shall cause each Affected Employee who is a participant in one or both Pfizer Qualified Plans to become one hundred percent (100%) vested in his or her accrued benefit under each such Plan.

            (ii) Effective as of 12:01 a.m. on the day immediately following the Closing Date, each participant in a Pfizer Qualified Plan who is an Affected Employee shall cease to be an active participant under each such Plan to the extent he or she becomes an employee of Purchaser, and shall become a participant in the Purchaser Qualified Plans as listed in
      Schedule 7.4(b)(ii) (such plans being collectively referred to as the "Purchaser Qualified Plans"). Purchaser shall ensure that the Purchaser Qualified Plans will recognize the accrued service of each Affected Employee to the extent he or she becomes an employee of Purchaser with Pfizer and its Affiliates up to and including the Closing Date for purposes of vesting and eligibility only, to the extent credited under the terms of the corresponding Pfizer Qualified Plan as in effect on the Closing Date. It is expressly agreed that the Purchaser shall not grant to Affected Employees past service credit for purposes of benefit accrual (including eligibility for early retirement subsidies) under the Purchaser defined benefit Qualified Plans. As soon as practicable after the Closing Date, Pfizer shall deliver such accrued service data to Purchaser.

            (iii) Pfizer will give Purchaser reasonable access to records of Pfizer necessary to administer the retirement benefits of Affected Employees.

            (c) Accrued Entitlements. Purchaser shall be responsible for all accrued entitlements, including vacation days, for Affected Employees who become employees of Purchaser as of the Closing Date consistent with Pfizer's policy in respect thereof. Purchaser shall maintain Pfizer's vacation plan in effect through the end of calendar year 2001. Pfizer shall be responsible for the payment of bonuses earned by Affected Employees through the Closing Date, such payments to be determined based upon actual performance and the number of days elapsed in the year as of the Closing Date in accordance with Pfizer's established incentive compensation plans.

            (d) Medical and Welfare Plan Obligations. At the request of Purchaser (but without in any way limiting Purchaser's obligation under subsection (a)) Pfizer will arrange for the Employees (US) to continue to be covered under COBRA or otherwise at the applicable premium by Pfizer's medical, dental, life and short and long term disability plans until such time as such Employees (US) are covered by such plans maintained by Purchaser. Purchaser shall pay for the costs of the foregoing COBRA coverage.

            (e) Employees (non-US) - Offer of Employment; Continued Employment; Severance. (i) Purchaser agrees to offer employment as of 12:01 a.m. on the day immediately following the Closing Date to each Employee (non-US) in the same or a comparable position and at a rate of pay at least equal to such Employee's rate of pay in effect on the Closing Date and with benefits which shall be substantially comparable to such Employee's benefits which are in effect on the Closing Date. Pfizer and Purchaser acknowledge that the pay and benefits described on Schedule 7.4(e)(i) would satisfy the "substantial comparability" provisions of the preceding sentence. Schedule 7.4(e)(ii) hereto (which shall be updated by Pfizer on the Closing Date) shall set forth the name of each Employee (non-US).

            (ii) It is the intention of the parties to this Agreement to deal with employee matters, including, without limitation, offers of employment, compensation, benefits, and severance payment and benefit continuation matters for Employees (non-US) in a manner substantially similar to the manner in which Employees (US) matters have been dealt with in this Article VII, subject to: (A) with regard to each Pfizer Foreign Plan which is a defined contribution or benefit plan (other than the Belgian and Brazilian pension plans), to either distribute or retain (for the benefit of the Affected Employee) the account balance of each Affected Employee (non-US) to the extent permitted by applicable local Law, or, if not so permitted, such account balance will be dealt with in a manner agreed to by the parties; (B) with regard to the Belgian pension plan, Pfizer will transfer to the corresponding Purchaser Foreign Plan as soon as practicable following the Closing Date Belgian pension plan assets sufficient to satisfy the liability of the plan with respect to the applicable Affected Employees, such liability to be calculated on a basis and methodology to be agreed to by the parties between the date hereof and the tenth Business Day prior to the Closing Date and (C) with regard to the Brazilian pension plan, Laboratorios Pfizer do Brasil Ltda. will transfer prior to the Closing Date plan assets attributable to the applicable Affected Employees to the corresponding plan established by Phibro Saude International Ltda. Within two weeks of the signing of this Agreement, Pfizer shall provide to Purchaser the following information and/or documents relating to the assumptions for the basis of the asset transfer: (i) discount rate assumed, (ii) salary increase rate assumed,
(iii) inflation rate assumed, (iv) retirement age assumptions, (v) assumed mortality table, (vi) turnover rate assumed, (vii) assumptions as to form of benefits (lump sum, annuity, or a combination of both) and all other related documents and/or assumptions. Additionally, within two weeks of the signing of this Agreement, Pfizer shall provide to Purchaser the following information with respect to each Employee who participates in the Belgian Pension Plan: (i) name,
(ii) date of birth, (iii) date of hire, (iv) pensionable salary, and (v) accumulated employee contributions. Purchaser, on the one hand, and Pfizer, on the other hand, each agree to use its best efforts and to cooperate with the other to effect as promptly as possible the transfers of assets contemplated under this Section 7.4(e)(ii), subject to Pfizer's receipt of satisfactory evidence that the Purchaser Foreign Plans are in compliance with all relevant Laws; and (C) such modifications as are necessary to comply with applicable Laws of the foreign countries and their political subdivisions; applicable labor agreements; local Pfizer policies, programs and practices; and established local business custom in similar transactions; provided, however, that in no event shall Pfizer retain any Liability with respect to any Foreign Plan with respect to Employees (non-US) except to the extent that Pfizer retains assets in a funded Foreign Plan (as a result of Pfizer electing not to transfer applicable plan assets to a comparable plan of Purchaser) which provides for benefits for such Employees (non-US).

            (f) Employees (US) and Employees (non-US) Absent on Disability or Leaves of Absence - Offer of Employment; Continued Employment; Severance. When an Employee (US) or Employee (non-US) who is, on the Closing Date, absent due to illness or on short-term disability (including maternity disability) or workers' compensation seeks to return to active employment, Purchaser shall offer immediate employment to such Employee in the same or a comparable position to that which the Employee occupied before such absence but only at such time that such Employee is medically capable of performing the essential functions of the position occupied immediately before such absence. In addition, immediate employment in the same or comparable positions will be offered to those Employees (US) and Employees (non-US) returning from authorized leaves of absence such as parental, family and medical, and military leaves or other leaves where return to work is subject to statutory requirements. Such Employees, returning from disability or leaves of absence, will be subject to the same pay, benefits, severance and all other policies, plans, programs and arrangements as stipulated in this Article VII for similarly situated Employees
(US) and Employees (non-US) and, in the case of Employees (non-US), as otherwise required by applicable local Law. Notwithstanding anything herein to the contrary, Purchaser shall have no obligations or Liabilities with respect to Employees on disability or other leave who do not work for Purchaser for at least one day.

            (g) Other Matters. Nothing contained herein, expressed or implied, is intended to confer upon any Employee of any Asset Selling Corporation any benefits under any benefit plans, programs, policies or other arrangements, including, but not limited to, severance benefits or right to employment or continued employment with Purchaser or any Affiliate of Purchaser for any period by reason of this Agreement. In addition, the provisions of this Agreement, in particular this
Article VII, are for the sole benefit of the parties to this Agreement and are not for the benefit of any other third party.

            Section 7.5 Bulk Transfer Laws. Purchaser acknowledges that the Asset Selling Corporations have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer laws or similar laws.

            Section 7.6 Noncompetition.

            (a) Subject to the provisions of this Section 7.6, Pfizer agrees that for a period of five (5) years from the Closing Date, Pfizer and its Affiliates shall not manufacture, distribute or sell to the global livestock industry feed additive products that are competitive with the Products ("Competitive Activity"); provided, however, that it shall not be deemed to be a violation of this subsection (a) for Pfizer or any of its Affiliates to (u) invest in or own any debt securities or other debt obligations (other than convertible debt), (v) invest in any third Person (including, without limitation, any corporation or mutual or other fund) which invests in, manages or operates a Competitive Activity, so long as such aggregate investment is less than twenty percent (20%) of the outstanding equity interests in such third Person (taking into account the conversion of any convertible securities held by Pfizer and any of its Affiliates) and Pfizer and its Affiliates do not control such third Person or control or conduct such Competitive Activity, (w) invest in, own an interest in, or acquire all or a majority of the stock or assets of any Person that is not "engaged primarily in a Competitive Activity" (as hereinafter defined), subject to the divestiture requirement noted below in subsection (b), (x) invest in securities having less than five percent (5%) of the outstanding voting power of any Person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system or (y) own any equity interests through any employee benefit plan or pension plan. Notwithstanding anything in this Agreement to the contrary, the foregoing covenant shall not apply with respect to any Person that acquires a majority of the stock or assets of Pfizer or any of its Affiliates and that prior to such acquisition already was engaged in a Competitive Activity. Further, notwithstanding anything to the contrary contained in this subsection (a), Pfizer and its Affiliates shall not be deemed to have violated the restrictions contained in this subsection (a) by virtue of the manufacture, storage, distribution and sale of certain Products in India, Bangladesh, Nepal and Sri Lanka, provided that the Asset Selling Corporation in India does not sell or export Products to any country other than Bangladesh, Nepal and Sri Lanka. For purposes of this subsection, "engaged primarily in a Competitive Activity" shall mean that greater than fifty percent (50%) of the consolidated net revenue derived during the last complete fiscal year of the acquired Person is derived from a Competitive Activity. Each investment or acquisition made by Pfizer or its Affiliates which is subject to the provisions of this Section 7.6 must be permissible hereunder at the time of such investment, provided, however, that any such investment which was permissible when made cannot thereafter be the basis of a claim of violation of this Section 7.6.

            (b) Notwithstanding the exception described in clause (w) in subsection (a) above, in the event that Pfizer or an Affiliate acquires or invests in any Person that is not engaged primarily in a Competitive Activity but that Person owns and conducts a Competitive Activity representing more than five percent (5%) of the consolidated net revenue for the last complete fiscal year of such Person, Pfizer or such Affiliate, subject to the following sentence, thereafter shall divest such Person's Competitive Activity within 24 months from the date of purchase. If Pfizer is required to divest a portion of a Person that is not engaged primarily in a Competitive Activity pursuant to the preceding sentence, Pfizer shall, prior to soliciting offers from any other third party, give written notice thereof to Purchaser and Purchaser will have twenty (20) days (which period can be extended by mutual written agreement) from receipt of such notice to propose an offer to acquire such Competitive Activity by delivery to Pfizer of a written notice setting forth with specificity the principal terms of Purchaser's offer (including, without limitation, the purchase price, the form of consideration, any closing conditions and the closing date). If Pfizer, in its sole discretion, elects to pursue Purchaser's offer, then Pfizer and Purchaser agree to negotiate in good faith for thirty
(30) days (which period can be extended by mutual written agreement) to reach a definitive agreement on mutually agreeable terms. If (i) Purchaser fails to make an offer, (ii) Purchaser makes an offer that Pfizer elects not to pursue or
(iii) Purchaser makes an offer that Pfizer elects to pursue but Pfizer and Purchaser do not come to mutual agreement by the end of the thirty (30) day time period (as it may be extended) referenced above, then Pfizer shall have the right to solicit proposals and negotiate and enter into definitive agreements with any third parties regarding the sale of such Competitive Activity.

            (c) Notwithstanding anything to the contrary set forth in this
Section 7.6(a), Pfizer shall not be deemed to have violated the provisions of
Section 7.6(a) by reason of its acquisition of a Person engaged primarily in a Competitive Activity if, prior to consummating such acquisition, it has entered into a definitive agreement to sell the to-be-acquired Person's Competitive Activity to a third party. Pfizer hereby grants Purchaser the same "right of first negotiation" arrangement previously described in Section 7.6(b) prior to entering into any such agreement with a third party to acquire the Competitive Activity of a Person engaged primarily in a Competitive Activity.

            (d) For a period of two (2) years after the Closing Date, Pfizer and its Affiliates shall not, directly or indirectly, induce or attempt to induce any officers, employees, representatives or agents of Purchaser or any of its Affiliates engaged solely in the manufacture, storage, distribution or sale of the Products to leave the employ of Purchaser or any such Affiliate, or violate the terms of their contracts, or any employment arrangements, with Purchaser or any such Affiliate, except that nothing in this sentence shall restrict or preclude the rights of Pfizer and its Affiliates to make generalized searches for employees by the use of advertisements in the media (including trade media) or by engaging search firms to engage in searches that are not targeted or focused on the employees engaged in such activities.

            (e) Purchaser agrees that for a period of five (5) years from the Closing Date, Purchaser and its Affiliates shall not distribute or sell or promote the distribution and sale of any product that is competitive with Pfizer's Strongid(R) product line as marketed on the date hereof in any country in which such products are sold as of the date hereof. Such prohibition shall include the sale by Purchaser of any active ingredient used in Strongid(R) products to any third party who, to the knowledge of Purchaser, is purchasing such active ingredient for the purpose of the manufacture, distribution or sale of a product that is competitive with the Strongid(R) line of products.

            (f) Prior to the Closing, except as otherwise agreed in writing, neither Purchaser nor any of its Affiliates will offer or provide employment on a full-time or part-time or consulting basis to any individual employed by Pfizer or any of its Affiliates and engaged in the manufacture, storage, distribution or sale of the Products. For a period of two (2) years after the Closing Date, Purchaser and its Affiliates shall not, directly or indirectly, induce or attempt to induce any officers, employees, representatives or agents of Pfizer's Animal Health Group, or any employees of Pfizer or any of its Affiliates which Purchaser, its representatives or agents were introduced to in the connection with the transactions contemplated by this Agreement, to leave the employ of Pfizer or any such Affiliate, or violate the terms of their contracts, or any employment arrangements, with Pfizer or any such Affiliate, except that nothing in this sentence shall restrict or preclude the rights of Purchaser and its Affiliates to make generalized searches for employees by the use of advertisements in the media (including trade media) or by engaging search firms to engage in searches that are not targeted or focused on the employees engaged in such activities.

            (g) Pfizer and Purchaser acknowledge that this Section 7.6 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement. Each of Pfizer and Purchaser has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 7.6 are reasonable and proper. It is the desire and intent of the parties that the provisions of this Section 7.6 shall be enforced to the fullest extent permissible under applicable Law. If all or part of this Section 7.6 is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Each of the parties agrees that in the event of a breach by a party of the provisions of this Section 7.6, money damages would not be an adequate remedy and that the other party shall be entitled to seek temporary, preliminary or permanent injunctive relief without the necessity of proving damages or posting a bond. If any part of this Section 7.6 is held to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable Law.

            Section 7.7 Transitional Services. At the Closing, Purchaser and Pfizer shall enter into, execute and deliver a transitional services agreement in form and substance reasonably satisfactory to each of them substantially upon the principal terms set forth in Exhibit C (the "Transitional Services Agreement").

            Section 7.8 Trademark License Agreements. (a) At the Closing, Purchaser and Pfizer shall enter into, execute and deliver a transitional trademark and tradename license agreement in form and substance reasonably satisfactory to each of them substantially upon the principal terms set forth in Exhibit D-1 (the "Transitional Trademark and Tradename License Agreement").

            (b) At the Closing, Purchaser and Pfizer shall enter into, execute and deliver an agreement pursuant to which Pfizer will grant Purchaser a trademark license for Terramycin(R), Terramycine(R), Terramicina(R), Neo Terramycin(R), Neo Terramycine(R), Neo Terramicina(R), Neo Terramix(R) and Terramix(R) in all countries of the world, other than India, Bangladesh, Nepal and Sri Lanka, in form and substance reasonably satisfactory to each of them substantially upon the principal terms set forth in Exhibit D-2 (the "Trademark License Agreement (Pfizer to Purchaser)").

            (c) At the Closing, Purchaser and Pfizer shall enter into, execute and deliver an agreement pursuant to which Purchaser will grant Pfizer and its Affiliates a trademark license solely to the extent of products marketed on the date of this Agreement for Banminth(R), Pro-Banminth(R), Mecadox(R) and Vibravet
(R), in all countries of the world in connection with the sale of non-feed formulations. Such arrangement shall be in form and substance reasonably satisfactory to each of them substantially upon the principal terms set forth in Exhibit D-3 (the "Trademark License Agreement (Purchaser to Pfizer)").

            Section 7.9 Supply and Tolling Agreement. At the Closing, Purchaser and Pfizer shall enter into, execute and deliver a supply and tolling agreement in form and substance reasonably satisfactory to each of them substantially upon the principal terms set forth in Exhibit E (the "Pfizer Supply and Tolling Agreement"), pursuant to which Pfizer shall provide Purchaser certain supply and tolling services for a specified period after the Closing Date.

            Section 7.10 Compliance with WARN, Etc. With respect to WARN or other similar statutes or regulations of any jurisdiction, Purchaser will timely give any notices required to be given thereunder.

            Section 7.11 Foreign Implementing Agreements. As promptly as practicable after the date hereof, Pfizer and Purchaser shall cause any Foreign Implementing Agreements deemed necessary by the parties to be prepared and executed by their applicable Affiliates.

            Section 7.12 Litigation Support. Purchaser and its Affiliates, on the one hand, and Pfizer and its Affiliates, on the other hand, will cooperate with each other in the defense or settlement of any Liabilities (including, without limitation, Product Claims) or lawsuits involving the Products for which they have responsibility under this Agreement by providing the other party and such other party's legal counsel and other Persons access to employees, records, documents, data, equipment, facilities, products, parts, prototypes and other information regarding the Products as such other party may request, to the extent maintained or under the possession or control of the requested party. The requesting party shall reimburse the other party for its reasonable out-of-pocket expenses paid to third parties in performing its obligations under this Section 7.12. Pfizer shall keep Purchaser informed of the status of the pendency of the relevant Liabilities and lawsuits involving the Products for which it has responsibility under this Agreement, will advise Purchaser of material issues involved in the litigation and will use its reasonable best efforts to seek a confidentiality agreement with respect to any settlements of such lawsuits. For so long as any Liabilities or lawsuits involving the Products for which Pfizer has responsibility under this Agreement remain outstanding, Purchaser will advise Pfizer of material issues involved in the lawsuits involving the Products for which it has responsibility and will use its commercially reasonable efforts to seek a confidentiality agreement with respect to any settlements of such lawsuits.

            Section 7.13 Insurance; Workers' Compensation. As of the Closing Date, the coverage under all insurance policies related to the manufacture, storage, distribution and sale of the Products and all workers' compensation policies related to the Employees (which coverage shall be maintained by Pfizer from the date hereof through the Closing Date) shall continue in force only for the benefit of the Asset Selling Corporations and their Affiliates and not for the benefit of Purchaser. Purchaser agrees to arrange for its own insurance policies with respect to the manufacture, storage, distribution and sale of the Products and workers' compensation policies with respect to the Employees, in each case covering all periods and agrees not to seek, through any means, to benefit from any of Asset Selling Corporations' or their Affiliates' insurance policies or workers' compensation policies which may provide coverage for claims relating in any way to the manufacture, storage, distribution and sale of the Products or the Employees on or prior to the Closing Date.

            Section 7.14 Scheduled Environmental Commitments. (a) Pfizer has agreed to retain the environmental liabilities associated with the covenants set forth in Section 7.14 and Schedule 7.14 ("Scheduled Environmental Commitments") and shall undertake the Scheduled Environmental Commitments in prompt and expeditious fashion. After the Closing, all decisions relating to the Scheduled Environmental Commitments shall be made by Pfizer. Pfizer shall consult with Purchaser on all material decisions relating to Scheduled Environmental Commitments, including but not limited, retention of a qualified environmental consultant, negotiations with regulatory authorities, the development of work plans, and draft and final reports. Pfizer shall keep Purchaser regularly informed concerning its undertaking of the Scheduled Environmental Commitments and shall consult regularly with Purchaser, and solicit Purchaser's comments, on the development and implementation of the plans for the undertaking of the Scheduled Environmental Commitments. Pfizer shall seriously consider Purchaser's comments on its plans or proposals and shall use reasonable efforts to incorporate Purchaser's reasonable comments into the development and implementation of the plans for the undertaking of the Scheduled Environmental Commitments. Pfizer shall comply with all applicable Environmental Laws with respect to the Scheduled Environmental Commitments, and will provide to Purchaser copies of all material written notices, correspondence with and submissions to Governmental Authorities, work plans, data, sampling results and final reports concerning the Scheduled Environmental Commitments. Pfizer shall, to the extent practicable, minimize the disruptive impact of Scheduled Environmental Commitments upon the operations of Purchaser. Purchaser shall provide Pfizer, its agents, employees, and consultants with reasonable access to the Facilities to carry out the Scheduled Environmental Commitments, which shall be at Pfizer's cost and expense, and upon reasonable notice to Purchaser. In addition to the costs and expenses of the Scheduled Environmental Commitments, Pfizer shall be responsible only for Purchaser's reasonable costs and expenses associated with the implementation of Scheduled Environmental Commitments. Purchaser will cooperate with Pfizer in the implementation of Scheduled Environmental Commitments, including providing reasonable access to employees and documents as necessary. In addition, Purchaser will provide a reasonable level of facility staff support to Pfizer consistent with past practice in connection with its completion of the emission control project regarding an air pollution abatement system at the Belgian Facility.

            (b) Section 8.11 shall govern with respect to the Applicable Remedial Action Standard and the standard for determining completion of the Remedial Actions set forth on Schedule 7.14.

            Section 7.15 Guarulhos Site Services Agreement. At the Closing, Purchaser and Pfizer shall enter into, execute and deliver a site services agreement relating to the Guarulhos, Brazil Facility in form and substance reasonably satisfactory to each of them substantially upon the principal terms set forth in Exhibit I (the "Guarulhos Site Services Agreement").

            Section 7.16 European Communities and Denmark Actions. Purchaser acknowledges that Pfizer has previously commenced an action in the Court of First Instance of the European Communities challenging the validity of Council Regulation No. 2821/98 which, inter alia, withdrew the authorization pursuant to Directive 70/524/EEC for the use of Virginiamycin as a feed additive for growth promotion in the European Union and that there are two (2) actions pending in Denmark as set forth on Schedule 7.16 relating to Virginiamycin (collectively, the "Virginiamycin Actions"). Purchaser agrees that, after the Closing Date, Pfizer shall continue to control the prosecution of the Virginiamycin Actions and Purchaser agrees to make its personnel available to Pfizer to provide assistance to Pfizer on matters related to the actions and provide Pfizer, its agents, employees or consultants access to its books and records as they may relate to the actions until such time as (i) Pfizer obtains a favorable or final non-appealable judgment or (ii) Pfizer abandons the actions. Purchaser agrees that Pfizer shall have no obligation to continue to prosecute the Virginiamycin Actions and can abandon any of the actions at any time in its sole discretion, provided that Pfizer agrees to provide notice to Purchaser of any decision to abandon any such action. If Pfizer determines to abandon one or more of the Virginiamycin Actions, Pfizer shall, at Purchaser's request, assign to Purchaser, to the extent practicable, any rights it may have with respect to any such action so that Purchaser can continue to prosecute the action in Pfizer's stead. In such event, Purchaser shall control the prosecution of any such action abandoned by Pfizer and Pfizer agrees, at the expense of Purchaser, to make its personnel available in response to reasonable requests of Purchaser to provide assistance to Purchaser on matters related to any such action and to provide Purchaser, its agents, employees or consultants, reasonable access to its books and records as they relate to any such action. Pfizer will provide Purchaser with status updates regarding the Virginiamycin Actions on a semi-annual basis or as material developments occur.

            Section 7.17 Aviax mycelium (US). Pfizer will conduct, report and submit to the Center for Veterinarian Medicine ("CVM") within 12 months of the Closing, all studies indicated in the most recent "incomplete letters" relating to Aviax mycelium (US) from the CVM. Pfizer will provide answers to any follow-up questions that result from the response to the aforementioned incomplete letters. At such time that CVM acknowledges that a satisfactory response has been provided to the current incomplete letters and there are no additional questions stemming from Pfizer's response to follow-up questions, Purchaser will assume full regulatory and development responsibilities for any new questions and for the administrative approval of Aviax (semduramicin) mycelium. Pfizer will be available to serve on a consulting basis for any additional questions that may be raised by the CVM. However, Pfizer will not be required to and will not bear additional costs associated with study conduct. In the event that a question is posed that can only be answered by using Pfizer internal expertise, the parties will discuss a mutually agreeable manner in which to proceed.

            Section 7.18 Regulatory Matters. Subject to the provisions of the Transitional Services Agreement, upon transfer of the Product Registrations to Purchaser, Purchaser shall assume the regulatory responsibilities applicable to the owner of the Products, reporting and otherwise, except such responsibilities as Pfizer may have under applicable Law. Subject to appropriate confidentiality protections, Pfizer shall maintain an archival copy of all clinical studies, data, and reports transferred pursuant to this Agreement.

            Section 7.19 Certain Manufacturing Rights. Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 7.6 hereof, Purchaser agrees that Pfizer from and after the Closing Date may continue to manufacture in Taiwan certain non-medicated premixes listed on
Schedule 7.19 hereof, which manufactured premixes Purchaser shall have the option to purchase and distribute at such price and other terms as to be mutually agreed between Pfizer and Purchaser. If Purchaser does not elect to purchase and distribute the manufactured premixes or the parties do not reach mutually agreeable terms, Pfizer shall have the right to sell the manufactured premixes to any one or more third Persons on such terms as Pfizer may determine in its sole discretion.

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            Section 7.20 Supply/Distribution Agreements. At the Closing, Purchaser and Pfizer shall enter into, execute and deliver supply and/or distribution agreements in form and substance reasonably satisfactory to each of them substantially upon the principal terms set forth in Exhibits L-1 and L-2 (the "Supply/Distribution Agreements") in respect of the supply and distribution of the Products for sale in Egypt and India, Bangladesh, Nepal and Sri Lanka. With respect to Taiwan and Zimbabwe, Purchaser will continue to negotiate the terms of distribution arrangements in these countries with the Pfizer employees who expect to take over the distribution of Products, with a target for completing those negotiations by thirty (30) days after the execution of this Agreement. Upon the Closing, if the employees in Taiwan and Zimbabwe are not in a position to distribute Products on behalf of Purchaser, Pfizer will either enter into substantially identical distribution agreements with Purchaser and assign these agreements to the employees (or their designated entities) when they are in a position to distribute Purchaser's Products or, if mutually agreed by both parties, operate the Business in these countries under the terms of a "net economic benefit" letter agreement in substantially the form of Exhibit J with appropriate revisions to be agreed to by the parties.

            Section 7.21 (a) [         *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

            (b) [                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

            (c) [                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

            Section 7.22 Returned Products.

            (a) [                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

            (b) [                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

            (c) [                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

            (d) [                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

          * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            (e) [                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

            (f) [                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]

            Section 7.23 Lee's Summit Additional Support Services. Pfizer shall provide technical support to Purchaser to assist in the transfer of production of Product to alternative sources of supply as designated by Purchaser. Purchaser will provide Pfizer with the details of its plans for the transfer within ninety(90) days after the Closing Date, including the sources of commercial neomycin sulfate and OTC (which will include samples for evaluation), a list of all of the formulations that Pfizer will be asked to assist in qualifying and the name of the laboratory that Pfizer will be asked to assist in qualifying. As a part of this support, Pfizer shall provide, at no cost to Purchaser, analytical/laboratory and manufacturing services to support the following projects: (i) substitution of Sandwich, UK-sourced TMQ for Terre Haute-sourced TMQ; (ii) replacement of Terre Haute-sourced Neomycin Sulfate with purchased Neomycin Sulfate; (iii) substitution of purchased OTC base for TMQ;
(iv) alternate formulation site approvals, and (v) alternate lab approvals, all to the extent as set forth on Schedule 7.23. Purchaser acknowledges that the provision by Pfizer of the services provided for in this Section 7.23 will not guarantee the receipt by Purchaser of the necessary FDA approvals for the transfer of production or that Purchaser otherwise will be successful in achieving its goals with respect to these projects.

            Section 7.24 Limitations on Refinancings, Etc. For so long as any amounts remain outstanding under the Purchaser's Note, Purchaser agrees that it will not (x) refinance, replace or modify the debt and equity facilities under the PNC Credit Agreement and/or Palladium Preferred Stock or (y) enter into new arrangements with debt and/or equity financing sources, in each case on terms that would be, in the reasonable judgment of Pfizer, less favorable as they relate to the priority of payment of, collateral security for, and payment schedule of the Purchaser's Note than the terms of the borrowings under the PNC Credit Agreement and the Palladium Preferred Stock.

            Section 7.25 Morantel/Pyrantel. [              *                   ]

[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[                                      *                                       ]
[           *           ]

                                  ARTICLE VIII

                                 INDEMNIFICATION

            Section 8.1 Indemnification by Pfizer.

            (a) Pfizer, on behalf of itself and the Asset Selling Corporations, agrees to defend, indemnify and hold harmless Purchaser and its Affiliates, and their respective directors, officers, agents, employees, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") from and against any and all claims, actions, causes of action, judgments, awards, liabilities, losses, costs or damages, including reasonable attorneys' fees (collectively, a "Loss" or, the "Losses") claimed or arising from: (i) any Retained Liability, (ii) any Excluded Environmental Liabilities, (iii) any breach by Pfizer or any of the other Asset Selling Corporations of any of their respective covenants or agreements contained in this Agreement or in any Sellers' Document, including, without limitation, the Rixensart Agreement, (iv) any breach of any warranty or representation of Pfizer contained in this Agreement or in any Sellers' Document, including, without limitation, the Rixensart Agreement or (v) Pfizer's failure to comply with the covenants set forth in Section 7.14 and Schedule 7.14.

            (b) Purchaser acknowledges and agrees that Pfizer shall not have any liability under any provision of this Agreement for any Environmental Liability to the extent that such Environmental Liability arises out of any negligent actions taken by Purchaser or its Affiliates after the Closing Date, except to the extent Purchaser's action is required by Law or the requirements of a Governmental Authority. Purchaser shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

            (c) Notwithstanding anything to the contrary in this Article VIII, Pfizer shall not be required to indemnify Purchaser or its Affiliates for any Loss under Section 8.1(a)(ii) that falls under subparagraphs (iii), (iv) or (vi) of the definition of Excluded Environmental Liabilities or is an Environmental Liability set forth in Schedule 7.14 following the completion of the Scheduled Environmental Commitment relating thereto, except to the extent any such Environmental Liability exceeds, with respect to subparagraphs (iii) or (vi) only of the definition of Excluded Environmental Liability, $25,000 for any individual Environmental Liability (i.e., this individual Environmental Liability threshold does not apply to fines and penalties covered by subparagraph (iv)) or, with respect to subparagraphs (iii), (iv) and (vi) of the definition of Excluded Environmental Liability, $100,000 for all such Losses, in the aggregate, and then further subject to the limitations set forth in Sections
8.5 and 8.6 to the extent applicable. Further, the obligation of Pfizer to indemnify Purchaser or its Affiliates for any Environmental Liability under
Section 8.1(a)(iv) by reason of a breach of any representation or warranty contained in Section 5.10 hereof shall be subject to the same provisions of this
Article VIII as are applicable to Pfizer's obligation to indemnify Purchaser or its Affiliates for any such Environmental Liability under Section 8.1(a)(ii) that also would constitute an Excluded Environmental Liability (e.g., any such breach that is of a nature that falls under subparagraphs (iii), (iv) and (vi) of the definition of Excluded Environmental Liabilities would be subject to the provisions of the preceding sentence).

            Section 8.2 Indemnification by Purchaser.

            (a) Purchaser agrees to defend, indemnify and hold harmless Pfizer and the other Asset Selling Corporations and their Affiliates, and their respective directors, officers, agents, employees, successors and permitted assigns from and against any and all Losses claimed or arising directly from (i) any Assumed Liability, (ii) any breach by Purchaser of any of its covenants or agreements in this Agreement or in any Purchaser's Document or (iii) any breach of any warranty or representation of Purchaser contained in this Agreement or in any Purchaser's Document.

            (b) Pfizer and the other Asset Selling Corporations shall take and shall cause their respective Affiliates to take all commercially reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

            Section 8.3 Notice of Claims.

            (a) If any of the Persons to be indemnified under this Article VIII (the "Indemnified Party") has suffered or incurred any Loss, the Indemnified Party shall so notify the party from whom indemnification is sought (the "Indemnifying Party") promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement or any other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss shall have occurred. If any action at Law or suit in equity is instituted by or against a third party with respect to which the Indemnified Party intends to claim any liability or expense as a Loss under this Article VIII, the Indemnified Party shall promptly notify the Indemnifying Party of such action or suit and tender the Indemnified Party the defense of such action or suit. A failure to give notice and to tender the defense of the action or suit in a timely manner pursuant to this Section 8.3 shall not limit the obligation of the Indemnifying Party under this Article VIII, except (i) to the extent such Indemnifying Party is prejudiced thereby, (ii) to the extent expenses are incurred during the period in which notice was not provided, and (iii) as provided by Section 8.5 below.

            (b) Except when a notice, report or other filing must be filed immediately pursuant to Environmental Laws, Purchaser will provide notice and an opportunity to comment to Pfizer before Purchaser files any Required Governmental Report or any other report, notification or filing with any Governmental Authority or third party in connection with an event that would be reasonably likely to result in a Loss subject to the indemnification provisions of this Article VIII. In the event Purchaser is required to file a Required Governmental Report or any other report, notification or filing immediately, Purchaser will provide simultaneous notice to Pfizer when it files the report with the Governmental Authority. Failure to comply with this Section 8.3(b) shall only affect Pfizer's obligation under this
Article VIII to the extent that Pfizer is materially prejudiced by the failure to have been provided timely notice.

            Section 8.4 Third Party Claims.

            (a) The Indemnifying Party under this Article VIII shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any third party claim, action or suit (a "Third Party Claim"), and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise of settlement. No Indemnified Party may compromise or settle any Third Party Claim for which it is seeking indemnification hereunder without the consent of the Indemnifying Party. The Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party elects not to, or fails within forty-five (45) days of receipt of written notice from the Indemnified Party of a Third Party Claim to, control or conduct the defense or prosecution of a Third Party Claim, the Indemnified Party shall have the right to conduct and control the defense or prosecution of the Third Party Claim and, at the expense of the Indemnifying Party, to employ counsel for such purpose chosen by the Indemnified Party and reasonably satisfactory to the Indemnifying Party.

            (b) The parties hereto shall cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (i) the retention and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

            Section 8.5 Expiration. Notwithstanding anything in this Agreement to the contrary, if the Closing shall have occurred, all covenants, agreements, warranties and representations made herein or in any Sellers' Document or Purchaser's Document delivered pursuant hereto shall survive the Closing indefinitely, but all representations and warranties made herein or in any certificate delivered pursuant hereto, and all indemnification obligations under Sections 8.1 and 8.2 with respect to any such representation or warranty, shall terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any misrepresentation or inaccuracy with respect thereto shall be commenced after, the second anniversary of the Closing Date with respect to all claims of any party, and of any indemnified persons under this Article VIII, unless written notice thereof shall have been previously given to the Indemnifying Party under Section 8.3; provided, however,
(x) as to indemnification obligations under Section 8.1(a)(ii) with respect to subparagraphs (i) and (ii) of the definition of Excluded Environmental Liabilities, such obligations shall not terminate and shall not expire and shall survive indefinitely, (y) as to indemnification obligations under Section 8.1(a)(ii) with respect to subparagraphs (iii) and
(vi) of the definition of Excluded Environmental Liabilities, such obligations shall terminate and expire on, and no action or proceeding seeking damages, relief or indemnity with respect thereto shall be commenced, after the fifth anniversary of the Closing Date unless written notice thereof shall have been previously given to Pfizer under Section 8.3, (yy) as to indemnification obligations under Section 8.1(a)(ii) with respect to subparagraph (iv) of the definition of Excluded Environmental Liabilities, such obligations shall terminate and expire on, and no action or proceedings seeking damages, relief or indemnity with respect thereto shall be commenced after the sixth anniversary of the Closing Date and (z) as to indemnification obligations under Section 8.1(a)(ii) with respect to subparagraph (v) of the definition of Excluded Environmental Liabilities that arise following completion of the Scheduled Environmental Commitments set forth in Section 7.14, such obligations shall terminate and expire and no action or proceeding seeking damages, relief or indemnity with respect thereto shall be commenced, after the fifth anniversary following completion of the Scheduled Environmental Commitments, unless written notice thereof shall have been previously given to Pfizer under Section 8.3; and
(zz) as to indemnification obligations under Sections 8.1(a)(iv) and 8.2(a)(iii), such obligations shall terminate and expire on, and no action or proceeding seeking damages, relief or indemnity with respect thereto shall be commenced, after the second anniversary of the Closing Date (except for actions or proceedings relating to the representations and warranties contained in Sections 5.2 and 5.14, which shall survive indefinitely, and Section 5.10, which shall survive until the fifth anniversary of the Closing Date), unless written notice thereof shall have been previously given to the Indemnifying Party under
Section 8.3. Notwithstanding the foregoing, if the Belgian Facility is not transferred to Purchaser within six months from the Closing, then Pfizer's obligations to indemnify the Purchaser Indemnified Parties in respect of subparagraphs (iii), (iv) and (vi) of the definition of Excluded Environmental Liabilities and breaches of Section 5.10, in each case pertaining to occurrences at the Belgian Facility, shall, instead of expiring on the fifth and sixth anniversaries of the Closing Date as provided above, instead expire on the fifth and sixth anniversaries, respectively, after the transfer date of the Belgian Facility.

            Section 8.6 Certain Limitations. (a) Notwithstanding anything in this Agreement to the contrary, (A) Pfizer shall not have any obligation to indemnify any Purchaser Indemnified Party under Section 8.1(a) (iv) for Losses unless the aggregate of all such Losses for which Pfizer would, but for this provision, be liable exceeds on a cumulative basis $750,000, in which event Pfizer shall be responsible only for Losses in excess of $750,000 and (B) Pfizer shall not have any obligation to indemnify any Purchaser Indemnified Party under
Section 8.1(a) (iv) for Losses on a cumulative basis, including Losses incurred by any other Purchaser Indemnified Party, in excess of an amount equal to the Closing Date Payment less any (x) reductions in the principal amount of the Purchaser's Note, (y) credits against the payments otherwise due and owing pursuant to Section 2.6(b), and (z) payments made by Pfizer to Purchaser, each of (x), (y) and (z) pursuant to Section 2.7(d).

            (b) With respect to Environmental Claims (as defined herein) seeking additional Remedial Action arising from unknown or unforeseen conditions related to a Scheduled Environmental Commitment following the completion of such Scheduled Environmental Commitment, Pfizer's indemnification obligations shall be subject to the following cost sharing: (i) if an Environmental Claim is asserted in the first year following completion of a Scheduled Environmental Commitment, Pfizer shall bear seventy-five percent (75%) of the costs and Purchaser twenty-five percent (25%) of the costs; (ii) if an Environmental Claim is asserted in the second or third year following completion of a Scheduled Environmental Commitment, Pfizer shall bear fifty percent (50%) of the costs and Purchaser fifty percent (50%) of the costs; and (iii) if an Environmental Claim is asserted in the fourth or fifth year following completion of a Scheduled Environmental Commitment, Pfizer shall bear twenty-five percent (25%) of the costs and Purchaser seventy-five percent (75%) of the costs. With respect to any Environmental Claims asserted in the sixth year or thereafter following completion of a Scheduled Environmental Commitment, Purchaser shall bear all costs of additional Remedial Actions. For purposes of this Section, "Environmental Claim" means any notice of violation, action, claim, demand, abatement or other order or direction (conditional or otherwise) arising under Environmental Laws by any Governmental Authority or any other Person.

            Section 8.7 Losses Net of Insurance, Etc. The amount of any Loss for which indemnification is provided under Sections 8.1 or 8.2 (the "Specified Sections") shall be net of (i) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third Person, (ii) any insurance proceeds or other cash receipts or sources of reimbursement received from any third Person as an offset against such Loss (each Person named in clauses (i) and (ii), a "Collateral Source"), and (iii) an amount equal to the value of the Tax benefit, if any, attributable to such Loss recognized and received by Purchaser in the year in which the indemnification payment is recognized and received by Purchaser. Indemnification under this
Article VIII shall not be available to Purchaser or Pfizer, as the case may be, unless the party seeking indemnification under this Article VIII first uses all reasonable efforts to seek recovery from all Collateral Sources. The Indemnifying Party may require an Indemnified Party to assign the rights to seek recovery pursuant to the preceding sentence to the Indemnifying Party; provided, that the Indemnifying Party will then be responsible for pursuing such claim at its own expense. If the amount to be netted hereunder from any payment required under Sections 8.1 or 8.2 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article VIII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VIII had such determination been made at the time of such payment. All amounts paid by Pfizer or Purchaser under this Article VIII shall be treated for all Tax purposes as adjustments to the Purchase Price, except to the extent such treatment is not recognized by applicable Tax Governmental Authorities, in which case the Indemnifying Party's indemnification obligation shall be increased such that the indemnification payment less the income

Taxes payable by the Indemnified Party with respect to the inclusion of such amount in the Indemnified Party's Taxable income equals the Loss giving rise to the indemnification payment.

            Section 8.8 Other Limitations. No claim for breach of representation or warranty shall be made by Purchaser under Section 8.1(a)(iv) if Closing occurs and (a) such claim is based on a fact or an event occurring prior to Closing (whether or not also occurring prior to the date of this Agreement), (b) such fact or event was disclosed to Purchaser by Pfizer in writing prior to Closing and (c) such fact or event would render the condition precedent set forth in Section 4.2(a) incapable of being satisfied on the date it was disclosed to Purchaser.

            Section 8.9 Sole Remedy/Waiver. Other than the remedies available in respect of the Rixensart Agreement, the parties hereto acknowledge and agree that the remedies provided for in this Agreement shall be the parties' sole and exclusive remedy with respect to the subject matter of this Agreement. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the Asset Selling Corporations or any of their Affiliates, or Purchaser or any of its Affiliates, as the case may be, arising under or based upon any federal, state or local Law (including, without limitation, any such Law relating to environmental matters or arising under or based upon any securities Law, common law or otherwise). The Rixensart Agreement shall be the sole remedy for Purchaser regarding Remedial Action at that Facility that was not attributable to Pfizer.

            Section 8.10 Indemnification Procedures for Remedial Actions on Conveyed Properties.

            (a) Other than Scheduled Environmental Commitments set forth in
Section 7.14 and Schedule 7.14, Pfizer shall have the right but not the obligation to conduct and control the management of a Remedial Action at a property included in the Conveyed Assets (a "Conveyed Property") that is subject to a claim for indemnification pursuant to this Agreement. Pfizer must notify Purchaser, within thirty (30) days of receipt of notice of Purchaser's claim for indemnification for such matter, that (i) it intends to undertake said responsibility or (ii) that more information is needed from Purchaser before Pfizer can reasonably determine that Purchaser's claim is subject to indemnification pursuant to this Agreement. Purchaser shall promptly respond to such requests for information (to the extent such information is reasonably available to Purchaser) and, within thirty (30) days of receipt of such information, Pfizer shall notify Purchaser as to whether it shall undertake the Remedial Action. Prior to a determination by Pfizer that it will undertake a Remedial Action pursuant to this Section 8.10, Purchaser shall take only those actions necessary to comply with applicable Environmental Laws or the requirements of a Governmental Authority or to address conditions that pose an imminent risk to health or the environmental, unless any other actions are approved by Pfizer.

            (b) In undertaking a Remedial Action pursuant to this Section 8.10, Pfizer shall retain a qualified independent environmental consultant, which consultant shall be subject to Purchaser's approval (such approval not to be unreasonably delayed or withheld). Pfizer shall undertake such Remedial Action in a prompt and expeditious fashion in accordance with applicable Environmental Laws and shall not cause, through its own inaction, any undue delay in obtaining and shall obtain written notice from the appropriate Governmental Authority that no further Remedial Action is necessary with respect to the matter that is the subject of the indemnification claim to meet the Applicable Remedial Action Standards, or, if no Governmental Authority is involved in such matter, the standard set forth in Section 8.11 for determining when a Remedial Action being undertaken by Pfizer is completed shall govern. Pfizer shall comply with all applicable Laws, including all applicable Environmental Laws, with respect to its performance pursuant to this Section 8.10. All decisions relating to such Remedial Action shall be made by Pfizer. Pfizer shall consult with Purchaser on all material decisions relating to such Remedial Action, including but not limited to, negotiations with regulatory authorities and the development and implementation of work plans. Pfizer shall keep Purchaser regularly informed concerning its undertaking of such Remedial Action and shall consult regularly with Purchaser, and solicit Purchaser's comments, on the development and implementation of the plans for the undertaking of such Remedial Action. Pfizer shall seriously consider Purchaser's comments on its plans or proposals and shall use reasonable efforts to incorporate Purchaser's reasonable comments into the development and implementation of the plans for the undertaking of such Remedial Action. Pfizer shall provide to Purchaser copies of all material written notices, correspondence with and submissions to Governmental Authorities, work plans, data, sampling results and final reports concerning such Remedial Action. Pfizer shall, to the extent practicable, minimize the disruptive impact of such Remedial Action upon the operations of Purchaser. Purchaser shall provide Pfizer, its agents, employees, and consultants with reasonable access to the Facilities to carry out such Remedial Action, which shall be at Pfizer's expense and upon reasonable notice to Purchaser. Purchaser will cooperate with Pfizer in the implementation of such Remedial Action, including providing reasonable access to employees and documents as necessary.

            (c) Except with respect to Scheduled Environmental Commitments set forth on Schedule 7.14, to which this subparagraph does not apply, if Pfizer declines to undertake the performance of a Remedial Action as provided in
Section 8.10(a), Purchaser shall be entitled to undertake the Remedial Action to bring the Conveyed Property into conformance with the Applicable Remedial Action Standards. Purchaser shall promptly provide copies to Pfizer of all notices, correspondence, draft reports, submissions, work plans, and final reports and shall give Pfizer a reasonable opportunity (at Pfizer's own expense) to comment on any material submissions Purchaser intends to deliver or submit to the appropriate Governmental Authority prior to said submission. Pfizer may, at its own expense, hire its own consultants, attorneys or other professionals to monitor the Remedial Action, including any field work undertaken by Purchaser, and Purchaser shall provide to Pfizer the results of all such field work. Notwithstanding the above, Pfizer shall not take any actions that shall unreasonably interfere with Purchaser's performance of the Remedial Action. Pfizer's decision to allow Purchaser to undertake any Remedial Action hereunder shall not limit or affect Pfizer's obligation to indemnify Purchaser for said Remedial Action to bring the Conveyed Property into conformance with the Applicable Remedial Action Standards as otherwise provided in this Agreement.

            Section 8.11 Limitation on Indemnification for Remedial Action.

            (a) Notwithstanding anything to the contrary in this Agreement, with respect to Pfizer's indemnification obligations under Section 8.1(a)(ii) with respect to subparagraphs (iii) and (v) of the definition of Excluded Environmental Liabilities and those indemnification obligations related to a Scheduled Environmental Commitment following the completion of such Scheduled Environmental Commitment: (x) Pfizer shall be responsible for the costs of such Remedial Action only to the extent necessary to meet the least stringent, most cost-effective standard required by applicable Environmental Law and consistent with the use of the Facility or Conveyed Property as of the Closing Date, or a standard pursuant to applicable Environmental Laws acceptable to the relevant Governmental Authorities with jurisdiction over the Remedial Action (the "Applicable Remedial Action Standard"), (y) Pfizer shall not be responsible for those costs incurred in connection with a Remedial Action to the extent such costs arise from or are exacerbated by any negligent acts or omissions of Purchaser, (z) except with respect to Scheduled Environmental Commitments, Pfizer shall not be responsible for costs incurred in connection with a Remedial Action, unless such Remedial Action is pursuant to a Third Party Claim or a violation of Environmental Law posing a non-trivial risk of harm to health, safety or the environment reasonably likely to exceed $25,000 to cure or address the violation and (zz) Pfizer shall be responsible only for Purchaser's reasonable costs and expenses associated with the implementation of Pfizer's obligations.

            (b) With respect to any Remedial Actions undertaken by Pfizer under this Agreement, including the Remedial Actions scheduled on Schedule 7.14 and any Remedial Action Pfizer elects to undertake pursuant to Section 8.10, Pfizer's obligations to perform such Remedial Action shall be deemed to be complete: (x) upon receipt of written notice from the relevant Governmental Authority indicating that no further Remedial Action is required to be conducted (a "Governmental Sign-off") or, (y) if no Governmental Authority has asserted jurisdiction or if for any other reason a Governmental Sign-off is not obtainable, when Pfizer's and Purchaser's environmental consultants jointly agree, in writing, that the Remedial Action has been completed in accordance with the Applicable Remedial Action Standard; provided, however, that if Pfizer's and Purchaser's environmental consultants are unable to reach such a joint agreement, then Pfizer's and Purchaser's environmental consultants shall jointly select an independent third environmental consultant (the "Independent Consultant") acceptable to each of them and that Independent Consultant shall review all relevant information provided by Pfizer and Purchaser and shall make a determination, which determination shall be binding on both Pfizer and Purchaser, as to whether the Remedial Action has achieved the Applicable Remedial Action Standard and no further action is required. In the event the Independent Consultant finds that additional work is required, the scope and extent of that work shall be negotiated by the parties. All fees, costs and expenses of the

Independent Consultant shall be borne equally (50% each) by Pfizer and Purchaser.

            Section 8.12 No Consequential Damages.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER PARTY HERETO FOR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by written agreement of Purchaser and Pfizer;

            (b) by either Purchaser or Pfizer, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to March 31, 2001 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement); or

            (c) by either Pfizer or Purchaser if any United States court of competent jurisdiction or other competent United States Governmental Authority shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order or other action shall have become final and nonappealable.

            Section 9.2 Effect of Termination.

            (a) In the event of the termination of this Agreement in accordance with Section 9.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 9.2 and in Sections 7.1(a), 10.1, 10.7, 10.8, 10.9 and 10.11 hereof, and except that nothing herein will relieve any party from Liability for any breach of any covenant set forth in this Agreement prior to such termination.

            (b) In the event this Agreement shall be terminated and at such time any party is in material breach of or default under any term or provision hereof, such termination shall be without prejudice to, and shall not affect, any and all rights to damages that the other party may have hereunder or otherwise under applicable Law. The damages recoverable by the non-defaulting party shall include, without limiting the generality of the immediately preceding sentence, all attorneys' fees and brokerage, finder's or other advisory fees reasonably incurred by such parties in connection with the transactions contemplated hereby.

            (c) If this Agreement is terminated in accordance with Section 9.1, for a period of three (3) years after such termination, Purchaser and its Affiliates shall not, directly or indirectly, induce or attempt to induce any officers, employees, representatives or agents of Pfizer's Animal Health Group, or any employees of Pfizer or any of its Affiliates which Purchaser, its representatives or agents were introduced to in the connection with the transactions contemplated by this Agreement, to leave the employ of Pfizer or any such Affiliate, or violate the terms of their contracts, or any employment arrangements, with Pfizer or any such Affiliate, except that nothing in this sentence shall restrict or preclude the rights of Purchaser and its Affiliates to make generalized searches for employees by the use of advertisements in the media (including trade media) or by engaging search firms to engage in searches that are not targeted or focused on the employees engaged in such activities.

                                   ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

            To Pfizer or any other Asset Selling Corporation:

                  Pfizer Inc.
                  235 East 42nd Street
                  New York, NY 10017
                  Telephone: 212-573-3637
                  Telecopy: 212-573-1445
                  Attn: Paul S. Miller, Esq.
                  Executive Vice President and
                  General Counsel

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attn: Raymond O. Gietz, Esq.

            To Purchaser:

                  Philipp Brothers Chemicals, Inc.
                  One Parker Plaza
                  Fort Lee, NJ 07024
                  Telephone: 201-944-6020
                  Telecopy: 201-944-5937
                  Attn: Jack C. Bendheim,
                    President

            With a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036-8299
                  Attn: Ronald R. Papa, Esq.

            Section 10.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Pfizer, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            Section 10.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock or by operation of Law in connection with a merger or sale of all or substantially all the party's assets, without the prior written consent of the other party hereto, except that Purchaser may without such consent assign its rights to purchase the Conveyed Assets hereunder to one or more of its Affiliates, provided that no such assignment by Purchaser shall relieve Purchaser of any of its obligations hereunder.

            Section 10.4 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

            Section 10.5 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

            Section 10.6 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Pfizer, Purchaser, the other Asset Selling Corporations and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

            Section 10.7 Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange upon which the securities of one of the parties is listed, if any, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have consulted in advance with respect thereto.

            Section 10.8 Return of Information. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, Purchaser shall promptly return to Pfizer all books and records furnished by Pfizer, any other Asset Selling Corporation, any of their respective Affiliates or any of their respective agents, employees, or representatives (including all copies, summaries and abstracts, if any, thereof) in accordance with the terms of the Confidentiality Agreement.

            Section 10.9 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses. The liability for Taxes and fees relating to the transfer of the Conveyed Assets as between Pfizer and Purchaser shall be borne as follows: (x) in respect of any such Taxes and fees which are refundable to Purchaser or in respect of which a credit is or becomes available to Purchaser, by Purchaser; and (y) in respect of any other such Taxes and fees not falling within subsection (x) above, by the Person having responsibility by Law, provided that if any such Tax or fee which is eligible for a refund or a credit to Purchaser becomes non-refundable or payable without credit as a result of Purchaser's failing to take any action which is a condition to such eligibility, such Tax or fee shall be borne by the Purchaser solely. Pfizer and Purchaser, as the case may be, will on demand reimburse the other for its share of any such Taxes and fees paid by the other in accordance with the foregoing provisions of this Section.

            Section 10.10 Schedules. Any amendment or supplement to a Schedule must be approved by Purchaser. The disclosure of any matter in any Schedule to this Agreement shall not be deemed to constitute an admission by Pfizer or any other Asset Selling Corporation or Purchaser, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

            Section 10.11 Governing Law. THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT APPLICATION OF ITS RULES OF CONFLICT OF LAWS. Pfizer and Purchaser hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York and in the absence of such Federal jurisdiction, the parties consent to be subject to the jurisdiction of the Supreme Court of the State of New York, County of New York.

            Section 10.12 Payments and Payment Currency. All payments required to be made under this Agreement shall be made in U.S. dollars. For purposes of determining any amounts to be paid under this Agreement, any amounts in foreign currencies shall be converted into U.S. dollars at a rate equal to the average of the prevailing commercial rates of exchange for purchasing U.S. dollars with such foreign currency as published in The Financial Times during the calendar quarter prior to the calendar quarter in which the payment is to be made, or in the absence of publication of such prevailing commercial rates, the rate at which the parties mutually agree. In the case of any payments pursuant to
Section 2.6 or 2.8 hereof, Purchaser shall include the relevant calculations of such average exchange rate in each Net Revenues Schedule and Royalty Payments Schedule.

            Section 10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

            Section 10.14 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            Section 10.15 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction

            Section 10.16 Further Assurances. Each of Pfizer and Purchaser agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyances and transfer and take such other action as may be necessary to carry out the purposes and intent of this Agreement, including, without limitation, effecting the transfer to Purchaser of any assets that are identified after the Closing Date as Conveyed Assets and were not transferred to Purchaser on the Closing Date.

            IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                       PFIZER INC. (on its own behalf and on
                                       behalf of each Asset Selling Corporation)

                                       By: /s/Brian W. Barrett
                                           -------------------------------------
                                           Name:  Brian W. Barrett
                                           Title: Vice President


                                       PHILIPP BROTHERS CHEMICALS, INC.

                                       By: /s/Jack C. Bendheim
                                           -------------------------------------
                                           Name:  Jack C. Bendheim
                                           Title: President

        * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

                               Schedule 7.3(d)(2)

                         Virginiamycin Supply Term Sheet

o Term - initial term of 7 years; renewable by PB for additional 7 year term. Either party can terminate if PB has received necessary permits to be able to operate the plant, i.e. conditions to transfer of plant have been met.

o     Cost - "VM Cost" shall include:

            - Labor/Benefits for all Rix labor
            - Salaries/Benefits for all Rix managers
            - Supplies and Raw Materials
            - Utilities
            - Waste Disposal Costs
            - Off-site warehouse lease

- Depreciation of capital required to maintain plant and operations at Pfizer Standards and any capital expenditure approved by PB

            - Redundancy costs due to headcount reductions

o     Excluded from VM Cost

        - Environmental Remediation Work

        - Off site allocations unless for functions that support the plant operations directly, and that plant would otherwise have to provide for itself, e.g. IT support for financial and payroll systems

o Plant Operating Committee - Pfizer and PB to designate 3 members each, Pfizer to chair. Committee to meet quarterly or more often upon request of either party and determine operating issues. Chair to have casting vote to break any ties.

            Issues to be handled:

                  - Plant volume
                  - Changes in headcount
                  - New volume (different products)
                  - Any issue having material effect on VM Cost or cost of other products

o     Operating Cost Savings to be passed through to PB upon implementation

o Pfizer to operate plant in accordance with Pfizer Maintenance and Environmental, Health and Safety Standards ("Pfizer Standards")

o     [                                    *                                  ]
      [                                    *                                  ]
      [                                    *                                  ]
      [                                    *                                  ]
      [                                    *                                  ]


o PB shall have the right to use otherwise vacant office space at Rixensart for use by sales, marketing and other commercial PB employees. If no such office space is available, and PB wishes new office space to be built, the parties will mutually agree upon the specification for such space and the timing of PB's reimbursement of Pfizer for construction and other capital costs.

        * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

                                  SCHEDULE 7.21

                                  [     *      ]

[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]

        * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT.

[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]

        * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT.

                               Schedule 7.3(d)(2)

                         Virginiamycin Supply Term Sheet

o Term - initial term of 7 years; renewable by PB for additional 7 year term. Either party can terminate if PB has received necessary permits to be able to operate the plant, i.e. conditions to transfer of plant have been met.

o     Cost - "VM Cost" shall include:

            - Labor/Benefits for all Rix labor
            - Salaries/Benefits for all Rix managers
            - Supplies and Raw Materials
            - Utilities
            - Waste Disposal Costs
            - Off-site warehouse lease

- Depreciation of capital required to maintain plant and operations at Pfizer Standards and any capital expenditure approved by PB

            - Redundancy costs due to headcount reductions

o     Excluded from VM Cost

        - Environmental Remediation Work

        - Off site allocations unless for functions that support the plant operations directly, and that plant would otherwise have to provide for itself, e.g. IT support for financial and payroll systems

o Plant Operating Committee - Pfizer and PB to designate 3 members each, Pfizer to chair. Committee to meet quarterly or more often upon request of either party and determine operating issues. Chair to have casting vote to break any ties.

            Issues to be handled:

                  - Plant volume
                  - Changes in headcount
                  - New volume (different products)
                  - Any issue having material effect on VM Cost or cost of other products

o     Operating Cost Savings to be passed through to PB upon implementation

o Pfizer to operate plant in accordance with Pfizer Maintenance and Environmental, Health and Safety Standards ("Pfizer Standards")

o     [                                    *                                  ]
      [                                    *                                  ]
      [                                    *                                  ]
      [                                    *                                  ]
      [                                    *                                  ]


o PB shall have the right to use otherwise vacant office space at Rixensart for use by sales, marketing and other commercial PB employees. If no such office space is available, and PB wishes new office space to be built, the parties will mutually agree upon the specification for such space and the timing of PB's reimbursement of Pfizer for construction and other capital costs.

        * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

                                  SCHEDULE 7.21

                                  [     *      ]

[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]

        * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

[                                       *                                      ]
[                                       *                                      ]
[                                       *                                      ]

                                    Exhibit A

List of instruments and documents to be provided by Pfizer:

(a) executed copies of the Transitional Services Agreement, the Pfizer Supply and Tolling Agreement, the Transitional Trademark and Tradename License Agreement, the Trademark License Agreement (Pfizer to Purchaser), the Know-How License, the ARDICIN Agreement and the Guarulhos Site Services Agreement;

(b)   a receipt for the Closing Date Payment;

(c) a good standing certificate for each of the Asset Selling Corporations and a certificate of the Secretary or an Assistant Secretary for the Asset Selling Corporations as to the resolutions adopted by the Board of Directors of each of the Asset Selling Corporations relating to the transactions contemplated hereby;

(d)   the certificate referred to in Section 4.2(a) hereof;

(e)   Foreign Implementing Agreements;

(f) executed general warranty deeds, assignments, patent assignments (in recordable form), a general trademark assignment, lease assignments (where appropriate, in recordable or registrable form), bills of sale or certificates of title, dated the Closing Date, transferring to Purchaser all of each of the Asset Selling Corporation's right, title and interest in and to the Conveyed Assets owned by it;

(g)   the Belgian Supply Agreement, if applicable.

                                    Exhibit B

List of instruments and documents to be provided by Purchaser:

(a) Executed assumption agreements and all other instruments appropriate to evidence Purchaser's assumption of the Assumed Liabilities;

(b) executed copies of the Transitional Services Agreement, the Transitional Trademark and Tradename License Agreement, the Trademark Agreement (Purchaser to Pfizer), the Know-How License, the ARDICIN Agreement and the Guarulhos Site Services Agreement;

(c) executed collateral documents evidencing Pfizer's first priority security interest in the Brazilian and Belgium facilities and the foreign inventories as collateral for repayment of the Purchaser's Note;

(d) a good standing certificate for Purchaser and a certificate of the Secretary or an Assistant Secretary of Purchaser as to the resolutions adopted by the Board of Directors of Purchaser relating to the transactions contemplated hereby;

(e)   the certificate referred to in Section 4.3(a) hereof;

(f)   Foreign Implementing Agreements; and

(g)   the Belgian Supply Agreement, if applicable.

                                                                       EXHIBIT C

                         TRANSITIONAL SERVICES AGREEMENT

            TRANSITIONAL SERVICES AGREEMENT, dated as of ___________ 2000 (this "Agreement"), by and between Pfizer Inc, a Delaware corporation (together with its Affiliates, "Pfizer"), and Philipp Brothers Chemicals, Inc., a New York corporation (together with its Affiliates, "Buyer").

                               W I T N E S S E T H

            WHEREAS, Pfizer and Buyer have entered into an Asset Purchase Agreement, dated as of September 28, 2000 (the "Purchase Agreement"), whereby Pfizer has agreed to sell (or cause the other Asset Selling Corporations to sell), and Buyer has agreed to purchase, thc Conveyed Assets relating to the Products (as each such term is defined in the Purchase Agreement);

            WHEREAS, Section 7.7 of the Purchase Agreement provides for Pfizer and Buyer to enter into an agreement relating to the provision by Pfizer of certain transitional services to Buyer; and

            WHEREAS, it is the intention of thc parties that Pfizer will provide the Services provided for herein during the Services Period (as such terms are hereinafter defined), subject to and on the terms and conditions herein set forth.

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the parties hereto agree as follows:

            Section 1. Definitions

            Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to those terms in the Purchase Agreement. The following terms used herein have the following meanings:

            "Fully Allocated Cost" shall mean all of Pfizer's costs, direct and indirect, of providing the Services, including all labor, occupancy, material expenditures and overhead, calculated and allocated on the same basis as such costs were charged to the Business prior to Closing as set forth on Schedule 1 hereto.

            "Locations" shall mean all of the locations described on Schedule 1 hereto.

            "Services" shall mean the services listed on Schedule 1 hereto, as more fully described on Exhibit A hereto, which Schedule and Exhibit are incorporated herein by reference as if expressly set forth herein.

            "Services Period" shall mean, with respect to a particular Service, the period of time commencing on the date hereof and ending at the expiration of the period of time such Service will be provided pursuant hereto as indicated in
Schedule 1 and/or Exhibit A hereto.

            Section 2. Services

            (a) Pfizer agrees to provide to Buyer and/or its Affiliates the Services at the Locations during the applicable Services Period.

            (b) Pfizer will perform, or will ensure that the Services are performed, in a manner which is substantially similar in nature, quality and timeliness to those provided to the Business prior to the Closing Date, except as expressly set forth in Exhibit A hereto; provided, however, that Pfizer shall provide or cause to be provided Services only to the extent such Services relate to the Buyer's continued operation of the Business; provided, further, that except as required by Section 5(d) hereof, Pfizer will not be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other entity other than Buyer or any wholly owned subsidiary or majority owned Affiliate of Buyer. Pfizer makes no other warranties, express or implied, with respect to the Services.

            (c) Services provided pursuant to the terms of this Agreement shall be charged at prices equal to Pfizer's Fully Allocated Cost.

            (d) Pfizer shall not be obligated to perform or to cause to be performed any Service in a volume or quantity which exceeds the historical volumes or quantities of Services performed for the Business. Pfizer may, upon the written reasonable request of Buyer, elect to provide any Services in excess of such historical volumes or quantities; provided, however, that Pfizer will be reasonable in exercising its election to accommodate any such reasonable request, all on the terms and conditions set forth herein. In the event Pfizer agrees to any such reasonable request, Buyer shall pay the Fully Allocated Cost for any such Services, including any incremental costs attributable to such increased level of Service. In the event of non-performance of any Service due to Force Majeure (as hereinafter defined), the parties agree to work together in good faith to arrange for an alternative means by which Buyer may obtain, at Buyer's sole cost, the Services so affected.

            (e) At Buyer's request, Pfizer agrees to allow Buyer reasonable access to Pfizer's employees that perform the Services (the "Services Personnel") during the term of this Agreement, as well as the Pfizer personnel responsible for the Services listed on Schedule 2, provided that with respect to legal services, Buyer's "reasonable access" shall be limited to answering inquiries as Buyer may request in the transfer of such services and that the access to such personnel would not be deemed to be legal representation of Buyer by Pfizer (and in no event shall Pfizer be required to so undertake legal representation), for the purpose of assisting Buyer in the operation of the Business and transferring the Services to Buyer or to third parties designated by Buyer. Buyer agrees to schedule such access so as to minimize disruption to such Services Personnel's employment obligations to Pfizer. Buyer will reimburse Pfizer, promptly following Pfizer's delivery to Buyer of supporting documentation, for any reasonable out-of-pocket expenses incurred by Pfizer in connection with such assistance provided by the Services Personnel (including, without limitation, documented reasonable travel expenses).

            (f) All existing contractual arrangements regarding the provision of services between the Business and Pfizer or any of its Affiliates shall terminate at Closing and shall be superseded at Closing, as appropriate, by this Agreement and other agreements which Pfizer and Buyer have entered into contemporaneously herewith.

            Section 3. Reimbursement and Billing

            Charges for Services (i) shall be charged to and payable by Buyer or the recipient of the Services in the local currency where such Services are provided, (ii) shall be billed monthly, on the fifteenth day of the month following the month in which such Services were rendered, and (iii) shall be paid within 30 days of the date billed and following receipt of supporting documentation. Charges not paid on or before the due date shall bear interest from the date such payment is due until the date it is actually received by Pfizer at an annual rate equal to twelve percent (12%) in respect of the first thirty (30) days from such due date and thereafter at two times the prime rate announced from time to time by Chase Manhattan Bank, N.A. (or any successor thereto).

            Section 4. Term and Termination

            (a) Notwithstanding anything to the contrary herein, Pfizer shall not be required to provide or to cause to be provided any Services hereunder after the last day of the [______ month] after the Closing Date.

            (b) Buyer shall have the right at any time during the term of this Agreement to terminate its obligation to purchase any individual Service, upon the giving of not less than 30 days advance written notice to Pfizer.

            Section 5. Miscellaneous

            (a) Pfizer's maximum liability to, and the sole remedy of, Buyer for breach of this Agreement shall be the greater of (i) a refund of the price paid for the particular Service or (ii) Buyer's incremental cost of performing the Service itself or (iii) Buyer's incremental cost of obtaining the Service from a third party; provided, that Buyer shall exercise all reasonable efforts under the circumstances to minimize the costs of any such alternatives to the Services by selecting a commercially reasonable alternative which provides the functional equivalent of the Services replaced. Notwithstanding anything to the contrary herein, in no event shall Pfizer have any liability or loss of profit, goodwill or other special or consequential damages as a result of provision of or failure to provide the Services under the terms of this Agreement.

            (b) Buyer shall indemnify, defend and hold harmless Pfizer and its Affiliates from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against Pfizer or any of its Affiliates, directly or indirectly relating to or arising out of any act or omission of Buyer or any of its Affiliates in connection with their use of the Services, except to the extent any Losses are due to the gross negligence, willful misconduct or fraud of Pfizer or any of its Affiliates or a failure by Pfizer to comply with its obligations under this Agreement. To the extent Buyer may be obligated to indemnify Pfizer pursuant to this Section 5(b), Pfizer shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

            (c) Neither party shall be responsible for failure or delay in performance of any Services, nor shall either party be responsible for failure or delay in receiving such Service, if caused by an act of God, act of public enemy, war, government acts or regulations, fire, flood, hurricane, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, explosion, unusually severe weather or other cause similar or dissimilar to the foregoing beyond their control (herein called "Force Majeure"). Notwithstanding the foregoing, to the extent Services are available after the occurrence of a "Force Majeure" event, Buyer shall be entitled to, and Pfizer shall provide, a level of Services equivalent to the proportionate share of Services used by the Business immediately prior to the occurrence of any such Force Majeure event.

            (d) Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Notwithstanding the foregoing, (i) either party may assign its rights and obligations with respect to the provision of Services hereunder to any wholly owned subsidiary or majority owned Affiliate, provided, that any such assignment shall terminate in the event such wholly owned subsidiary or majority owned Affiliate ceases to be such; and (ii) with the prior written consent of Pfizer (which shall not be unreasonably withheld), Buyer may assign its rights and obligations with respect to the provision of Services under this Agreement to any purchaser of all or substantially all of the Business, so long as Buyer remains liable for all (i) representations, warranties and agreements made herein and (ii) all increased costs attributable thereto.

            (e) Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed as a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

            (f) In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail.

            (g) This Agreement shall be governed and construed under the substantive laws of the State of New York without reference to the conflicts of laws principles thereof, except that for purposes of determining compliance with or the existence of liabilities under Environmental Laws, the Environmental Laws of the Governmental Authority with jurisdiction over the Real Property, Facility or activity involved shall govern. Each party hereby irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

            (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            (i) Each party recognizes that in the performance of this Agreement confidential and/or proprietary information belonging to the other party regarding the Services may be disclosed or become known to the other party or its respective Affiliates ("Confidential Information"). Unless otherwise expressed in writing to the other party, information, including that expressed orally, that is exchanged between the parties shall be presumed to be confidential and/or proprietary. Each party agrees to take such precautions as it normally takes with its confidential and/or proprietary information to hold in confidence for a period of ten (10) years after termination of this Agreement any and all written confidential and/or proprietary information with respect to the Services which belongs to the other party. Notwithstanding the foregoing, each party shall hold all information regarding the other party's business operations or business systems in trust and confidence for such other party and not use it or disclose it to any person. In addition, each party shall hold all confidential and proprietary information of other vendors with whom the other party has a contractual or other business relationship in trust and confidence for such other party and such vendors, shall not use or disclose such information to any person. This obligation shall not apply to:

                  (A) information that, at the time of disclosure, is in the public domain;

                  (B) information that, after disclosure, is published or otherwise becomes part of the public domain through no fault of the party to whom the information was disclosed;

                  (C) information that a party can show through its records was in its possession or the possession of an Affiliate at the time of disclosure (except for confidential information regarding the Business in Pfizer's possession, which shall continue to be confidential): and

                  (D) information that may be received by a party in good faith from a source other than the other party which source either has no duty of non-disclosure to such other party or, if such source does have a duty of non-disclosure, the receiving party was unaware of or had no reasonable basis for knowing thereof.

            (i) Each party shall maintain, however, the right to disclose such information if required to do so by law, but shall endeavor to keep and assist the other parties in keeping it confidential by all appropriate means. If a party finds it necessary to disclose any such information in any judicial or administrative hearing or proceeding, the party shall attempt to disclose such information "in camera" or subject to "protective order" or on some other non-public basis.

            (ii) Upon termination of this Agreement, the parties shall return each other's Confidential Information, provided that the parties shall be entitled to retain one record copy in their legal departments to determine the extent of their continuing obligations.

            (j) All notices or other communications hereunder shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and a telephone confirmation of receipt is obtained promptly after completion of transmission; (iii) on the date after delivery to a reputable nationally recognized overnight courier service; or (iv) three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            To Pfizer:

                  PFIZER INC
                  235 East 42nd Street
                  New York, New York 10017
                  Telephone: (212) 573-3637
                  Telecopy: (212) 573-1445
                  Attn: General Counsel

            To Buyer:

                  PHILIPP BROTHERS CHEMICALS, INC.
                  One Parker Plaza
                  Fort Lee, New Jersey 07024
                  Telephone:
                  Telecopy:
                  Attn:

or to such other address as shall be specified by a party by notice to the other party pursuant to this Section 5(j). All such notices and other communications shall be deemed delivered, if sent by mail as aforesaid, on the second Business Day after the mailing thereof on the date of delivery.

            (k) This Agreement, including the schedules and exhibits attached hereto, and the Purchase Agreement, including the schedules and exhibits attached thereto, and the other agreements which Pfizer and Buyer have entered into contemporaneously herewith, constitute the entire agreement and understanding of the parties with regard to the subject matter thereof and supersede any prior agreements, understandings, negotiations, whether written or oral pertaining to the subject matter hereof.

            (l) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person other than Pfizer, Buyer, or their successors or assigns permitted by Section 5(d), any right, remedy or claim under or by reason of this Agreement.

            (m) Pfizer shall provide to Buyer and its auditors and authorized representatives such information relating to the Services and the accuracy of fees invoiced (including the basis on which such fees were derived) as Buyer shall from time to time reasonably request, and shall permit Buyer and its auditors and authorized representatives reasonable access, during regular business hours and upon reasonable notice, to Pfizer's books and records relating to the Services for purposes of verifying the Services provided and the charges therefor.

            (n) Buyer, on the one hand, and Pfizer on the other, acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. The relationship of Pfizer and Buyer hereunder is that of one independent contractor to another and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

            (o) Both parties are obliged to undertake all reasonable efforts to solve in an amiable way any controversy arising in connection with this Agreement.

            (p) Notwithstanding termination of this Agreement, Buyer shall remain obligated to pay all amounts due and payable as of the date of termination in the manner provided by this Agreement. Section 5(a) (limitations of damages), 5(b) (indemnification) and 5(i) (confidentiality) shall survive termination of this Agreement.

            (q) Buyer shall cause its employees to comply with all of Pfizer's security requirements at the Locations. Buyer agrees that all such employees shall be treated as "contractors" at such Locations and, consequently, access to unrelated areas thereat will be accordingly restricted by Pfizer.

            (r) Buyer shall, if required by the terms of any agreement governing the use of proprietary software and upon notice from Pfizer, be responsible for obtaining and paying for any licenses in respect of such proprietary software of a third party.

            IN WITNESS WHEREOF, the parties have executed this Agreement to be executed as of the date first written above.

                                        PFIZER INC.

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        PHILIPP BROTHERS CHEMICALS, INC.

                                        By:_____________________________________
                                        Name:
                                        Title:

                                   SCHEDULE 1

                                    Services

--------------------------------------------------------------------------------
     Location          Description of Service      Services Period      Fees
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   SCHEDULE 2

                               Responsible Persons

                                                                    EXHIBIT D.-1

             TRANSITIONAL TRADEMARK AND TRADENAME LICENSE AGREEMENT

            This TRADENAME AND TRADEMARK LICENSE AGREEMENT, dated as of this ____ day of ____________, 2000, is by and between Pfizer Inc., a Delaware corporation ("Pfizer") (referred to herein, together with its Affiliates, as "Licensor") and Philipp Brothers Chemicals, Inc., a New York corporation (referred to herein, together with its Affiliates, as "Licensee").

                                    RECITALS

            WHEREAS, Licensor owns certain trademarks, tradenames and trade dress which have heretofore been used by Licensor on or in connection with certain products:

            WHEREAS, Licensor and Licensee have entered into an Asset Purchase Agreement dated as of September 28, 2000 (the "Asset Purchase Agreement"), pursuant to which Licensor is selling certain assets relating to the Products (as defined in the Asset Purchase Agreement) to Licensee;

            WHEREAS, the assets being sold to Licensee pursuant to the Asset Purchase Agreement include Inventories bearing certain trademarks and trade names and trade dress that are owned by Licensor;

            WHEREAS, Section 7.8(a) of the Asset Purchase Agreement provides that Licensor and Licensee shall enter into an agreement in order to permit Licensee to sell Inventories under certain trademarks, trade names and trade dress for a transitional period; and

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Asset Purchase Agreement. The following terms used herein have the following meanings:

            "Agreement" shall mean this Transitional Trademark and Tradename License Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

            "Closing" shall mean the closing of the transactions contemplated by the Asset Purchase Agreement.

            "Inventories" shall mean the Inventories in existence as of Closing.

            "Licensed Intellectual Property" shall mean the Licensed Trademarks, the Licensed Trade Names and the Licensed Trade Dress, collectively.

            "Licensed Products" shall mean the Inventories.

            "Licensed Trade Dress" shall mean Licensor's corporation logo and the color scheme currently used by the Licensor and its subsidiaries, associates and affiliates in connection with such corporation logo, and any other aspect of Product Packaging in current use that constitutes protectible trade dress not assigned to Licensee pursuant to the Asset Purchase Agreement.

            "Licensed Trademarks" shall mean those unregistered or registered trademarks listed on Schedule A hereto.

            "Licensed Trade Names" shall mean those registered or unregistered trade names set forth on Schedule A hereto.

            "Product Packaging" shall mean any packaging, material or article accompanying and/or affixed to the Licensed Products.

                                   ARTICLE II.
                         GRANT OF LICENSE: BEST EFFORTS

            2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its affiliates a nonexclusive, worldwide, royalty-free right and license to use the Licensed Intellectual Property in connection with the packaging, sale, marketing, and distribution of the Licensed Products, but only to the extent the Licensed Intellectual Property was used by Licensor for such purposes prior to the Closing in connection with the Licensed Products.

            2.2 Licensee shall not use any Licensed Intellectual Property in connection with any articles of any description other than Licensed Products.

            2.3 In the event there are omissions or errors in Schedule A hereto, including, but not limited to the listing of Licensed Trademarks or the omission of any trademark or trade name falling within the definition of a Licensed Trademark or Licensed Trade Name, the parties shall modify Schedule A with correct information.

            2.4 The purpose of this Agreement is to provide Licensee with a reasonable transitional period in which to substitute its own corporate identification for the Licensed Intellectual Property. Licensee agrees to use its commercially reasonable efforts throughout the term of this Agreement to discontinue its use of the Licensed Intellectual Property as soon as practicable.

                                  ARTICLE III.
                            ASSIGNMENT; SUBLICENSING

            3.1 Licensee shall not assign, transfer, sublicense or in any manner convey all or any part of its rights or obligations under this Agreement to any other party, without the prior written consent of Licensor.

                                   ARTICLE IV.
                                TERM OF AGREEMENT

            4.1 The term of this Agreement ("Term") shall commence as of the date hereof and, unless sooner terminated in accordance with the terms hereof, shall expire on the earlier of (i) Licensee's actual discontinuance of the use of the Licensed Intellectual Property or (ii) two (2) years after the date hereof; provided, however, that for this purpose, "actual discontinuance" means such time when Licensee has completed the transfer of product registrations from Licensor to Licensee, plus a reasonable time, not to exceed three (3) months, to allow the utilization of packaging and bags that contain Licensor's name and registration number.

                                   ARTICLE V.
                                 QUALITY CONTROL

            5.1 Licensor shall have the right to exercise quality control over the Licensed Products and Licensee's use of the Licensed Intellectual Property to a degree necessary to maintain the validity of the Licensed Intellectual Property and to protect the goodwill associated therewith. Licensor acknowledges that the quality of the Licensed Products and Product Packaging sold by Licensor prior to the Closing is adequate for this purpose. Accordingly, Licensee shall, in its sale, marketing and distribution of the Licensed Products and Product Packaging, adhere to a level of quality at least as high as that set by Licensor for the sale, marketing and distribution of the Licensed Products and Product Packaging prior to the Closing.

            5.2 Licensee shall comply with all applicable laws and regulations in the sale, distribution and marketing of the Licensed Products and Product Packaging, and Licensee shall use all legends, notices, and markings as required by law.

            5.3 Licensee shall, upon reasonable request by Licensor, submit to Licensor samples of Licensed Products and Product Packaging and representative samples of all publicly distributed materials bearing the Licensed Intellectual Property or Product Packaging which are then currently sold or distributed by Licensee. In the event that Licensor finds that such samples of Licensed Products or Product Packaging materially deviate from the Licensed Products or Product Packaging as sold or distributed by Licensor prior to the Closing or that such promotional or publicly distributed materials misuse the Licensed Intellectual Property or misrepresent the Licensed Products in any material respect, Licensee shall, upon notice from Licensor, immediately take steps which are necessary to correct the deviations or misrepresentation in, or misuse of, the respective items; provided, however, in the event Licensor reasonably determines that the defect poses a threat to public health or safety, or to the validity of the Licensed Intellectual Property or to the goodwill associated herewith, Licensee shall, upon notice from Licensor, immediately cease and desist all distribution, sale and marketing of the nonconforming items, and shall immediately direct its distributors and retailers to cease shipment and sale of such nonconforming items. In addition, Licensor shall have the right to inspect upon reasonable notice and during normal business hours such premises of Licensee where applicable activities relating to the packaging, sale, distribution or marketing of Licensed Products are conducted, subject to appropriate confidentiality restrictions reasonably requested by Licensee, in order to ensure the quality of the Product Packaging and Licensed Products bearing the Licensed Intellectual Property.

            5.4 Licensee shall otherwise endeavor to comply with such other reasonable requests as are made by Licensor to enable Licensor to assure the quality of the Licensed Products bearing the Licensed Intellectual Property.

                                   ARTICLE VI.
                      USE OF LICENSED INTELLECTUAL PROPERTY

            6.1 Licensee shall use the Licensed Intellectual Property in accordance with sound trademark and trade name usage principles and in accordance with all applicable laws and regulations as necessary to maintain the validity and enforceability of the Licensed Intellectual Property. Licensee shall not use any Licensed Intellectual Property in any manner which might tarnish, disparage, or reflect adversely on Licensor or the Licensed Intellectual Property.

            6.2 Licensee shall not materially alter the appearance of the Licensed Intellectual Property on Licensed Products or Product Packaging, or in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials, from the appearance of the Licensed Intellectual Property used by Licensor in connection with the Licensed Products prior to the Closing.

            6.3 Licensee acknowledges that its rights to use the Licensed Intellectual Property are nonexclusive. Licensee agrees that it shall cooperate to avoid confusion or conflict arising out of Licensor's simultaneous use of the Licensed Intellectual Property, and to resolve any such conflicts to the satisfaction of Licensor.

                                  ARTICLE VII.
                              PROPERTY OF LICENSOR

            7.1 Licensee acknowledges that the Licensed Intellectual Property and all rights therein (with the exception of those rights expressly granted to Licensee hereunder) and the goodwill pertaining thereto belong exclusively to Licensor. Licensee's use of the Licensed Intellectual Property shall inure to the benefit of Licensor for all purposes, including trademark registration. Without limiting the generality of the foregoing, Licensee shall not challenge the validity of Licensor's ownership of the Licensed Intellectual Property or any registration of application for registration thereof or contest the fact that Licensee's rights under this Agreement are solely those of a Licensee, which rights terminate upon expiration or termination of this Agreement.

            7.2 Licensor shall be responsible for the prosecution and maintenance of registrations of the Licensed Intellectual Property, at Licensor's expense. Licensee shall cooperate with Licensor, and shall execute any documents required by Licensor and supply Licensor with a reasonable number of specimens to assist Licensor, in the registration, enforcement, or maintenance of any Licensed Intellectual Property or recordal of Licensee as a registered user or Licensee.

            7.3 Licensee agrees not to register, or attempt to register, the Licensed Intellectual Property or any confusingly similar intellectual property in its own name or any other name, or to use the Licensed Intellectual Property in commerce other than as provided herein.

            7.4 The provisions of this Article 7 shall survive the termination of this Agreement.

                                  ARTICLE VIII
                PROTECTION OF THE LICENSED INTELLECTUAL PROPERTY

            8.1 In the event that Licensee learns of any infringement or unauthorized use of the Licensed Intellectual Property in connection with the Licensed Products or similar products, it shall promptly notify Licensor. Licensor shall have the sole initial right to bring infringement actions or other similar proceedings against third parties in order to protect the Licensed Intellectual Property. If requested to do so, Licensee shall reasonably cooperate with Licensor in any such action, including but not limited to joining the action as a party if necessary to maintain standing, at Licensor's expense. Any award, or portion of an award, recovered by Licensor in any such action or proceeding commenced by Licensor shall belong solely to Licensor after recovery by both parties of their respective, actual out-of-pocket costs.

            8.2 If Licensor determines not to take any such action, then Licensee may take such action in its own name at its own expense; provided that it first obtains the consent of Licensor and keeps Licensor informed of the status of, and its respective activities regarding such action and any settlement or other resolutions thereof. Licensor may cooperate with Licensee or join such action at its sole discretion, at Licensee's expense. Any award recovered by Licensee in any action or proceeding commenced by Licensee as permitted herein shall belong solely to Licensee, after recovery by both parties of their respective, actual out-of-pocket costs.

            8.3 Licensor shall indemnify, defend and hold Licensee harmless from and against any and all claims, losses, damages and associated legal expenses arising out of any allegation that the Licensed Intellectual Property infringes the rights of any third party. In the event of the institution of any infringement action by a third party against Licensee for use of the Licensed Intellectual Property in accordance with the provisions of this Agreement, Licensee shall promptly notify Licensor of such action in writing.

Licensor shall have the obligation to join and control the defense of such action at Licensor's expense, and Licensee shall cooperate in such defense as requested by Licensor, at Licensee's expense. All judgments and settlements resulting from such action shall be paid by the Licensor and any award received by Licensor or Licensee in such an action shall belong solely to Licensor.

            8.4 Licensee shall keep Licensor informed of the status of, and its activities regarding, any litigation, and settlement or other resolution thereof, concerning the Licensed Intellectual Property. No settlement or consent judgment or other voluntary final disposition of any action defended or action brought by Licensee may be entered into without the written consent of Licensor.

                                   ARTICLE IX.
                                 INDEMNIFICATION

            9.1 Licensee shall indemnify, defend, and hold Licensor harmless from and against any and all claims, losses, damages and associated legal expenses arising out of Licensee's use of the Licensed Intellectual Property or the manufacture, use, and sale of products or any product packaging under such Licensed Intellectual Property, other than claims, losses, damages and associated legal expenses for which the Licensor is responsible or is obligated to indemnify, defend, and hold harmless Licensee pursuant to Section 8.3 hereof, the provisions of the Pfizer Supply and Tolling Agreement, or the provisions of the Asset Purchase Agreement.

            9.2 The provisions of this Article IX shall survive the termination of this Agreement.

                                   ARTICLE X.
                                   TERMINATION

            10.1 In the event that either party commits a material breach of this Agreement, the non-breaching party shall notify the breaching party of the breach in writing. If the breaching party fails to cure the breach within thirty
(30) days from its receipt of such notice, or such lesser period set forth herein (the "Cure Period"), the non-breaching party may, upon written notice effective upon receipt, terminate this Agreement. Notwithstanding the foregoing, however, if the breaching party is unable to cure its breach within the Cure Period for reasons of Force Majeure, notice shall be given in compliance with
Article XIV herein.

                                   ARTICLE XI.
                          CONSEQUENCE OF EXPIRATION OR
                          TERMINATION OF THIS AGREEMENT

            11.1 Upon and after the expiration or termination of this Agreement with respect to the Inventories:

            (a) all rights granted to Licensee hereunder shall revert to Licensor;

            (b) Licensee shall cease all use of the Licensed Intellectual Property or of any trademark, trade name or trade dress confusingly similar thereto, and Licensee shall remove all uses of the Licensed Intellectual Property from the applicable Licensed Products and destroy all remaining applicable Product Packaging, signage, stationery, or other materials bearing the Licensed Intellectual Property; and

            (c) Licensee shall not make reference in its consumer or trade advertising to having been formerly associated with or a licensee of Licensor under the Licensed Intellectual Property.

            11.2 The provisions of this Article XI shall survive the termination of this Agreement.

                                  ARTICLE XII.
                         REPRESENTATIONS AND WARRANTIES

            12.1 Each party represents to the other party, respectively, that:

            (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (ii) it has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder;

            (iii) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder have been duly authorized by all requisite corporate action on the part of it, and no other corporate proceedings on the part of it are required in connection with the execution, delivery and performance by it of this Agreement; and

            (iv) this Agreement constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles.

      12.2 Licensor represents and warrants that:

            (i) the Licensed Intellectual Property is free and clear of any Liens; and

            (ii) the registrations included in the Licensed Intellectual Property are owned or controlled by Licensor and, to the Knowledge of Licensor, are valid and in full force effect in those territories in which Licensor used the applicable Licensed Intellectual Property as of the Closing.

                                  ARTICLE XIII.
                              CHOICE OF LAW; FORUM

            THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT APPLICATION OF ITS RULES OF CONFLICT OF LAWS. LICENSOR AND LICENSEE HEREBY AGREE AND CONSENT TO BE SUBJECT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IN THE ABSENCE OF SUCH FEDERAL JURISDICTION, THE PARTIES CONSENT TO BE SUBJECT TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK.

                                  ARTICLE XIV.
                                  FORCE MAJEURE

            Neither Licensee nor Licensor shall be considered in default in the performance of its obligations hereunder if such performance is prevented or delayed because of war, hostilities, revolution, civil commotion, strike, lock-out, epidemic, accident, fire, wind, flood, or because of any law, order, proclamation, regulation, or ordinance of any government or of any subdivision thereof, or because of any act of God, or any other unforeseeable act or action of like character ("Force Majeure"); provided that notice of such Force Majeure is given by the affected party to the other within seven (7) days of the beginning of said Force Majeure or the date on which it becomes reasonably apparent that the controlling event will create a state of Force Majeure.

                                   ARTICLE XV.
                                  MISCELLANEOUS

            15.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To Licensor:

      PFIZER INC.
      235 East 42nd Street
      New York, NY 10017
      Telephone: 212-573-3637
      Telecopy: 212-573-1445
      Attn: Paul S. Miller, Esq.
      Executive Vice President and
      General Counsel

With a copy to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York 10153
      Attn: Raymond O. Gietz, Esq.

To Licensee:

      Philipp Brothers Chemicals, Inc.
      One Parker Plaza
      Fort Lee, NJ 07024
      Telephone: 201-944-6020
      Telecopy: 201-944-5937
      Attn: Jack C. Bendheim,
       President

With a copy to:

      Proskauer Rose LLP
      1585 Broadway
      New York, NY 10036-8299
      Attn: Ronald R. Papa, Esq.

            15.2 The termination or expiration of this Agreement for any reason whatsoever shall not release any party hereto from any liability which at the time of termination or expiration had already accrued to the other party in respect to any act or omission prior thereto. The expiration or termination of this Agreement for any reason shall not affect the continued operations or enforcement of any provision of this Agreement which, by its express terms, is to survive expiration or termination.

            15.3 The parties hereto shall not directly or indirectly, disclose or use at any time (either during or after the termination or expiration of the term of this Agreement), except to or for the benefit of the other as such other party may direct in writing, any confidential information of the other provided in the context of the parties' relationship as Licensor and Licensee under this Agreement, provided that the foregoing shall not apply to information that: (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to confidentiality under this Agreement; (ii) is disclosed to such party by a third party who is not in default of any confidentiality obligation to the other party; (iii) is developed by or on behalf of such party, without reliance on confidential information acquired from the other party; (iv) is required to be disclosed in compliance with applicable laws or regulations or order by a court of competent jurisdiction, provided that reasonable measures shall be taken to assure confidential treatment of such information; or (v) is provided by such party under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, to third parties for consulting, accounting, legal and similar purposes.

            15.4 Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Licensor and Licensee, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            15.5 This Agreement (including all Schedules and Exhibits hereto) and the agreements expressly referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

            15.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Licensee, Licensor, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

            15.7 Nothing herein contained shall be construed to place the parties in the relationship of partners, joint venturers, principal and agent, or employer and employee. Neither party shall have the power to assume, create, or incur liability or any obligation of any kind, express or implied, in the name of or on behalf of the other party by virtue of this Agreement.

            15.8 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

            15.9 The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            15.10 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            15.11 Any provision which expressly provides for survival and all obligations of indemnification shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                    PFIZER INC.


                                    By:___________________________
                                         Name:
                                         Title:


                                    PHILIPP BROTHERS CHEMICALS, INC.


                                    By:___________________________
                                         Name:
                                         Title:

                                   SCHEDULE A
                       Licensed Trademarks and Trade Names

                                                                    EXHIBIT D.-2

                TRADEMARK LICENSE AGREEMENT (PFIZER TO PURCHASER)

            This TRADEMARK LICENSE AGREEMENT (PFIZER TO PURCHASER), dated as of this ____ day of ____________, 2000, is by and between Pfizer Inc., a Delaware corporation ("Pfizer") (referred to herein, together with its Affiliates, as "Licensor") and Philipp Brothers Chemicals, Inc., a New York corporation (referred to herein, together with its Affiliates, as "Licensee").

                                    RECITALS

            WHEREAS, Licensor owns certain trademarks, tradenames and trade dress which have heretofore been used by Licensor on or in connection with certain products:

            WHEREAS, Licensor and Licensee have entered into an Asset Purchase Agreement dated as of September 28, 2000 (the "Purchase Agreement") pursuant to which Licensor is selling certain assets relating to the Products (as defined in Purchase Agreement) to Licensee;

            WHEREAS, Section 7.8(b) of the Purchase Agreement provides that Licensor and Licensee shall enter into a Trademark License Agreement in order to permit Licensee to sell products under certain trademarks.

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement. The following terms used herein have the following meanings:

            "Agreement" shall mean this Trademark License Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

            "Closing" shall mean the closing of the transactions contemplated by the Purchase Agreement.

            "Licensed Trademarks" shall mean those unregistered or registered trademarks listed on Schedule A hereto.

            "Products" shall mean those livestock feed additive products that are the subject of the Purchase Agreement.

                                   ARTICLE II.
                                GRANT OF LICENSE

            2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a nonexclusive, royalty-free right and license to use the Licensed Trademarks in connection with the packaging, sale, marketing, and distribution of the Products in all countries of the world, other than India, Bangladesh, Nepal and Sri Lanka.

            2.2 Licensee shall not use any Licensed Trademarks in connection with any articles of any description other than Products.

            2.3 In the event there are omissions or errors in Schedule A hereto, including, but not limited to the listing of Licensed Trademarks or the omission of any trademark or trade name falling within the definition of a Licensed Trademark, the parties shall modify Schedule A with correct information.

                                  ARTICLE III.
                            ASSIGNMENT; SUBLICENSING

            3.1 Licensee shall not assign, transfer, sublicense or in any manner convey all or any part of its rights or obligations under this Agreement to any other party, without the prior written consent of Licensor.

                                   ARTICLE IV.
                                TERM OF AGREEMENT

            4.1 The term of this Agreement shall commence on the date hereof and, unless sooner terminated as provided herein, shall continue for a period of ten (10) years from the Closing.

                                   ARTICLE V.
                                 QUALITY CONTROL

            5.1 Licensor shall have the right to exercise quality control over the Products and Licensee's use of the Licensed Trademarks to a degree necessary to maintain the validity of the Licensed Trademarks and to protect the goodwill associated therewith. Licensor acknowledges that the quality of the Products sold by Licensor prior to the Closing is adequate for this purpose. Accordingly, Licensee shall, in its sale, marketing and distribution of the Products, adhere to a level of quality at least as high as that set by Licensor for the sale, marketing and distribution of the Products prior to the Closing.

            5.2 Licensee shall comply with all applicable laws and regulations in the sale, distribution and marketing of the Products, and Licensee shall use all legends, notices, and markings as required by law.

            5.3 Licensee shall, upon reasonable request by Licensor, submit to Licensor samples of products and product packaging and representative samples of all publicly distributed materials bearing the Licensed Trademarks which are then currently sold or distributed by Licensee. In the event that Licensor finds that such samples of products or product packaging materially deviate from the Products or product packaging as sold or distributed by Licensor prior to the Closing or that such promotional or publicly distributed materials misuse the Licensed Trademarks or misrepresent the Products in any material respect, Licensee shall, upon notice from Licensor, immediately take steps which are necessary to correct the deviations or misrepresentation in, or misuse of, the respective items; provided, however, in the event Licensor reasonably determines that the defect poses a threat to public health or safety, or to the validity of the Licensed Trademark or to the goodwill associated herewith, Licensee shall, upon notice from Licensor, immediately cease and desist all distribution, sale and marketing of the nonconforming items, and shall immediately direct its distributors and retailers to cease shipment and sale of such nonconforming items. In addition, Licensor shall have the right to inspect upon reasonable notice and during normal business hours such premises of Licensee where applicable activities relating to the packaging, sale, distribution or marketing of Products are conducted, subject to appropriate confidentiality restrictions reasonably requested by Licensee, in order to ensure the quality of the Products bearing the Licensed Trademarks.

            5.4 Licensee shall otherwise endeavor to comply with such other reasonable requests as are made by Licensor to enable Licensor to assure the quality of the Products bearing the Licensed Trademarks.

                                   ARTICLE VI.
                      USE OF LICENSED INTELLECTUAL PROPERTY

            6.1 Licensee shall use the Licensed Trademarks in accordance with sound trademark and trade name usage principles and in accordance with all applicable laws and regulations as necessary to maintain the validity and enforceability of the Licensed Trademarks. Licensee shall not use any Licensed Trademarks in any manner which might tarnish, disparage, or reflect adversely on Licensor or the Licensed Trademarks.

            6.2 Licensee shall not materially alter the appearance of the Licensed Trademarks on Products, or in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials, from the appearance of the Licensed Trademarks used by Licensor in connection with the Products prior to the Closing.

            6.3 Licensee acknowledges that its rights to use the Licensed Trademarks are nonexclusive. Licensee agrees that it shall cooperate to avoid confusion or conflict arising out of Licensor's simultaneous use of the Licensed Trademarks, and to resolve any such conflicts to the satisfaction of Licensor.

                                  ARTICLE VII.
                              PROPERTY OF LICENSOR

            7.1 Licensee acknowledges that the Licensed Trademarks and all rights therein (with the exception of those rights expressly granted to Licensee hereunder) and the goodwill pertaining thereto belong exclusively to Licensor. Licensee's use of the Licensed Trademarks shall inure to the benefit of Licensor for all purposes, including trademark registration. Without limiting the generality of the foregoing, Licensee shall not challenge the validity of Licensor's ownership of the Licensed Trademarks or any registration of application for registration thereof or contest the fact that Licensee's rights under this Agreement are solely those of a Licensee, which rights terminate upon expiration or termination of this Agreement.

            7.2 Licensor shall be responsible for the prosecution and maintenance of registrations of the Licensed Trademarks, at Licensor's expense. Licensee shall cooperate with Licensor, and shall execute any documents required by Licensor and supply Licensor with a reasonable number of specimens to assist Licensor, in the registration, enforcement, or maintenance of any Licensed Trademarks or recordal of Licensee as a registered user or licensee.

            7.3 Licensee agrees not to register, or attempt to register, the Licensed Trademarks or any confusingly similar intellectual property in its own name or any other name, or to use the Licensed Trademarks in commerce other than as provided herein.

            7.4 The provisions of this Article 7 shall survive the termination of this Agreement.

                                  ARTICLE VIII
                PROTECTION OF THE LICENSED INTELLECTUAL PROPERTY

            8.1 In the event that Licensee learns of any infringement or unauthorized use of the Licensed Trademarks in connection with the Products or similar products, it shall promptly notify Licensor. Licensor shall have the sole initial right to bring infringement actions or other similar proceedings against third parties in order to protect the Licensed Trademarks. If requested to do so, Licensee shall reasonably cooperate with Licensor in any such action, including but not limited to joining the action as a party if necessary to maintain standing, at Licensor's expense. Any award, or portion of an award, recovered by Licensor in any such action or proceeding commenced by Licensor shall belong solely to Licensor after recovery by both parties of their respective, actual out-of-pocket costs.

            8.2 If Licensor determines not to take any such action, then Licensee may take such action in its own name at its own expense; provided that it first obtains the consent of Licensor and keeps Licensor informed of the status of, and its respective activities regarding such action and any settlement or other resolutions thereof. Licensor may cooperate with Licensee or join such action at its sole discretion, at Licensee's expense. Any award recovered by Licensee in any action or proceeding commenced by Licensee as permitted herein shall belong solely to Licensee, after recovery by both parties of their respective, actual out-of-pocket costs.

            8.3 Licensor shall indemnify, defend and hold Licensee harmless from and against any and all claims, losses, damages and associated legal expenses arising out of any allegation that any Licensed Trademark infringes the rights of any third party. In the event of the institution of any infringement action by a third party against Licensee for use of the Licensed Trademarks in accordance with the provisions of this Agreement, Licensee shall promptly notify Licensor of such action in writing. Licensor shall have the obligation to join and control the defense of such action at Licensor's expense, and Licensee shall cooperate in such defense as requested by Licensor, at Licensee's expense. All judgments and settlements resulting from such action shall be paid by the Licensor and any award received by Licensor or Licensee in such an action shall belong solely to Licensor.

            8.4 Licensee shall keep Licensor informed of the status of, and its activities regarding, any litigation, and settlement or other resolution thereof, concerning the Licensed Trademarks. No settlement or consent judgment or other voluntary final disposition of any action defended or action brought by Licensee may be entered into without the written consent of Licensor.

                                   ARTICLE IX.
                                 INDEMNIFICATION

            9.1 Licensee shall indemnify, defend, and hold Licensor, its Affiliates and their respective officers, and directors harmless from and against any and all claims, losses, damages and associated legal expenses arising out of Licensee's use of the Licensed Trademarks or the manufacture, use, and sale of products or any product packaging under such Licensed Trademarks, other than claims, losses, damages and associated legal expenses for which the Licensor is responsible or is obligated to indemnify, defend and hold harmless Licensee pursuant to Section 8.3 hereof, the provisions of the Pfizer Supply and Tolling Agreement or the provisions of the Purchase Agreement .

            9.2 The provisions of this Article IX shall survive the termination of this Agreement.

                                   ARTICLE X.
                                   TERMINATION

            10.1 In the event that either party commits a material breach of this Agreement, the non-breaching party shall notify the breaching party of the breach in writing. If the breaching party fails to cure the breach within thirty
(30) days from its receipt of such notice, or such lesser period set forth herein (the "Cure Period"), the non-breaching party may, upon written notice effective upon receipt, terminate this Agreement. Notwithstanding the foregoing, however, if the breaching party is unable to cure its breach within the Cure Period for reasons of Force Majeure, notice shall be given in compliance with
Article XIV herein.

                                   ARTICLE XI.
                          CONSEQUENCE OF EXPIRATION OR
                          TERMINATION OF THIS AGREEMENT

            11.1 Upon and after the expiration or termination of this Agreement:

            (a) all rights granted to Licensee hereunder shall revert to Licensor;

            (b) Licensee shall cease all use of the Licensed Trademarks or of any trademark, trade name or trade dress confusingly similar thereto, and Licensee shall remove all uses of the Licensed Trademarks from the applicable Products and destroy all remaining applicable product packaging, signage, stationery, or other materials bearing the Licensed Trademarks; and

            (c) Licensee shall not make reference in its consumer or trade advertising to having been formerly associated with or a licensee of Licensor under the Licensed Trademarks.

            11.2 The provisions of this Article XI shall survive the termination of this Agreement.

                                  ARTICLE XII.
                         REPRESENTATIONS AND WARRANTIES

            12.1 Each party represents to the other party, respectively, that:

            (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (ii) it has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder;

            (iii) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of it, and no other corporate proceedings on the part of it are required in connection with the execution, delivery and performance by it of this Agreement; and

            (iv) this Agreement constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles.

            12.2 Licensor represents and warrants that:

            (i) the Licensed Trademarks are free and clear of any Liens except for claims or conflicts listed in Schedule B; and

            (ii) the registrations included in the Licensed Trademarks are owned or controlled by Licensor and, to the Knowledge of Licensor, are valid and in full force effect in those territories in which Licensor used the applicable Licensed Trademarks as of the Closing.

                                  ARTICLE XIII.
                              CHOICE OF LAW; FORUM

            THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT APPLICATION OF ITS RULES OF CONFLICT OF LAWS. LICENSOR AND LICENSEE HEREBY AGREE AND CONSENT TO BE SUBJECT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IN THE ABSENCE OF SUCH FEDERAL JURISDICTION, THE PARTIES CONSENT TO BE SUBJECT TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK.

                                  ARTICLE XIV.
                                  FORCE MAJEURE

            Neither Licensee nor Licensor shall be considered in default in the performance of its obligations hereunder if such performance is prevented or delayed because of war, hostilities, revolution, civil commotion, strike, lock-out, epidemic, accident, fire, wind, flood, or because of any law, order, proclamation, regulation, or ordinance of any government or of any subdivision thereof, or because of any act of God, or any other unforeseeable act or action of like character ("Force Majeure"), provided that notice of such Force Majeure is given by the affected party to the other within seven (7) days of the beginning of said Force Majeure or the date on which it becomes reasonably apparent that the controlling event will create a state of Force Majeure.

                                   ARTICLE XV.
                                  MISCELLANEOUS

            15.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To Licensor:

      PFIZER INC.
      235 East 42nd Street
      New York, NY 10017
      Telephone: 212-573-3637
      Telecopy: 212-573-1445
      Attn: Paul S. Miller, Esq.
      Executive Vice President and
      General Counsel

With a copy to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York 10153
      Attn: Raymond O. Gietz, Esq.

To Licensee:

      Philipp Brothers Chemicals, Inc.
      One Parker Plaza
      Fort Lee, NJ 07024
      Telephone: 201-944-6020
      Telecopy: 201-944-5937
      Attn: Jack C. Bendheim,
       President

With a copy to:

      Proskauer Rose LLP
      1585 Broadway
      New York, NY 10036-8299
      Attn: Ronald R. Papa, Esq.

            15.2 The termination or expiration of this Agreement for any reason whatsoever shall not release any party hereto from any liability which at the time of termination or expiration had already accrued to the other party in respect to any act or omission prior thereto. The expiration or termination of this Agreement for any reason shall not affect the continued operations or enforcement of any provision of this Agreement which, by its express terms, is to survive expiration or termination.

            15.3 The parties hereto shall not directly or indirectly, disclose or use at any time (either during or after the termination or expiration of the term of this Agreement), except to or for the benefit of the other as such other party may direct in writing, any confidential information of the other provided in the context of the parties' relationship as Licensor and Licensee under this Agreement, provided that the foregoing shall not apply to information that: (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to confidentiality under this Agreement; (ii) is disclosed to such party by a third party who is not in default of any confidentiality obligation to the other party; (iii) is developed by or on behalf of such party, without reliance on confidential information acquired from the other party; (iv) is required to be disclosed in compliance with applicable laws or regulations or order by a court of competent jurisdiction, provided that reasonable measures shall be taken to assure confidential treatment of such information; or (v) is provided by such party under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, to third parties for consulting, accounting, legal and similar purposes.

            15.4 Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Licensor and Licensee, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            15.5 This Agreement (including all Schedules and Exhibits hereto) and the agreements expressly referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

            15.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Licensee, Licensor, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

            15.7 Nothing herein contained shall be construed to place the parties in the relationship of partners, joint venturers, principal and agent, or employer and employee. Neither party shall have the power to assume, create, or incur liability or any obligation of any kind, express or implied, in the name of or on behalf of the other party by virtue of this Agreement.

            15.8 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

            15.9 The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            15.10 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            15.11 Any provision which expressly provides for survival and all obligations of indemnification shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                          PFIZER INC.


                                          By:___________________________
                                                Name:
                                                Title:


                                          PHILIPP BROTHERS CHEMICALS, INC.


                                          By:___________________________
                                               Name:
                                               Title:

                                   SCHEDULE A

                       Licensed Trademarks and Trade Names

                       Terramycin(R)

                       Terramycine(R)

                       Terramicina(R)

                       Neo Terramycin(R)

                       Neo Terramycine(R)

                       Neo Terramicina(R)

                       Neo Terramix(R)

                       Terramix(R)

                                   SCHEDULE B

                                      None

                                                                    EXHIBIT D.-3

                TRADEMARK LICENSE AGREEMENT (PURCHASER TO PFIZER)

            This TRADEMARK LICENSE AGREEMENT (PURCHASER TO PFIZER), dated as of this ___ day of _________, 2000, is by and between Philipp Brothers Chemicals, Inc., a New York corporation (referred to herein, together with its Affiliates, as "Licensor") and Pfizer Inc., a Delaware corporation ("Pfizer") a Delaware corporation (referred to herein, together with its Affiliates, as "Licensee").

                                    RECITALS

            WHEREAS, Licensor and Licensee have entered into an Asset Purchase Agreement dated as of September 28, 2000 (the "Purchase Agreement") pursuant to which Licensee is selling certain assets (as described in Purchase Agreement) to Licensor, including, without limitation, the Licensed Trademarks;

            WHEREAS, Licensee has heretofore used the Licensed Trademarks in connection with certain non-feed additive products which are not being sold pursuant to the Purchase Agreement but which are marketed under the Licensed Trademarks (the "Products");

            WHEREAS, Section 7.8(c) of the Purchase Agreement provides that Licensor and Licensee shall enter into a Trademark License Agreement in order to permit Licensee to continue to use the Licensed Trademarks in connection with the sale of the Products.

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement. The following terms used herein have the following meanings:

            "Agreement" shall mean this Trademark License Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

            "Closing" shall mean the closing of the transactions contemplated by the Purchase Agreement.

            "Licensed Trademarks" shall mean those unregistered or registered trademarks listed on Schedule A hereto.

                                   ARTICLE II.
                         GRANT OF LICENSE: BEST EFFORTS

            2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a nonexclusive, royalty-free right and license to use the Licensed Trademarks in connection with the packaging, sale, marketing, and distribution of the Products in all countries of the world.

            2.2 Licensee shall not use any Licensed Trademarks in connection with any articles of any description other than Products.

            2.3 In the event there are omissions or errors in Schedule A hereto, including, but not limited to the listing of Licensed Trademarks or the omission of any trademark or trade name falling within the definition of a Licensed Trademark, the parties shall modify Schedule A with correct information.

                                  ARTICLE III.
                            ASSIGNMENT; SUBLICENSING

            3.1 Licensee shall not assign, transfer, sublicense or in any manner convey all or any part of its rights or obligations under this Agreement to any other party, without the prior written consent of Licensor.

                                   ARTICLE IV.
                                TERM OF AGREEMENT

            4.1 The term of this Agreement shall commence on the date hereof and, unless sooner terminated as provided herein, shall continue for a period of fifty (50) years.

                                   ARTICLE V.
                                 QUALITY CONTROL

            5.1 Licensor shall have the right to exercise quality control over the Products and Licensee's use of the Licensed Trademarks to a degree necessary to maintain the validity of the Licensed Trademarks and to protect the goodwill associated therewith. Licensor acknowledges that the quality of the Products sold by Licensee prior to the Closing is adequate for this purpose. Accordingly, Licensee shall, in its sale, marketing and distribution of the Products, adhere to a level of quality at least as high as that maintained by it for the sale, marketing and distribution of the Products prior to the Closing.

            5.2 Licensee shall comply with all applicable laws and regulations in the sale, distribution and marketing of the Products, and Licensee shall use all legends, notices, and markings as required by law.

            5.3 Licensee shall, upon reasonable request by Licensor, submit to Licensor samples of products and product packaging and representative samples of all publicly distributed materials bearing the Licensed Trademarks which are then currently sold or distributed by Licensee. In the event that Licensor finds that such samples of products or product packaging materially deviate from the Products or product packaging as sold or distributed by Licensee prior to the Closing or that such promotional or publicly distributed materials misuse the Licensed Trademarks or misrepresent the Products in any material respect, Licensee shall, upon notice from Licensor, immediately take steps which are necessary to correct the deviations or misrepresentation in, or misuse of, the respective items; provided, however, in the event Licensor reasonably determines that the defect poses a threat to public health or safety, or to the validity of the Licensed Trademark or to the goodwill associated herewith, Licensee shall, upon notice from Licensor, immediately cease and desist all distribution, sale and marketing of the nonconforming items, and shall immediately direct its distributors and retailers to cease shipment and sale of such nonconforming items. In addition, Licensor shall have the right to inspect upon reasonable notice and during normal business hours such premises of Licensee where applicable activities relating to the packaging, sale, distribution or marketing of Products are conducted, subject to appropriate confidentiality restrictions reasonably requested by Licensee, in order to ensure the quality of the Products bearing the Licensed Trademarks.

            5.4 Licensee shall otherwise endeavor to comply with such other reasonable requests as are made by Licensor to enable Licensor to assure the quality of the Products bearing the Licensed Trademarks.

                                   ARTICLE VI.
                      USE OF LICENSED INTELLECTUAL PROPERTY

            6.1 Licensee shall use the Licensed Trademarks in accordance with sound trademark and trade name usage principles and in accordance with all applicable laws and regulations as necessary to maintain the validity and enforceability of the Licensed Trademarks. Licensee shall not use any Licensed Trademarks in any manner which might tarnish, disparage, or reflect adversely on Licensor or the Licensed Trademarks.

            6.2 Licensee shall not materially alter the appearance of the Licensed Trademarks on Products, or in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials, from the appearance of the Licensed Trademarks used by Licensee in connection with the Products prior to the Closing.

            6.3 Licensee acknowledges that its rights to use the Licensed Trademarks are nonexclusive. Licensee agrees that it shall cooperate to avoid confusion or conflict arising out of Licensor's simultaneous use of the Licensed Trademarks, and to resolve any such conflicts to the satisfaction of Licensor.

                                  ARTICLE VII.
                              PROPERTY OF LICENSOR

            7.1 Licensee acknowledges that the Licensed Trademarks and all rights therein (with the exception of those rights expressly granted to Licensee hereunder) and the goodwill pertaining thereto belong exclusively to Licensor. Licensee's use of the Licensed Trademarks shall inure to the benefit of Licensor for all purposes, including trademark registration. Without limiting the generality of the foregoing, Licensee shall not challenge the validity of Licensor's ownership of the Licensed Trademarks or any registration of application for registration thereof or contest the fact that Licensee's rights under this Agreement are solely those of a Licensee, which rights terminate upon expiration or termination of this Agreement.

            7.2 Licensor shall be responsible for the prosecution and maintenance of registrations of the Licensed Trademarks, at Licensor's expense. Licensee shall cooperate with Licensor, and shall execute any documents required by Licensor and supply Licensor with a reasonable number of specimens to assist Licensor, in the registration, enforcement, or maintenance of any Licensed Trademarks or recordal of Licensee as a registered user or licensee.

            7.3 Licensee agrees not to register, or attempt to register, the Licensed Trademarks or any confusingly similar intellectual property in its own name or any other name, or to use the Licensed Trademarks in commerce other than as provided herein.

            7.4 The provisions of this Article 7 shall survive the termination of this Agreement.

                                  ARTICLE VIII
                PROTECTION OF THE LICENSED INTELLECTUAL PROPERTY

            8.1 In the event that Licensee learns of any infringement or unauthorized use of the Licensed Trademarks in connection with the Products or similar products, it shall promptly notify Licensor. Licensor shall have the sole initial right to bring infringement actions or other similar proceedings against third parties in order to protect the Licensed Trademarks. If requested to do so, Licensee shall reasonably cooperate with Licensor in any such action, including but not limited to joining the action as a party if necessary to maintain standing, at Licensor's expense. Any award, or portion of an award, recovered by Licensor in any such action or proceeding commenced by Licensor shall belong solely to Licensor after recovery by both parties of their respective, actual out-of-pocket costs.

            8.2 If Licensor determines not to take any such action, then Licensee may take such action in its own name at its own expense; provided that it first obtains the consent of Licensor and keeps Licensor informed of the status of, and its respective activities regarding such action and any settlement or other resolutions thereof. Licensor may cooperate with Licensee or join such action at its sole discretion, at Licensee's expense. Any award recovered by Licensee in any action or proceeding commenced by Licensee as permitted herein shall belong solely to Licensee, after recovery by both parties of their respective, actual out-of-pocket costs.

            8.3 Licensor shall indemnify, defend and hold Licensee harmless from and against any and all claims, losses, damages and associated legal expenses arising out of any allegation that any Licensed Trademark infringes the rights of any third party. In the event of the institution of any infringement action by a third party against Licensee for use of the Licensed Trademarks in accordance with the provisions of this Agreement, Licensee shall promptly notify Licensor of such action in writing. Licensor shall have the obligation to join and control the defense of such action at Licensor's expense, and Licensee shall cooperate in such defense as requested by Licensor, at Licensee's expense. All judgments and settlements resulting from such action shall be paid by the Licensor and any award received by Licensor or Licensee in such an action shall belong solely to Licensor.

            8.4 Licensee shall keep Licensor informed of the status of, and its activities regarding, any litigation, and settlement or other resolution thereof, concerning the Licensed Trademarks. No settlement or consent judgment or other voluntary final disposition of any action defended or action brought by Licensee may be entered into without the written consent of Licensor.

                                   ARTICLE IX.
                                 INDEMNIFICATION

            9.1 Licensee shall indemnify, defend, and hold Licensor, its Affiliates and their respective officers, and directors harmless from and against any and all claims, losses, damages and associated legal expenses arising out of Licensee's use of the Licensed Trademarks or the manufacture, use, and sale of products or any product packaging under such Licensed Trademarks other than claims, losses, damages and associated legal expenses for which the Licensor is responsible or is obligated to indemnify, defend and hold harmless Licensee pursuant to Section 8.3 hereof, the provisions of the Pfizer Supply and Tolling Agreement or the provisions of the Purchase Agreement.

            9.2 The provisions of this Article IX shall survive the termination of this Agreement.

                                   ARTICLE X.
                                   TERMINATION

            10.1 In the event that either party commits a material breach of this Agreement, the non-breaching party shall notify the breaching party of the breach in writing. If the breaching party fails to cure the breach within thirty
(30) days from its receipt of such notice, or such lesser period set forth herein (the "Cure Period"), the non-breaching party may, upon written notice effective upon receipt, terminate this Agreement. Notwithstanding the foregoing, however, if the breaching party is unable to cure its breach within the Cure Period for reasons of Force Majeure, notice shall be given in compliance with
Article XIV herein.

                                   ARTICLE XI.
                          CONSEQUENCE OF EXPIRATION OR
                          TERMINATION OF THIS AGREEMENT

            11.1 Upon and after the expiration or termination of this Agreement:

            (a) all rights granted to Licensee hereunder shall revert to Licensor;

            (b) Licensee shall cease all use of the Licensed Trademarks or of any trademark, trade name or trade dress confusingly similar thereto, and Licensee shall remove all uses of the Licensed Trademarks from the applicable Products and destroy all remaining applicable product packaging, signage, stationery, or other materials bearing the Licensed Trademarks; and

            (c) Licensee shall not make reference in its consumer or trade advertising to having been formerly associated with or a licensee of Licensor under the Licensed Trademarks.

            11.2 The provisions of this Article XI shall survive the termination of this Agreement.

                                  ARTICLE XII.
                         REPRESENTATIONS AND WARRANTIES

            12.1 Each party represents to the other party, respectively, that:

            (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (ii) it has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder;

            (iii) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of it, and no other corporate proceedings on the part of it are required in connection with the execution, delivery and performance by it of this Agreement; and

            (iv) this Agreement constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles.

            12.2 Licensor represents and warrants that:

            (i) the Licensed Trademarks are, to the knowledge of Licensor, free and clear of any Liens except for claims or conflicts listed in Schedule B; and

            (ii) the registrations included in the Licensed Trademarks are owned or controlled by Licensor.

                                  ARTICLE XIII.
                              CHOICE OF LAW; FORUM

            THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT APPLICATION OF ITS RULES OF CONFLICT OF LAWS. LICENSOR AND LICENSEE HEREBY AGREE AND CONSENT TO BE SUBJECT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IN THE ABSENCE OF SUCH FEDERAL JURISDICTION, THE PARTIES CONSENT TO BE SUBJECT TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK.

                                  ARTICLE XIV.
                                  FORCE MAJEURE

            Neither Licensee nor Licensor shall be considered in default in the performance of its obligations hereunder if such performance is prevented or delayed because of war, hostilities, revolution, civil commotion, strike, lock-out, epidemic, accident, fire, wind, flood, or because of any law, order, proclamation, regulation, or ordinance of any government or of any subdivision thereof, or because of any act of God, or any other unforeseeable act or action of like character ("Force Majeure"), provided that notice of such Force Majeure is given by the affected party to the other within seven (7) days of the beginning of said Force Majeure or the date on which it becomes reasonably apparent that the controlling event will create a state of Force Majeure.

                                   ARTICLE XV.
                                  MISCELLANEOUS

            15.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To Licensor:

      Philipp Brothers Chemicals, Inc.
      One Parker Plaza
      Fort Lee, NJ 07024
      Telephone: 201-944-6020
      Telecopy: 201-944-5937
      Attn: Jack C. Bendheim,
       President

With a copy to:

      Proskauer Rose LLP
      1585 Broadway
      New York, NY 10036-8299
      Attn: Ronald R. Papa, Esq.

To Licensee:

      PFIZER INC.
      235 East 42nd Street
      New York, NY 10017
      Telephone: 212-573-3637
      Telecopy: 212-573-1445
      Attn: Paul S. Miller, Esq.
      Executive Vice President and
      General Counsel

With a copy to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York 10153
      Attn: Raymond O. Gietz, Esq.

            15.2 The termination or expiration of this Agreement for any reason whatsoever shall not release any party hereto from any liability which at the time of termination or expiration had already accrued to the other party in respect to any act or omission prior thereto. The expiration or termination of this Agreement for any reason shall not affect the continued operations or enforcement of any provision of this Agreement which, by its express terms, is to survive expiration or termination.

            15.3 The parties hereto shall not directly or indirectly, disclose or use at any time (either during or after the termination or expiration of the term of this Agreement), except to or for the benefit of the other as such other party may direct in writing, any confidential information of the other provided in the context of the parties' relationship as Licensor and Licensee under this Agreement, provided that the foregoing shall not apply to information that: (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to confidentiality under this Agreement; (ii) is disclosed to such party by a third party who is not in default of any confidentiality obligation to the other party; (iii) is developed by or on behalf of such party, without reliance on confidential information acquired from the other party; (iv) is required to be disclosed in compliance with applicable laws or regulations or order by a court of competent jurisdiction, provided that reasonable measures shall be taken to assure confidential treatment of such information; or (v) is provided by such party under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, to third parties for consulting, accounting, legal and similar purposes.

            15.4 Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Licensor and Licensee, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            15.5 This Agreement (including all Schedules and Exhibits hereto) and the agreements expressly referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

            15.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Licensee, Licensor, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

            15.7 Nothing herein contained shall be construed to place the parties in the relationship of partners, joint venturers, principal and agent, or employer and employee. Neither party shall have the power to assume, create, or incur liability or any obligation of any kind, express or implied, in the name of or on behalf of the other party by virtue of this Agreement.

            15.8 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

            15.9 The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            15.10 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            15.11 Any provision which expressly provides for survival and all obligations of indemnification shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                          PHILIPP BROTHERS CHEMICALS, INC.


                                          By:___________________________
                                                Name:
                                                Title:


                                          PFIZER INC.


                                          By:___________________________
                                                Name:
                                                Title:

                                   SCHEDULE A

                       Licensed Trademarks and Trade Names

                       Banminth(R)

                       Pro-Banminth(R)

                       Mecadox(R)

                       Vibravet(R)

                                   SCHEDULE B

                                    None

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

                                                                       EXHIBIT E

                       PFIZER SUPPLY AND TOLLING AGREEMENT

      This Agreement, dated as of ____________ __, 2000, is by and between Philipp Brothers Chemicals, Inc. (hereinafter referred to as "Phibro" or the "Buyer"), a corporation duly organized and existing under the laws of the State of New York, and Pfizer Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as "Pfizer"). Phibro and Pfizer are hereafter sometimes individually called a "Party" and collectively called the "Parties".

                               W I T N E S S E T H

      WHEREAS, Phibro and Pfizer have entered into an Asset Purchase Agreement, dated as of September 28, 2000 (the "Asset Purchase Agreement"), pursuant to which Pfizer has sold, and Phibro has purchased, certain products and related assets of Pfizer; and

      WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Pfizer has agreed to supply to Phibro for a limited time certain Product Lines (as hereinafter defined) and Products (as hereinafter defined);

      WHEREAS, Phibro and Pfizer desire to define their respective rights and obligations with regard to the supply of the Product Lines and Products in this Agreement.

      NOW, THEREFORE, it is agreed as follows:

SECTION 1 - DEFINITIONS

      As used in this Agreement, the terms defined below shall have the following meanings:

1.1 "Bulk Active" shall mean the active drug ingredient manufactured or purchased by Pfizer or Phibro and used in the manufacture of a Product.

1.2 "Product" shall mean individual product and package presentations within a Product Line.

1.3 "Product Lines" shall mean any or all of the product lines of which the Products are a part as produced by Pfizer and sold by Pfizer as of the date of the Asset Purchase Agreement, including [ * ]
            [                                 *                                ]
            [                                 *                                ]

1.4         [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]

1.5 "Term" shall include the "Standard Term", meaning the period beginning with the date hereof and ending 18 months thereafter, with Phibro having the ability to extend such period at its option for an additional three months if Pfizer is notified of Phibro's intention to extend the Term six months prior to the end of the original 18 month Term.

            [                  *                    ]
                  [        *         ]
                  [        *         ]
                  [        *         ]
                  [        *         ]
                  [        *         ]

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]

      All capitalized terms used but not otherwise defined herein will have the meanings assigned to them in the Asset Purchase Agreement.

SECTION 2 - SALES TO PHIBRO

2.1 During the Term of this Agreement, Pfizer agrees to sell to or toll for Phibro such quantities of Products as Phibro may from time to time order pursuant to the provisions of Section 2.2 hereof. All deliveries shall be made to such locations designated by Phibro to Pfizer from time to time in writing; provided, however, that Pfizer will not ship Products from its manufacturing locations to Phibro's customers, except as provided in the terms of the Transitional Services Agreement between the Parties executed pursuant to the terms of the Asset Purchase Agreement.

2.2 During the Term of this Agreement, Phibro shall purchase from Pfizer and Pfizer shall supply Phibro according to the following provisions:

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            (a)   [
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *    ]

            (b) [                             *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                                 *                                ]
            [                 *              ]

            (c) On the 91st day after the date hereof, Phibro will provide to Pfizer its forecast of its requirements for all Products and Product Lines by quarter for the remainder of the Term, with the first period of that forecast being at least 3 months and ending with the end of the next succeeding calendar quarter. The forecasts also will indicate whether Pfizer or Phibro will supply the Bulk Active for each ordered Product as well as the manufacturing site for each Product. At that time, Phibro will give to Pfizer purchase and tolling orders that reflect the forecast for the first period noted above in the first sentence of this subparagraph (c).

            (d) Following the delivery of the forecast described in subparagraph
            (c) above, Phibro will deliver to Pfizer, on the first business day of each succeeding calendar quarter, an updated quarterly forecast and issue purchase and tolling orders for one additional calendar quarter beyond those orders already given to Pfizer until forecasts and purchase and tolling orders have been given for all quarters remaining in the Term. Six months prior to the expiration of the original Term, Phibro will issue firm purchase and tolling orders for the remainder of the Term or, for those sites where the Standard Term is in effect, Phibro will inform Pfizer of its intention to extend the Term for an additional 3 months, in which case it will issue firm purchase and tolling orders for the next calendar quarter and will, six months prior to the expiration of the extended Term, issue firm purchase and tolling orders for the remainder of the extended Term. All purchase orders hereunder shall not exceed forecast quantities by more than 25% without Pfizer's prior approval, which approval shall not be unreasonably withheld.

            (e) Phibro's annual and quarterly forecasts and the aggregate of all purchase and tolling orders must be within Pfizer's capacity as specified in Appendix B. [Note: Facility capacity numbers for each site must be included in Appendix B.]

            (f) Pfizer is obligated to maintain its capacity for any given Product or Product Line until the earlier of (x) the time that Phibro terminates Pfizer's manufacture of such Product Line in accordance with the terms of this Agreement, (y) the end of the Term, or (z) at each manufacturing site at which Product is to be manufactured pursuant to this Agreement, until Pfizer has completed the manufacture of sufficient Product to satisfy the final purchase and tolling orders provided to Pfizer hereunder. Once Pfizer's obligation to maintain its capacity for any given Product has been terminated, Pfizer shall not be obligated to resume manufacture of such Product.

            (g) Pfizer will produce the products following the same practices and procedures in effect as of the Closing. Pfizer has absolute and exclusive control of its manufacture and tolling, as the case may be, of the Products. Phibro's specification of manufacturing site and quantities for all forecasts and purchase orders made pursuant to this Section 2.2 must be consistent with Pfizer's capabilities and production experience at, and regulatory approvals obtained for the designated site for each Product as of the date of this Agreement. Either Pfizer or Phibro may elect to change the manufacturing site of one or more Products to another Pfizer site, provided that the site to which manufacturing activities are to be moved has the requisite capacity, expertise and regulatory approvals necessary to manufacture and supply the particular Product in accordance with the terms of this Agreement. The party wishing to initiate such a move will notify the other in writing of its desire and, subject to the foregoing conditions, the move will become effective at the earliest practicable time as determined by Pfizer. Any increased shipping costs or increases in

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            [    *    ] that result from such a move initiated by Pfizer will be borne by Pfizer. If a move is initiated by Phibro, then Phibro will be responsible for any increases in the costs for which it has responsibility under the terms of this Agreement. Similarly, it will benefit from any decreases in costs for which it has responsibility hereunder.

2.3 All Products to be supplied by Pfizer hereunder are guaranteed as of the date of each shipment to Phibro to be in compliance in all material respects with the product specifications and quality control standards set forth in Appendix C. Within thirty (30) days of receipt of Products by Phibro under this Agreement, Phibro shall have the right to test and inspect Products and reject Products which do not conform to such specifications and quality control standards. In the event of such rejection, Phibro shall notify Pfizer within 72 hours of such rejection, and Pfizer shall, at Pfizer's option, within 30 days from its receipt of Phibro's rejection notice and accompanying rationale as to why such Products failed to meet such specifications and quality control standards, either commit to replace rejected Products as promptly as practicable or notify Phibro that Pfizer disputes that the subject Products failed to meet such specifications and quality control standards, in which case the parties shall submit samples of such disputed batches of Products and accompanying documentation to a mutually acceptable independent laboratory for testing. The losing party shall bear the cost and expenses of the related laboratory tests. If Pfizer chooses to replace nonconforming Product for which Phibro has supplied the Bulk Active, Pfizer shall pay Phibro the actual cost of the Bulk Active that was consumed by Pfizer in the manufacture of the nonconforming Product, unless such Bulk Active was, itself, nonconforming, in which case Phibro shall be obligated to pay Pfizer for the nonconforming Product as though such Product was conforming. Phibro shall have no remedy in respect of any such noncompliance except as described in this Section 2.3.

2.4         [                               *                                  ]
            [                               *                        ]All Taxes,
            if any, payable to any jurisdiction by reason of any sales and purchases of Product hereunder shall be paid or provided for by Phibro and Pfizer shall be entitled to reimbursement from Phibro for any Taxes for which it has responsibility to a Governmental Authority as a result of its activities hereunder, other than Taxes measured by the income to Pfizer resulting from its activities hereunder.

2.5         Products will be manufactured or tolled in the locations indicated
            in Appendix B. [                   *                               ]
            [                                  *                               ]
            [                                  *                               ]
            [                *                 ] Phibro shall bear the cost of
            shipping and

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            insurance. Title and risk of loss for the Products for which Pfizer supplies the Bulk Active shall pass to Phibro at the point of shipment. Title and risk of loss for the Products for which Phibro supplies the Bulk Active shall remain with Phibro at all times.

2.6 The invoice for all sales of Products will be issued on the date of shipment in the local currency of the manufacturing site. Terms of payment shall be net sixty (60) days after the date of shipment in accordance with the purchase orders. Such invoices shall include Pfizer's cost of transportation. Payment shall be made by Phibro by check delivered to Pfizer's address as designated in such invoices or by wire transfer to an account designated by Pfizer. Any required payment hereunder not made by Phibro on or before the date specified in this Section 2.6 shall bear interest from the date such payment is due until the date it is actually received by Pfizer at an annual rate equal to twelve percent (12%).

2.7 Phibro will promptly notify Pfizer of any changes to the specifications in Appendix B that are required by changes in Laws or are otherwise desired by Phibro, including changes to the packaging of the Products. Any such changes will be subject to the prior approval of Pfizer, and Pfizer will use reasonable business efforts
            to accommodate such changes.[           *                         ]
            [                                 *                               ]
            [                                 *                               ]
            [                                 *                               ]
            [                                 *                               ]
            [                                 *                 ]

2.8 Pfizer will provide Phibro with copies of certificates of analysis and will maintain, at the respective manufacturing sites, manufacturing records for each Product it is then manufacturing for Phibro under this Agreement for inspection by Phibro. These manufacturing records shall include: (a) copies of all analytical results for the Products; (b) copies of analytical results for raw materials used; (c) copies of change control documentation, including supporting information describing the nonstandard production operation and the rationale and (d) any such other information as Phibro may reasonably request from time to time.

2.9 (a) Pfizer will provide reasonable technical support to Phibro to assist in the transition of production of the Product Lines to alternative sources of supply as designated by Phibro. This technical support will consist of: i) direct production/manufacturing support, which will include training of Phibro employees in the manufacture of the Products; ii) process/facility design support, which will include assistance in the development of overall process designs, material and energy balances, the development of equipment specifications, capital cost estimates related to Phibro's designs and the evaluation of Phibro's detailed designs prior to their

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            implementation; and iii) support in the technology transfer of analytical/QC/QA policies and procedures. Pfizer does not warrant the quality of the services to be provided under this Section 2.9.

            (b) [                            *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                    ]

            (c) Phibro will reimburse Pfizer for the reasonable travel, lodging and meal expenses of the persons providing the services described in this Section 2.9. Phibro shall assume liability for any personal injuries sustained by Pfizer personnel in the course of providing these services.

            (d) Pfizer's obligations to provide the services described in this
            Section 2.9 will terminate and be of no further force or effect if and to the extent Phibro or its Affiliates hire Pfizer personnel providing the technical support to Phibro hereunder. Pfizer will use its commercially reasonable efforts to maintain sufficient technical support personnel to provide the services described in this Section
            2.9. Support beyond the levels described in this Section 2.9 is in Pfizer's sole discretion and will be reimbursed to Pfizer on a per diem, plus expenses, basis.

            (e) Within 90 days after Closing, Phibro will provide to Pfizer a forecast of the technical support needs in each of clauses i), ii) and iii) of subparagraph (a) above for the next calendar quarter and for the remainder of the Term. Such forecasts shall be updated each calendar quarter, and will be provided to Pfizer together with the forecasts and purchase and tolling orders referenced above.

2.10 Pfizer will permit Phibro and its customers (subject to each such customer's execution of an agreement to maintain any information made available in connection therewith as confidential in accordance with the terms of this Agreement) to have access during normal business hours to Pfizer's manufacturing facilities upon reasonable notice at any time during the manufacture of the Products for audits and/or technical training. Such visits will be arranged to be mutually convenient and involve minimum interruption to Pfizer's operations.

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

2.11 Phibro will be responsible for handling any customer and regulatory complaints or inquiries with respect to the Products. Phibro will promptly notify Pfizer of any customer or regulatory complaint or inquiry Phibro receives with respect to the Products. Pfizer will promptly notify Phibro of any customer or regulatory complaint or inquiry Pfizer receives and will reasonably cooperate with Phibro in connection with the handling of all customer or regulatory complaints or inquiries. Should Phibro fail to adequately respond to a customer or regulatory complaint and Pfizer determines that it is in Pfizer's interest to respond to said complaint, Pfizer shall respond and the reasonable cost of Pfizer's response shall be billed to Phibro.

2.12        [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                    ]

2.13 If Phibro cancels any purchase or tolling order made hereunder, in reliance on which Pfizer has begun or completed manufacture or preparation of such order, Phibro shall reimburse Pfizer for all of the costs incurred by Pfizer in the manufacture or preparation thereof, including but not limited to the cost of labor, raw materials, energy and packaging thereof.

2.14 Pfizer will continue to use Pfizer labeling on the Products manufactured for Phibro hereunder until inventories of labels and pre-printed Product packaging have been consumed. Phibro will provide Pfizer with its label copy as soon as practicable from the date Phibro completes the related registration process, but in no event later than ninety (90) days thereafter, and Pfizer will procure new labeling and pre-printed packaging and will transition to this Phibro labeling once inventories of Pfizer labeling have been depleted. Should Phibro wish to substitute its label copy for any Product prior to the depletion of the inventories of Pfizer labeling or pre-printed Product packaging acquired to meet Phibro's requirements, then Phibro shall reimburse Pfizer for the value of the unused labeling and/or pre-printed packaging at Pfizer's full cost.

2.15 Pfizer will provide Phibro with a monthly report, by manufacturing site, for each Product Line it is then producing for Phibro under the terms of

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            this Agreement. The monthly report will include production data for the prior month, including the actual quantities of Products produced during the month and year to date ("YTD"), the Product yield for the month and YTD, copies of Pfizer's product cost statements for the Product Lines, if such product cost statements exist, a brief narrative on significant process or maintenance issues encountered during the month, and any information regarding production issues anticipated in the succeeding months, including, but not limited to, shutdowns or planned maintenance activities. This report will also record Phibro's use of the technical support that Pfizer had provided to Phibro as provided in Section 2.9 hereof.

SECTION 3 - TERM AND TERMINATION

3.1 Pfizer will manufacture any Product Line for Phibro for a period not to exceed the Term. Phibro may terminate Pfizer's supply of any Product hereunder upon three (3) month's advance written notice, or as otherwise agreed to by the Parties. Upon the presentation by Phibro of written notice to terminate Pfizer's supply of any Product, Phibro will also present a final purchase order for the additional quantity of said Product beyond that already ordered, to be produced prior to the termination of supply by Pfizer, subject to Pfizer's capacity limitations as set forth in Appendix B. Once Pfizer's obligation to manufacture a Product is terminated, Pfizer will not be required to and will not maintain manufacturing capacity or capability for that Product and it shall be relieved of the obligation to further provide such Product hereunder.

3.2 Upon termination of Pfizer's manufacturing of any Product, Phibro will purchase all merchantable inventory, including finished goods, work in process, raw materials, packaging materials and labeling; provided, however, that Phibro shall not be required to purchase any finished goods inventory to the extent it exceeds the quantity authorized by Phibro's purchase orders delivered under Sections 2
            and 3 of this Agreement.[                   *                      ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [     *     ]

3.3 If either party is in material default of this Agreement and if the default has not been corrected within 60 days after written notice has been given to the defaulting Party by the non-defaulting Party, then the non-defaulting Party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting Party.

SECTION 4 - CONFIDENTIALITY AND TECHNOLOGY OWNERSHIP

4.1 Any cost information, process improvements and/or technical innovations, whether patents or know-how, to the extent related primarily to the Product Lines, which are developed during the Term and result solely from the services provided under the terms of this Agreement (and not in any way resulting from any other part of Pfizer's operations), will be the property of Phibro; subject, however, to a non-exclusive, non-cancelable, non-transferable, world-wide, royalty-free license which Phibro hereby grants to Pfizer to use such improvements and innovations to and for the benefit of Pfizer to use such items in any business other than the Business. Any process improvements and/or technical innovations, whether patents or know-how, that do not relate primarily to the Product Lines, which are developed during the Term and which result solely from the services provided under the terms of this Agreement will be the property of Pfizer; subject, however, to a non-exclusive, non-cancelable, non-transferable, world-wide royalty-free license which Pfizer hereby grants to Phibro to use such improvements and innovations to and for the benefit of Phibro. Any process improvements and/or technical innovations, whether patents or know-how, arising hereunder or otherwise developed by Pfizer not described under the preceding two sentences shall as between Phibro and Pfizer, be the sole and exclusive property of Pfizer.

4.2 Each Party recognizes that in the performance of this Agreement or as a result of the Parties' ongoing relationships, confidential and/or proprietary information belonging to the other Party regarding the services provided under the terms of this Agreement or any other information about the other Party may be disclosed or become known to the other Party or its respective Affiliates ("Confidential Information"). Unless otherwise expressed in writing to the other Party, any oral, visual or written information that is exchanged between the Parties shall be presumed to be Confidential Information. Each Party agrees to take the necessary precautions to assure that the other Party's Confidential Information remains confidential and to hold in confidence after termination of this Agreement any and all oral, visual or written confidential and/or proprietary information with respect to such services or any other information about the other Party which belongs to the other Party. Notwithstanding the foregoing, this obligation shall not apply to:

            (i) information that, at the time of disclosure, is in the public domain;

            (ii) information that, after disclosure, is published or otherwise becomes part of the public domain through no fault of the Party to whom the information was disclosed;

            (iii) information that a Party can show through its records was in its possession or the possession of an Affiliate at the time of disclosure (except for Confidential Information regarding the Business in Pfizer's possession, which shall continue to be confidential); and

            (iv) information that may be received by a Party in good faith from a source other than the other Party, which source either has no duty of nondisclosure to such other Party or, if such source does have a duty of non-disclosure, the receiving Party was unaware of or had no reasonable basis for knowing thereof.

            Each Party shall maintain the right to disclose Confidential Information if required to do so by Law, but shall endeavor to keep and assist the other Party in keeping it confidential by all appropriate means, and shall afford the other Party the opportunity to contest the disclosure obligation. If a Party finds it necessary to disclose any such information in any judicial or administrative hearing or proceeding, the Party shall attempt to disclose such information "in camera" or subject to "protective order" or on some other non-public basis.

            The provisions of this Section 4.2 shall survive the termination of this Agreement and as to any particular piece of Confidential Information, shall continue for a period of five (5) years from such termination or until such information becomes public knowledge through no fault of either Party, whichever occurs first. Upon termination of this Agreement for any reason whatsoever, each Party will make no further use or disclosure of such Confidential Information and upon written request, such Party further will immediately deliver to the other Party all such Confidential Information as shall be in written or other tangible form (including all copies thereof); provided, that one copy of any document may be kept by the legal department of each Party solely to ascertain its obligations.

4.3 If either Party shall make any unauthorized use or disclosure of Confidential Information of the other Party and such use or disclosure is not remedied within a period of 60 days after written notice thereof shall have been given to the defaulting Party by the other Party hereto, then in any such case such other Party shall have the right to terminate this Agreement by giving written notice of such termination to the defaulting Party and upon the giving of such notice this Agreement shall immediately terminate. Notwithstanding the foregoing, if such unauthorized use or disclosure of the Confidential Information is not capable of being

* OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT

            remedied, the non-defaulting Party shall have the right to immediately terminate this Agreement without notice or liability.

4.4         [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *                                 ]
            [                                *     ]

SECTION 5 - FORCE MAJEURE

5.1 Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other non-performance hereof if such delay or non-performance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood, accident, act of God or of any Government Authority or by any cause unavoidable or beyond the reasonable control of either Party (or any customer or supplier thereof); provided, however, that except as provided for in Section 5.2 below, the Party affected shall exert its reasonable commercial efforts to eliminate or cure or overcome any of such causes and to resume performance of its covenants with all possible speed.

5.2 In the event of any force majeure event which substantially incapacitates a Pfizer Manufacturing Facility (as defined below) and such substantial incapacity may not be eliminated or overcome without material cost to Pfizer and in a period of time not exceeding 25% of the remainder of the Term of this Agreement following such event, then in such event Pfizer shall have no obligation to repair such damage or eliminate or overcome such causes and may terminate its obligation to supply any affected Products. For purposes of this Section 5.2, Manufacturing Facility shall mean each and every building or facility owned or leased by Pfizer and used for the manufacture or storage of Products or Product Lines.

SECTION 6 - LIMITATION OF WARRANTIES AND DAMAGES

            Pfizer's warranties in connection with the Products manufactured and delivered hereunder are limited solely to those expressed in Section
            2.3 hereof, and Pfizer shall have no further obligation or liability with respect to the Products. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, ARE HEREBY DISCLAIMED.

            Pfizer's representations and warranties in connection with the Products set forth in Section 2.3 shall not apply to any Product manufactured by Pfizer and delivered to Phibro in accordance with this Agreement (i) for which Phibro has supplied Bulk Active that is found to be non-conforming with the agreed-upon specification or
            (ii) which is subsequently altered outside of Pfizer's facilities, without Pfizer's supervision and approval or (iii) which is improperly used by Phibro or any third party.

            IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES CAUSED BY OR ARISING OUT OF ANY BREACH OF THIS AGREEMENT.

SECTION 7 - MISCELLANEOUS

7.1 This Agreement shall not be assignable either in whole or in part by either Party without the prior written consent of the other Party, except that either Party may assign this Agreement in whole or in part to any wholly owned subsidiary or majority owned Affiliate (the assignee agreeing to be bound by all the provisions in this Agreement), but any such assignment shall not relieve the assigning Party of its obligations under this Agreement. Any such assignment shall be valid only as long as such subsidiary or Affiliate remains wholly owned or majority owned by such Party, as the case may be.

7.2 This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties hereto and nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person (as defined in the Asset Purchase Agreement), other than the Parties and successors and assigns permitted by Section 7.1, any right, remedy or claim under or by reason of this Agreement.

7.3 All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and a telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the date after delivery to a reputable nationally recognized overnight courier service; or (d) three days after being mailed by registered or certified mall (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

            (a)   If to Pfizer, to:

                  President, Pfizer Global
                  Manufacturing
                  Pfizer Inc.
                  235 E. 42nd Street
                  New York. NY  10017
                  Fax No.:  (212) 672-7517

                  With copies to:

                  Office of General Counsel
                  Pfizer Inc.
                  235 E. 42nd Street
                  New York, NY  10017
                  Fax No.:  (212) 808-8924

            (b)   If to Phibro, to:

                  With copies to:

            or to such other address as shall be specified by a Party by notice to the other Party pursuant to this Section 7.3. All such notices and other communications shall be deemed delivered, if sent by mail as aforesaid, on the second Business Day after the mailing thereof, and otherwise on the date of delivery.

7.4 All captions contained in this Agreement are for convenience of reference only, are not deemed part of the content of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

7.5 This Agreement (including the appendices) constitutes the entire Agreement and understanding between the Parties pertaining to the subject matter hereof, and supersede all prior Agreements, understandings, negotiations and discussions of the Parties, whether written or oral. No amendment, supplement, or modification of this Agreement shall be binding or effective unless executed in writing and signed on behalf of each Party.

7.6 Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

7.7 This Agreement shall be governed and construed under the substantive laws of the State of New York, without reference to conflicts of Laws principles, except that for purposes of determining compliance with or the existence of Liabilities under Environmental Laws, the Environmental Laws of the Governmental Authority with jurisdiction over the Real Property, personal property, Facility or activity involved shall govern. Each Party hereby irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

7.8 Both Parties are obliged to undertake all reasonable efforts in order to resolve in an amicable way any controversy arising in connection with this Agreement.

7.9 Notwithstanding termination of this Agreement, Phibro shall remain obligated to pay all amounts due and payable as of the date of termination in the manner provided by this Agreement. Sections 4 (Confidentiality) and 6 (Limitation of Warranties and Damages) shall also survive termination of this Agreement.

7.10 Neither Party is now, nor shall it be made by this Agreement, an agent or legal representative of the other Party for any purpose, and neither Party has any right or authority to create any obligation, express or implied, on behalf of the other Party, to accept any service of process upon it, or to receive any notices of any kind on its behalf.

7.11 To the extent that any purchase orders, invoices, sales receipts, shipping documents, forms, billing documents or other similar documents issued in connection with the manufacture and delivery of Products by Pfizer contain terms or conditions which are in conflict with, or derogate from this Agreement, they shall be null and void and the terms of this Agreement shall control.

7.12 In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Asset Purchase Agreement, the terms and conditions of the Asset Purchase Agreement shall control.

7.13 This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument.

7.14 Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Laws (as defined in the Asset Purchase Agreement) but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      IN WITNESS WHEREOF, Pfizer and Phibro have caused this Agreement to be executed by their respective duly authorized officers.


By:_____________________________         By:_____________________________

                                                                       EXHIBIT I

                        GUARULHOS SITE SERVICES AGREEMENT

      GUARULHOS SITE SERVICES AGREEMENT (this "Agreement"), dated as of [____], 2000, between PFIZER INC., a Delaware corporation ("Pfizer" or the "Seller") and
PHILIPP BROTHERS CHEMICALS, INC., a [      ] corporation ("Phibro" or the
"Buyer"). Pfizer and Phibro are together referred to as "the Parties."

                               W I T N E S S E T H

      WHEREAS, Pfizer and Phibro have entered into an Asset Purchase Agreement,
dated as of [     ], 2000 (the "Asset Purchase Agreement"), whereby Pfizer has sold, and Phibro has purchased, certain assets and property, including certain assets and property located at the Guarulhos Facility in Guarulhos, Brazil (the "Guarulhos Property"), of Pfizer; and

      WHEREAS, as a result of the transactions contemplated by the Asset Purchase Agreement, each Party will be providing certain Services (as defined herein) to the other Party at the Guarulhos Property; and

      WHEREAS, the Parties will be occupying each of their respective facilities and will be operating each of their respective businesses at the Guarulhos Property in close proximity to each other, and as a result desire to create certain mutual obligations in order to minimize the impact of each of their operations on the other, each with the objective of acting in good faith and mutually attempting to resolve any conflicts in a cooperative spirit.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and terms set forth herein, the Parties hereto agree as follows:

1. SERVICES

      During the Term (as defined below) of this Agreement for each particular Service (as defined below), Pfizer will supply Phibro with and Phibro will take and pay for the Pfizer Services (as defined below), and Phibro will supply Pfizer with and Pfizer will take and pay for the Phibro Services (as defined below), subject to the terms and conditions hereinafter contained. Without specifically committing as to a time schedule, Pfizer and Phibro acknowledge that they intend to develop separate facilities over time for the provision on the Phibro Property and the Pfizer Property, respectively, of Pfizer Services and Phibro Services.

2. DEFINITIONS

      As used in this Agreement, the terms defined below shall have the following meanings:

      a. "CETESB" means [         ]

      b. "Confidential Information" has the meaning set forth in Section 11.

      c. "Force Majeure" has the meaning set forth in Section 15.a.

      d. "Fully Allocated Cost" means all of a Party's costs, direct and indirect, of providing its Services, including all labor, occupancy, material expenditures and overhead, calculated and allocated on the same basis that such costs were charged to the Business prior to Closing.

      e. "Guarulhos Property" has the meaning set forth in the recitals of this Agreement.

      f. "IGPM-FGV Index" means Indice Geral de Precos -- Mercado (Fundac).

      g. "Pfizer Property" means that portion of the Guarulhos Property shown as "Parcel A" on Attachment A.

      h. "Pfizer Services" means the services to be performed by Pfizer as specified in Appendices A and C (the "Pfizer Support and Administrative Services") and Appendices B and C (the "Pfizer Utility Services"), together with such additional or changed services Pfizer agrees to perform pursuant to this Agreement.

      i. "Phibro Property" means that portion of the Guarulhos Property shown as "Parcel B" on Attachment A.

      j. "Phibro Services" means the services to be performed by Phibro as specified in Appendices A and C (the "Phibro Support and Administrative Services") and Appendices B and C (the "Phibro Utility Services"), together with such additional or changed services Phibro agrees to perform pursuant to this Agreement.

      k. "S&A Term" has the meaning set forth in Section 10.a.

      l. "Services" means the Pfizer Services and the Phibro Services.

      m. "Support and Administrative Services" means the Phibro Support and Administrative Services and the Pfizer Support and Administrative Services.

      n. "Term" has the meaning set forth in Section 10.a.

      o. "Utilities and Environmental Management Committee" has the meaning set forth in Section 9.a.

      p. "Utility Services" means the Pfizer Utility Services and the Phibro Utility Services.

      q. "Utilities Term" has the meaning set forth in Section 10.a.

      r. "Well Water" has the meaning set forth in Appendix C-10.

      All capitalized terms used but not otherwise defined herein will have the meanings assigned to them in the Asset Purchase Agreement.

3. ADDITIONAL SERVICES

      The Parties have endeavored to specify herein and in the Appendices to this Agreement the complete list of Services that will enable the Parties to each operate their respective businesses in harmony with each other and the length of time that the Services are to be provided, it being the express intent of the Parties that both businesses will ultimately be separate and independent operational businesses with only such interdependent services (if any) as the Parties will expressly agree in the future.

      If either of the Parties is of the opinion that Support and Administrative Services in addition to or in excess of the quantities then provided for in this Agreement are required from the other Party, or that an extension of the Term during which such Services are to be provided is required, then such Party will so notify in writing the other Party of the need and the reasonable basis on which said additional services should be provided or such Term extension should be granted. The Party receiving said notice may approve and grant or deny such request in its discretion, and will provide such approval or denial in writing. If such a request is made and approved, then the Parties will enter into a supplement or amendment to this Agreement and the defined terms "Services" and "Term" shall be deemed to be supplemented or amended in the manner provided for in such supplement or amendment.

4. CHARGES AND PAYMENTS

      Each Party will send the other Party an invoice specifying charges for the Services provided pursuant to this Agreement. Such invoices will be furnished on a monthly basis, no later than the 15th day of the month following the month in which such Services were rendered, and charges will be payable in Brazil Real ("BRL"). Invoices shall be due and payable within 30 days of the date billed and uncontested charges not paid on or prior to 45 days after the date billed will be charged by 1% interest per month plus monetary correction calculated on pro rata basis according to the monthly variation of the IGPM-FGV index.

5. SERVICE LEVEL

      All Services will be performed in a manner which is substantially similar in nature, quality, quantity and timeliness to those provided at the Guarulhos Property prior to the Closing under the Asset Purchase Agreement, unless otherwise stated in the Appendices to this Agreement or agreed to in writing by the Parties.

6. FORECAST; UTILITIES CONSUMPTION

      During the Term, each Party will provide the other on July 1 of each calendar year with a forecast of its needs for Services from the other Party for the remainder of the Term of this Agreement, as well as forecasts of each Party's own utilities consumption for the remainder of the Term. This forecast is to be by calendar quarter for the following calendar year and by year thereafter. The Party receiving the forecast will use it in the determination of the allocation of costs for the next calendar year.

      Each Party's consumption of each Utility Service will be established for each calendar year on an allocation basis utilizing the methodology for the determination of the assessment quantities that has been used, historically, by Pfizer.

7. COST OF SERVICES

      a. The 2000 annual cost of each Support and Administrative Service is listed in Appendix A. The following year annual cost for each Support and Administrative Service (beginning with 2001) will be determined by December 1 of the preceding year, based on the forecasts provided by each Party pursuant to
Section 6 hereof. The cost for such Services will be equal to the Fully Allocated Cost to the provider of the Services in providing the Services to the other Party. At the beginning of each calendar quarter during the Term, the cost for each Support and Administrative Service will be adjusted and indexed for inflation/deflation using the IGP-M- FGV Index for the corresponding time period (or as nearly corresponding as possible). If any Support and Administrative Service is provided for a partial year, the cost thereof shall be pro-rated for the amount of time during which the Service is actually provided.

      b. The 2000 unit costs for each Utility Service is listed in Appendix B. Charges for these Services shall be on a use basis or as otherwise described in Appendix C. The following year annual cost for each Utility Service (beginning with 2001) will be determined by October 1 of the preceding year, based on the forecasts provided by each Party pursuant to Section 6 hereof. The cost for such Services will be equal to the Fully Allocated Cost of the provider of the Services in providing the Services to the other. The cost determined by this process will be in effect for the full calendar year. At the beginning of each calendar quarter, the cost for each Utility Service also will be adjusted and indexed for inflation/deflation using changes to the IGP-M-FGV Index for the corresponding time period (or as nearly corresponding as possible). Should the annual quantity of any Utility Service consumed by either Party vary by more than

20% from the most recent July 1 forecast that was used to determine the cost of the Utility Service, then the cost of each such Utility Service will be recalculated based on the actual consumption levels of that Utility Service during such year. In addition, should the cost of any component of Utility Service, other than those provided by the Party that owns the Utility Service, changes in cost from one calendar quarter to the next and if such cost change would result in a change of the Fully Allocated Cost of that Utility Service of more than 1%, in which case the unit cost for that Utility Service would be appropriately adjusted to reflect the increased Fully Allocated Cost in providing the Service, but only to the extent that the total cost change of that component is greater, positively or negatively, than the change in the IGP-M-FGV index for the corresponding calendar quarter..

8. LIMITATION OF LIABILITY; INDEMNIFICATION

      a. Subject to the last sentence of this Section 8.a., if Pfizer fails to provide the quantity or quality of Pfizer Services required by this Agreement and as a result, Phibro obtains replacement Services from a third party, Pfizer's liability shall be limited to (and Phibro's sole remedy shall be to be reimbursed by Pfizer for) Phibro's incremental cost of obtaining such Pfizer Service from such third party in excess of the Fully Allocated Cost of the Services until the earlier of such time as (i) such Pfizer Services are restored to the level and quality of Service as was provided prior to such failure, (ii) Pfizer is no longer required to provide such Pfizer Service, or (iii) this Agreement is terminated pursuant to Section 10 hereof; provided, that Phibro shall exercise all reasonable efforts under the circumstances to minimize the cost of any such alternatives to the Pfizer Services by selecting the most commercially reasonable cost effective alternatives which provide the functional equivalent of the Pfizer Services replaced; and provided, further, that in no event shall Pfizer's maximum aggregate liability under this Section 8.a exceed $2,000,000. Notwithstanding the foregoing, Pfizer will have no such liability to Phibro unless its failure to provide the quantity or quality of Pfizer Services required by this Agreement was due to its gross negligence or willful misconduct.

      b. Subject to the last sentence of this Section 8.b., if Phibro fails to provide the quantity or quality of Phibro Services required by this Agreement and as a result, Pfizer obtains replacement Services from a third party, Phibro's liability shall be limited to (and Pfizer's sole remedy shall be to be reimbursed by Phibro for) Pfizer's incremental cost of obtaining such Phibro Service from such third party in excess of the Fully Allocated Cost of the Services until the earlier of such time as (i) such Phibro Services are restored, (ii) Phibro is no longer required to provide such Phibro Service, or
(iii) this Agreement is terminated pursuant to Section 10 hereof; provided, that Pfizer shall exercise all reasonable efforts under the circumstances to minimize the cost of any such alternatives to the Phibro Services by selecting the most commercially reasonable cost effective alternatives which provide the functional equivalent of the Phibro Services replaced; and provided, further, that in no event shall Phibro's maximum aggregate liability under this Section 8.b. exceed $5,000,000. Notwithstanding the foregoing, Phibro will have no such liability to Pfizer unless its failure to provide the quantity or quality of

Phibro Services required by this Agreement was due to its gross negligence or willful misconduct.

      c. Subject to the limitations in Sections 8.a. and 8.b. herein, each Party shall indemnify, defend and hold the other and its Affiliates harmless from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against said other Party or any of its Affiliates, directly or indirectly relating to or arising out of (i) any breach of this Agreement, (ii) damage to, if Phibro is the Indemnifying Party, the Pfizer Property or if Pfizer is the Indemnifying Party, the Phibro Property, solely related to or in connection with the provision of Services, the exercise of any rights or the fulfillment of any obligations hereunder by such Party hereunder, and (iii) any violation of Law on the part of an Indemnifying Party.

      d. Phibro hereby agrees that it will operate the manufacturing operations, process wastewater system, solid waste management system, process and gas emissions systems and scrubber system discharges in accordance with (i) all applicable laws, rules and regulations and (ii) Pfizer's practices and procedures for the operation of such systems as such exist or are applied on the date hereof. Phibro shall indemnify, defend and hold Pfizer and its Affiliates harmless from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against Pfizer or any of its Affiliates, directly or indirectly relating to or arising out of Phibro's process wastewater system, solid waste management, gas emissions, scrubber system discharges or any other equipment, operation or process that leads to any complaint, charge, allegation, or other action by CETESB or any other regulatory agency or the public, unless the Losses are caused by Pfizer's breach of this Agreement or unless the Loss is cause by Pfizer's violation of Law. The $5,000,000 liability limitation provided or in Section 8.b does not apply to this Section.

      e. Neither Party shall be liable to the other Party for loss of profit, goodwill or other special or consequential damages as a result of any breach of this Agreement, unless such breach is due to willful misconduct or gross negligence on the part of the breaching Party.

      f. The amount of any Loss for which one Party provides indemnification shall be net of any insurance proceeds or other reimbursements from third parties received by the Party sustaining the Loss.

      g. The procedures for indemnification hereunder shall be as set forth in Sections 8.3, 8.4 and 8.10 of the Asset Purchase Agreement. Such Sections of the Asset Purchase Agreement are incorporated herein by reference and all references therein to the "Agreement" shall be deemed to refer to this Agreement for purposes hereof.

9. UTILITY SERVICES

      a. The Parties shall organize a committee, composed of the respective site leaders, the utilities managers and the EHS managers, that will oversee the operation and regulatory compliance of all utilities and environmental control facilities located on the Phibro Property and the Pfizer Property (the "Utilities and Environmental Management Committee"). The mission of the Utilities and Environmental Management Committee is to assure that Pfizer and Phibro, respectively, are conducting their operations in accordance with the provisions of this Agreement. Disagreement between Pfizer and Phibro over any fundamental issue shall be referred jointly to the Guarulhos site leaders of Pfizer and Phibro for resolution, failing which, either party shall have the right to refer the dispute jointly to Pfizer's President, Global Manufacturing and Phibro's Chief Operating Officer for final resolution.

      b. Each Party's obligation to provide Utility Services is limited to that contained in Appendices B and C.

            (i) The annual capacity of each Utility Service as of [    ], 2000,
      the 2000 utilization of each Utility Service by Pfizer and those operations that are to be owned by Phibro and the estimated future utilization by Pfizer and by Phibro are listed in the Addendum to Appendix B.

            (ii) During the Term of this Agreement, the Parties will provide, upon the other Party's reasonable request and at the then unit cost for each Utility Service, additional quantities of Utility Services if Pfizer or Phibro, as the case may be, has sufficient excess capacity after providing for reserves to assure an adequate margin of capacity for existing uses.

      c. Each Party will operate and maintain the assets that each Party owns that are used to provide Utility Services in the same manner as has been Pfizer's custom prior to the Closing and with the objective of providing reliable Utility Services.

      d. Except as described below, neither Party is obligated to make any capital investment for the expansion of utilities capacity.

      e. Each Party must notify the other of any limitations on its ability to provide Utility Services that result from operational, maintenance or regulatory issues.

      f. The Parties will coordinate their production schedules to accommodate planned shutdowns and service interruptions.

      g. Capital costs for any expansion of utilities capacity beyond the levels shown on the Addendum to Appendix B required to accommodate production growth shall be borne by Phibro, as the majority utility user in light of the excess capacity that currently exists, except in the event that Pfizer's proposed consumption of a Utility Service exceeds its 2000 consumption of that Utility Service as shown in Appendix B by more than XX%, in which case Pfizer may elect to reduce its consumption of that Utility Service to below the XX% increase threshold, or will contribute to the capital cost necessary for the expansion of that Utility Service on a pro rata basis, with Pfizer's share of the cost being Pfizer's incremental usage of the Utility Service (above the 2000 base usage) divided by Phibro's total increase in the usage of the Utility Service (above the 2000 base usage), times 100%.

      h. If the level of any Utility Service must be curtailed due to a regulatory requirement, or for operational reasons, unless such curtailment was the result of the failure of the Utility Service provider to adhere to regulatory requirements or appropriate operating practices, then any reduction, modification or elimination of the emission or discharge which triggered the regulatory requirement will be borne pro-rata by the Parties based on each Party's anticipated proportionate contribution to the emission or discharge. The same pro-rata distribution will be applied to any costs that are necessary to achieve the reduction, modification or elimination or any other action necessary to allow the resumption of full Utility Service. If the curtailment was due to a violation of regulatory requirements or failure to operate in accordance with the requirements of this Agreement, then the service provider is obliged to provide the same level of service to the other Party as was being provided immediately prior to the curtailment.

10. TERM; TERMINATION AND SUSPENSION

      a. The duration of this Agreement with respect to the Utility Services is for a period of two (2) years from the date herein, subject to extension as provided below (the "Utility Term"). Pfizer has the option of extending any Utility Term for successive six (6) month periods, effective upon the expiration of the previous corresponding Utility Term; provided, however, that Pfizer provides notice to Phibro of its intention to do so, in writing, not less than three (3) months prior to the expiration of the previous Utility Term. Notwithstanding the foregoing, Well Water from Pfizer is not subject to the Utility Term, and Pfizer will supply such Well Water indefinitely, subject, however, to Pfizer's ability to supply water from the subject wells based on the output of said wells and Pfizer's captive use of water from those wells after the water utilities have been separated. With respect to the Support and Administrative Services, the duration of this Agreement (the "S&A Term") is defined specifically, by each Support and Administrative Service, in Appendices C (collectively, with the Utility Term, the "Term").

      b. Either party has the right to terminate its obligation to purchase any or all Services as follows: (i) with respect to a Utility Service, on not less than twelve (12) months advance written notice to the other party, which notice may not be given prior to one (1) year from the date hereof; and (ii) with respect to Support and Administrative Services, on not less than three (3) months advance written notice to the other party.

      c. Either Party may terminate this Agreement in the event of a material breach of this Agreement by the other Party, if: (i) within thirty (30) days after receipt of written notice of such breach, the breaching Party has not commenced and is not diligently implementing such a cure; or (ii) the breach has continued uncured for a period of sixty (60) days after the breaching Party has been notified in writing of such breach.

      d. In addition to any other remedies either Party may have at law, equity or under this Agreement, either Party may terminate this Agreement in the event the other Party fails to comply with the constraints set forth in Section 14 of this Agreement.

11. CONFIDENTIALITY

      a. Each Party recognizes that in the performance of this Agreement or as a result of the Parties' ongoing relationships, confidential and/or proprietary information belonging to the other Party regarding the Services or any other information about the other Party may be disclosed or become known to the other Party or its respective Affiliates ("Confidential Information"). Unless otherwise expressed in writing to the other Party, any oral, visual or written information, that is exchanged between the Parties shall be presumed to be Confidential Information. Each Party agrees to take the necessary precautions to assure that the other Party's Confidential Information remains confidential and to hold in confidence after termination of this Agreement any and all oral, visual or written confidential and/or proprietary information with respect to the Services or any other information about the other Party which belongs to the other Party. Notwithstanding the foregoing, that this obligation shall not apply to:

            (i) information that, at the time of disclosure, is in the public domain;

            (ii) information that, after disclosure, is published or otherwise becomes part of the public domain through no fault of the Party to whom the information was disclosed;

            (iii) information that a Party can show through its records was in its possession or the possession of an Affiliate at the time of disclosure (except for Confidential Information regarding the Business in Pfizer's possession, which shall continue to be confidential); and

            (iv) information that may be received by a Party in good faith from a source other than the other Party, which source either has no duty of nondisclosure to such other Party or, if such source does have a duty of non-disclosure, the receiving Party was unaware of or had no reasonable basis for knowing thereof.

      b. Each Party shall maintain the right to disclose Confidential Information if required to do so by Law, but shall endeavor to keep and assist the other Party in keeping it confidential by all appropriate means, and shall afford the other Party the opportunity to contest the disclosure obligation. If a Party finds it necessary to disclose any such information in any judicial or administrative hearing or proceeding, the Party shall attempt to disclose such information "in camera" or subject to "protective order" or on some other non-public basis.

      c. The provisions of this Section 11 shall survive the termination of this Agreement and as to any particular piece of Confidential Information, shall continue for a period of five (5) years from such termination or until such information becomes public knowledge through no fault of either Party, whichever occurs first. Upon termination of this Agreement for any reason whatsoever, each Party will make no further use or disclosure of such Confidential Information and upon written request, such Party further will immediately deliver to the other Party all such Confidential Information as shall be in written or other tangible form (including all copies thereof); provided, that one copy of any document may be kept by the legal department of each Party solely to ascertain its obligations.

12. COMPLIANCE WITH LAWS

      Each Party agrees to comply in all material respects with all applicable Laws in respect of providing and use of the Services set forth herein.

13. COOPERATION

      The Parties hereto acknowledge that the operation of each of their respective facilities and the conduct of operations thereto will occur in close proximity to each other. Accordingly, the Parties agree to: (i) be considerate of each other and each Party's operations; (ii) communicate with each other from time to time on matters which may, in the reasonable judgment of each such Party, affect the other Party, its facilities or its operations at the Guarulhos Property, including, without limitation, communicating with each other regarding planned or anticipated shutdowns or interruptions of Services or fluctuations in production schedules; (iii) provide each other copies of any written studies, reports or audits provided to or obtained from any Governmental Authority which relate to environmental or employee health and safety matters; (iv) establish and enforce policies and procedures requiring the continuous and effective operation of all emission control devices on each Party's site; and (v) prepare, implement and give each other a hazardous substance accidental release prevention/minimization plan which is designed to prevent accidental releases, to minimize the consequences of those that happen and to provide each other with adequate notice of activities involving the shipment, delivery, presence or generation of hazardous substances.

14. EASEMENTS AND RESTRICTIVE COVENANTS [Additional easements to come.]

      a. The Parties agree to grant each other and their successors and assigns reciprocal easements or reservations of rights for access to (1) maintain and/or repair structures or facilities on the other Party's property used in connection with the provision of Services and (2) during the time Services are provided, to inspect and monitor the other Party's activities and audit such Party's compliance with Environmental Laws as such activities and compliance relate to the

Services to be provided pursuant to this Agreement. Neither Party's grant or reservation of rights for access to audit or inspect obligates such Party to inspect or audit the other's activities or relieves either Party of any duty or obligation to do so under this Agreement, the Asset Purchase Agreement or pursuant to Environmental Law.

      b. In addition to the foregoing and any limitations and restrictions in the Appendices to this Agreement, the Parties covenant and agree that neither they nor their successors and assigns will use or store Hazardous Substances at locations which violate setback requirements under applicable Laws or other reasonable setback requirements imposed by either Party on the other to prevent or minimize adverse impacts to the requesting Party's property; provided, however, that neither Party may request such additional restrictions on the other to apply to Hazardous Substances as presently used or stored by the Business.

15. MISCELLANEOUS

      a. Neither Party shall be responsible for failure or delay in performance of any Services, nor shall either Party be responsible for failure or delay in receiving such Service, if caused by an act of God, act of public enemy, war, government acts or regulations, fire, flood, hurricane, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, explosion, unusually severe weather or other cause similar or dissimilar to the foregoing beyond their control ("Force Majeure"). Notwithstanding the foregoing, to the extent Services are available after the occurrence of a Force Majeure event, the Parties shall each be entitled to, and the other Party shall provide, a level of Services equivalent to the proportionate share of the Services used by the Parties immediately prior to the occurrence of any such Force Majeure event.

      b. This Agreement shall not be assignable either in whole or in part by either Party without the prior written consent of the other Party, except that either Party may assign this Agreement in whole or in part to any Affiliate; provided, that any such assignment shall not relieve the assignor of its respective obligations under this Agreement. Any assignment, regardless of whether to an Affiliate or(with the consent of the non-assigning Party) to a third party, must include a written commitment by the assignee to be bound by the provisions of this Agreement.

      c. Any waiver of any provision of this Agreement must be in writing and signed by the Party against whom it is to be effective in order to be effective. A waiver in one instance of a provision shall not be deemed a waiver of such term or condition in any other instance. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any amendment of this Agreement must be in writing and signed by each of the Parties hereto.

      d. All notices and other communications hereunder shall be in writing and shall be deemed given: (i) on the date of delivery if delivered personally; (ii) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and a telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the date after the date of delivery to a reputable nationally recognized overnight courier service or (iv) three days after being mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

            (i)   If to Seller, to:

                  Plant Manager
                  Pfizer Inc.
                  Guarulhos, Brazil
                  Telecopy: [     ]

                  With copies to:

                  President, Global Manufacturing
                  Pfizer Inc.
                  235 E. 42nd Street
                  New York, NY  10017
                  Telecopy: 212-672-7517

                  With copies to:

                  General Counsel
                  Pfizer Inc.
                  235 E. 42nd Street
                  New York, NY  10017
                  Telecopy: 212-808-8924

                  (ii)  If to Buyer, to:

      e. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Asset Purchase Agreement, the terms and conditions of this Agreement shall govern, supersede and prevail.

      f. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law principles thereof.

      g. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

      h. This Agreement, including the Appendices attached hereto, and the other agreements which Pfizer and Phibro have entered into contemporaneously herewith and therewith, embody the entire agreement of the Parties with regard to the subject matter hereof and supersede any prior communications, commitments, representations or warranties, both written and oral, relating to the subject matter hereof.

      i. Subject to Section 15.b of this Agreement and Section 10.3 of the Asset Purchase Agreement, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Pfizer, Phibro, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

      * OMITTED PURSUANT TO OUR REQUEST FOR CONFIDENTIAL TREATMENT.

      j. [                                 *                                   ]
      [                                    *                                   ]
      [                                    *                                   ]
      [                                    *                                   ]
      [                                    *                                   ]
      [                                    *                                   ]
      [                                    *                                   ]
      [                                    *                                   ]
      [                                    *                                   ]
      [                                    *                                   ]

      k. Each Party shall provide the other Party and its auditors and authorized representatives such information relating to the Services and the accuracy of fees invoiced (including the basis on which such fees were derived) as such Party shall from time to time reasonably request, and shall permit such Party and its auditors and authorized representatives reasonable access, during regular business hours and upon reasonable notice, to such Party's books and records relating to the Services for purposes of verifying the Services provided and the charges therefor.

      l. The Parties acknowledge, except as specifically provided in Sections 8.a and 8.b of this Agreement, that the provisions of this Agreement are unique and that it would be impractical to measure damages in the event of a breach of this Agreement. Accordingly, subject to the limitation on damages in Sections 8.a and 8.b hereof, any other breach of this Agreement shall entitle the injured party to equitable relief (including specific performance or injunctive relief) without having to post a bond or security, and the breaching Party consents to the issuance of such injunction or grant of such specific performance. In any action or proceeding to enforce the provisions of this Agreement, the breaching Party waives the defense that a remedy of damages will be adequate for the breach of its duties under this Agreement, except as provided under Section 8.a and 8.b of this Agreement.

      m. Phibro, on the one hand, and Pfizer on the other, acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. The relationship of Pfizer and Phibro hereunder is that of one independent contractor to another, and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

      n. Headings contained in this Agreement are for reference purposes only and should not be incorporated into this Agreement and shall not be deemed to be any indication of the meaning of the clauses to which they relate.

      o. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable laws, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      IN WITNESS WHEREOF, this Agreement has been executed the date first herein written.

                                          PFIZER INC.


                                          By: _______________________________
                                              Name:
                                              Title:


                                          PHILIPP BROTHERS CHEMICALS, INC.


                                          By: _______________________________
                                              Name:
                                              Title:

                   ATTACHMENT 1 -- PLOT PLAN OF GUARULHOS SITE

Since both Administrative and Utilities services are being costed on an allocation basis, we may want to combine Appendices A & B into a single Appendix.

                APPENDIX A -- SUPPORT AND ADMINISTRATIVE SERVICES

      One page listing each of the Support and Administrative Services to be provided by Pfizer to Phibro and by Phibro to Pfizer, and each of the Service's 2001 annual cost, which is to be paid pro-rata for the time the service is first used. Each of the listed Services has a corresponding Appendix C which describes the Service, the expected duration of the Service, the anticipated long term disposition of the service and information which indicate define ownership and responsibilities related to the provision of the service.

             APPENDIX B - UTILITY SERVICES - SUMMARY AND 2001 PRICES

      One page listing of each of the Utility Services that Phibro will provide to Pfizer and the one Utility Service that Pfizer will provide Phibro. As above, each of the Utility Services has a corresponding Appendix C that lists the same type of information as described above.

        ADDENDUM TO APPENDIX B -- UTILITIES CAPACITY AND BASE UTILIZATION

      This Addendum is a spreadsheet that used in the determination of the proportional cost sharing for utilities expansions which may become necessary due to increased demand. This Addendum is a model of utility usage based on 2000 standard utilization factors. The volumes of the various Pfizer and Phibro product lines are "grandfathered", in that it is Phibro's responsibility to provide those levels of utility support services with no capital contribution from Pfizer.

                           APPENDICES C-1 THROUGH C-33

C-1   Intentionally left blank

C-2   Steam Generation and Distribution

C-3   Intentionally left blank

C-4   Intentionally left blank

C-5   Electricity and Emergency Power

C-6   Intentionally left blank

C-7   Wastewater Treatment and Sewer Systems

      Addendum to C-7 -- Limitations on Discharge of Process Wastewater

C-8   Stormwater/Non-Process Wastewater System

      Addendum to C-8 -- Limitations on Discharge of Non-Process Wastewater

C-9   Other Utilities

C-10  Well Water

C-11 Engineering/Maintenance Facilities ???? Shouldn't this cover Pfizer's use of the maintenance shops?

C-12  Administration Space

C-13  Quality Operations/Control Space

C-14  Developmental Laboratory Space

C-15  Intentionally left blank

C-16  Intentionally left blank

C-17  Plant Security and Plant Entrances

C-18  Plant IT Services

C-19  Accounting Services

C-20  Purchasing Services

C-21  Intentionally left blank

C-22  Canteen

C-23  Bank

C-24  Medical Department Services

C-25  Intentionally left blank

C-26  Intentionally left blank

C-27  Intentionally left blank

C-28  Intentionally left blank

C-29  Intentionally left blank

C-30  Intentionally left blank

C-31  Intentionally left blank

C-32  Intentionally left blank

C-33  Third Party Contracts

C-34  Intentionally left blank

C-35  Pfizer Club

C-36  Intentionally left blank

C-37  Intentionally left blank

C-38  Spare Parts Storage and Administration

C-39  Temperature Monitoring ???? Part of Security?

C-40  Fire Alarm System ????  Part of Security?

                                                                       EXHIBIT J
                                                   (Net Economic Benefit Letter)

                                  _______, 2000

Philipp Brothers Chemicals, Inc.
One Parker Plaza
Fort Lee, New Jersey 07024
      Re: Asset Purchase Agreement (the "Agreement"), dated as of September 28, 2000, between Pfizer Inc. ("Pfizer") and Philipp Brothers Chemicals, Inc. ("Purchaser")

Gentlemen:

            Reference is made to the above-mentioned Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Agreement.

            1. Affected Jurisdictions. (a) Notwithstanding that the Closing under the Agreement is occurring on the date of this letter agreement, pursuant to Section 7.3(d)(ii) of the Agreement, closing of the transfer of the shares of capital stock or assets, as the case may be, and control of the Business (the "Transfer") located in Japan and China (individually, an "Affected Jurisdiction," and collectively the "Affected Jurisdictions") will be delayed with respect to each Business in the Affected Jurisdictions until all of the steps to closing in the applicable Affected Jurisdiction have been taken and completed (such date being referred to as the "Affected Jurisdiction Transfer Date"). Each Transfer will be effected on its respective Affected Jurisdiction Transfer Date without any further action on the part of either Pfizer or Purchaser or their respective Affiliates in the Affected Jurisdictions.

                  (b) On, or as soon as practicable after each Affected Jurisdiction Transfer Date (and no later than 60 calendar days thereafter), Pfizer shall notify the Purchaser in writing of the Applicable Settlement Amount (as defined in Section 1.1(f)). Subject to Section 1.1(f), the Applicable Settlement Amount, if any, shall be determined by Pfizer in accordance with GAAP applied on a basis consistent with the past practices of such Business in the Affected Jurisdiction. Pfizer shall provide Purchaser with access to the books, records and personnel of the Business in the Affected Jurisdiction necessary for Purchaser to properly examine Pfizer's calculations in this regard. Purchaser may, in each case, dispute Pfizer's calculation of the Applicable Settlement Amount, but only on the basis that either (i) the Applicable Settlement Amount was not determined in accordance with GAAP applied on a basis consistent with the past practices of the Business located in the Affected Jurisdiction; or (ii) in the event that the terms of the Agreement or this letter agreement are breached; provided, however, the Purchaser shall notify Pfizer in writing of the amount of the Applicable Settlement Amount in dispute and the reasons therefor, or the nature of the breach as appropriate, within thirty (30) days, in each case, after notification of the Applicable Settlement Amount. The failure by Purchaser to provide a notice of dispute within such thirty (30) day period will constitute the Purchaser's acceptance of Pfizer's calculation of the Applicable Settlement Amount. Pfizer shall provide Purchaser with access to the books, records, and personnel of the Business in the Affected Jurisdictions necessary for Purchaser to properly examine the calculation of the Applicable Settlement Amount.

                  (c) If a notice of dispute shall be timely delivered pursuant to the preceding paragraph, Pfizer and Purchaser shall, during the thirty (30) Business Days following the date of such delivery, negotiate in good faith to resolve the disputed amount. If the parties are unable to reach an agreement during such time period, the parties shall refer the dispute to the Accounting Expert referenced in Section 2.7(c) of the Agreement. The Accounting Expert shall make a determination with respect to the unresolved amount of the Applicable Settlement Amount in dispute within fifteen (15) calendar days after its engagement by Pfizer and the Purchaser. The Accounting Expert shall deliver to Pfizer and the Purchaser, within such fifteen (15) day period, a report setting forth its adjustment, if any, to the Applicable Settlement Amount and the calculation supporting such adjustment. The determination of the Accounting Expert shall be final, binding and conclusive on the parties. Pfizer and Purchaser shall each pay one-half of all costs incurred in connection with the engagement of the Accounting Expert.

                  (d) The Applicable Settlement Amount shall be deemed final for the purposes of this letter agreement upon the earlier of (i) the failure of the Purchaser to notify Pfizer of a dispute within thirty (30) days of Pfizer's notification to the Purchaser of the Settlement Amount or (ii) the resolution pursuant to Section 1(c) of any dispute for which the Purchaser provided proper notification under Section 1(b) to Pfizer.

                  (e) (i) Within three Business Days of the Applicable Settlement Amount being deemed final under Section 1(d), if the final Applicable Settlement Amount is a positive number, the local Pfizer Affiliate will pay the Applicable Settlement Amount in local currency to the local Purchaser Affiliate in the applicable Affected Jurisdiction by wire transfer in immediately available funds to an account designated by the Purchaser in writing.

                  (ii) Within three Business Days of the Settlement Amount being deemed final under Section 1(d), if the final Settlement Amount is a negative number, the local Purchaser Affiliate will pay the Settlement Amount in local currency to the local Pfizer Affiliate in the Affected Jurisdiction by wire transfer in immediately available funds to an account designated by the Purchaser in writing.

                  (f) The local Pfizer and Purchaser Affiliates shall within a period of 60 days after each Affected Jurisdiction Transfer Date calculate the Applicable Settlement Amount and, if appropriate, make such additional payments to each other as may be necessary to ensure that they are placed in the same economic position as if the Business had been transferred to the local Purchaser Affiliate on the date hereof. The Applicable Settlement Amount shall be defined as the local currency net cash flow of the business, that has been experienced in the Affected Jurisdiction during the period commencing on the date hereof and ending on the Affected Jurisdiction Transfer Date (the "Affected Jurisdiction Interim"), meaning (x) the amount of receivables collected on sales that occurred after the Closing Date less (y) the sum of (1) SG&A costs, (2) freight and distribution costs, (3) payables and (4) income and any other applicable Taxes. For the avoidance of doubt, all receivables and payables generated during the Affected Jurisdiction Interim and remaining unsettled as of the Affected Jurisdiction Transfer Date shall be for the account of the local Purchaser Affiliate.

            2. Conduct of the Business. (a) During the Affected Jurisdiction Interim, Pfizer shall, and shall cause its Affiliates to, conduct the Business in the Affected Jurisdictions in the ordinary and usual course consistent with past practice and in compliance with all applicable Laws. During the Affected Jurisdiction Interim, Pfizer shall cause the Business in the Affected Jurisdictions to adhere to the requirements set forth in Section 7.2 of the Agreement.

                  (b) During the Affected Jurisdiction Interim, Pfizer shall cause the Business in such Affected Jurisdictions to maintain, in all material respects, true and complete books of account containing an accurate record of all data necessary for the proper computation of the Settlement Amount.

                  (c) During the Affected Jurisdiction Interim, Purchaser shall have, to the maximum extent legally permissible, day-to-day managerial control over the Business in the Affected Jurisdictions and Pfizer shall follow the directions of Purchaser and its authorized representatives in this regard. Without limiting the foregoing, neither Pfizer nor its Affiliates shall hire or terminate any employee of the Business in the Affected Jurisdictions during the Affected Jurisdiction Interim without the prior consent of Purchaser.

            3. Information and Documents. During the applicable Affected Jurisdiction Interim, Pfizer and its Affiliates shall permit Purchaser and its representatives to have access to the Business in the Affected Jurisdiction on the terms and conditions set forth in Section 7.1 of the Agreement.

            4. Aggregate Payment and Related Matters. Notwithstanding the provisions of this letter agreement, the Closing Date Payment shall not be affected by any term or provision of this letter agreement. Notwithstanding anything in this letter agreement, the Inventories of the Business as of the Closing Date relating to the Affected Jurisdictions shall be calculated as of the Closing Date.

            5. Responsibility for Liabilities. As of and from the Affected Jurisdiction Transfer Date, Purchaser shall assume, pay and discharge all Liabilities resulting from the operation of or otherwise relating to the Business in the applicable Affected Jurisdiction that remain outstanding as of such date to the extent such Liabilities would be Assumed Liabilities.

            6. General Provisions. The provisions of Article X of the Agreement shall be deemed incorporated into this letter agreement by reference, as if herein fully set out.

                       [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            Please evidence your agreement with the foregoing by executing this letter agreement in the space indicated below.

                                Very truly yours,


                                          PFIZER INC.


                                          By: __________________________
                                          Name:
                                          Title:

Accepted and Agree to
As of the above date


PHILIPP BROTHERS CHEMICALS, INC.


By: __________________________
Name:
Title:

                                                                       EXHIBIT K

                                 PROMISSORY NOTE

$40,000,000                                         Dated:  ____________, 2000

            FOR VALUE RECEIVED, the undersigned, PHILIPP BROTHERS CHEMICALS, INC., a New York corporation (the "Company"), hereby promises to pay to the order of PFIZER INC., a Delaware corporation (the "Seller"), or to any Affiliate (as defined in the Asset Purchase Agreement referenced below) of Pfizer if this
Note is held by such Affiliate following assignment and transfer from Pfizer (the Seller or such Affiliate being the "Payee"), the principal amount of FORTY MILLION UNITED STATES DOLLARS (U.S. $40,000,000) or, if less, as such amount may be adjusted pursuant to Section 1(b), on or prior to ______________, 2003 (the "Maturity Date") and to pay interest on the unpaid principal amount of this Note, as set forth in Section 1 until such principal amount is paid in full. Both principal and interest hereunder are payable in lawful money of the United States of America to the Payee in cash or other immediately available funds as set forth herein.

            This Note is being issued pursuant to that certain Asset Purchase Agreement, dated as of September 28, 2000, among the Purchaser and the Asset Selling Corporations (as defined therein) (the "Asset Purchase Agreement"), and is secured by the collateral described in the Collateral Documents. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement.

            SECTION 1. Repayment.

            (a) Principal. The Company hereby promises to pay the principal amount of this Note, as such amount may be adjusted pursuant to Section 1(b), as set forth on Schedule 1(a) attached hereto.

            (b) Principal Adjustment. The principal amount of this Note is subject to possible reduction by an amount ("the "Reduced Principal") specified in Section 2.7(d) of the Asset Purchase Agreement. Any interest on the Reduced Principal paid by the Company to the Payee prior to the date of determination of the Final Inventories shall be deducted from the next semi-annual interest payment amount.

            (c) Interest. The Company hereby promises to pay interest on the unpaid principal amount of this Note from the date hereof until this Note shall be paid in full in cash or other immediately available funds at the Applicable Rate or at the maximum rate permitted by law, whichever is less. Notwithstanding the foregoing, immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the unpaid principal amount of this Note shall bear interest at a rate which is two percent per annum in excess of the rate of interest applicable at such time. Interest, computed on the basis of a year of 365/6 days for the actual number of days elapsed, shall be payable semi-annually in arrears, due and payable on [July __th and January __th of each year] for so long as amounts are outstanding under this Note. Schedule 1(a) sets forth the dates and amounts of the scheduled principal and interest payments due hereunder.

            (d) Payment. All amounts due and payable under this Note shall be payable in lawful money of the United States of America, in cash or other immediately available funds to the Payee by wire transfer to an account designated by the Payee in writing not less than two Business Days prior to the applicable payment due date. If the Maturity Date or other date fixed for payment hereunder is not a Business Day, such payment date shall be extended to the next succeeding Business Day, and during any such extension, interest on the unpaid principal amount of this Note shall accrue and be payable at the Applicable Rate as set forth in this Section 1.

            SECTION 2. Optional Prepayment. The Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the unpaid principal amount of this Note, together with unpaid accrued interest on the amount so prepaid to the date chosen for prepayment.

            SECTION 3. Events of Default. (a) For purposes of this Note, an "Event of Default" shall be deemed to have occurred upon:

                  (i) any failure by the Company to pay all or any portion of principal or interest under this Note when the same shall be due and payable in accordance with the terms hereof, whether on the Maturity Date, a scheduled payment date, by acceleration or otherwise, which failure continues unremedied for a period of 5 Business Days;

                  (ii) any failure by the Company to perform, keep or observe any of covenants herein or in the Collateral Documents or the failure of any representation or warranty herein made by the Company or in the Collateral Documents to be true and correct in all material respects as of the date when made or deemed made, and which failure continues unremedied for a period of thirty (30) days after written notice thereof is sent by Payee to the Company;

                  (iii) any failure by the Company to pay all or any portion of any amounts due and owing to Pfizer pursuant to Sections 2.6(b) or
            2.8 of the Asset Purchase Agreement, which failure continues unremedied for a period of 5 Business Days; or

                  (iv) an occurrence constituting an "Event of Default" under
            [Sections _______ of the Bank Credit Agreement, the terms of which are incorporated herein by reference].

            (b) Upon the occurrence and during the continuance of any Event of Default (except an Event of Default described in Section [Payment Default] [Bankruptcy] of the Bank Credit Agreement), the Payee may, by written notice to the Company, declare all or any portion of the unpaid principal amount of this Note and all interest accrued thereon to be immediately due and payable. Upon the occurrence of any Event of Default described in Section [Payment Default] [Bankruptcy] of the Bank Credit Agreement, the unpaid principal amount of this Note and all interest accrued thereon shall automatically become due and payable, without any action or notice by the Payee. Demand, presentment, protest and notice of non-payment are hereby waived by the Company.

            SECTION 4. Note Pari Passu to Senior Indebtedness. The Company represents and covenants that this Note and the obligations of the Company hereunder do rank and will rank at least pari passu in priority of payment with all other Senior Indebtedness of the Company.

            SECTION 5. Remedies Cumulative. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder or under the Collateral Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            SECTION 6. Notices. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address first set forth above or any other address notified in writing by the Payee to the Company and, if to the Company, at its address at XXXXXXXXXXX, with a copy to XXXXXXXXXXXX, or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

            SECTION 7. Governing Law. This Note shall be governed by, and construed and enforced in accordance with the law of the State of New York as in effect from time to time, without giving effect to any choice of laws or conflict of laws principles thereof (other than Section 5-1401 of the General Obligations Law). Company and Payee hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York and in the absence of such Federal jurisdiction, the parties consent to be subject to the jurisdiction of the Supreme Court of the State of New York, County of New York.

            SECTION 8. Severability. If any provision of this Note is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the holder hereof in order to effectuate the provisions hereof and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any other provision in any other jurisdiction, including the State of New York.

            SECTION 9. Successors and Assigns; Transferability. This Note shall be binding upon and inure to the benefit of the Payee and the Company and their respective transferees, successors and assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Payee and Seller (and any permitted Payee) may transfer or assign any of its rights hereunder to any of its Affiliates without the prior written consent of the Company but any purported transfer or assignment to any Person that is not an Affiliate will be prohibited without the prior written consent of the Company.

            SECTION 10. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and the Company's receipt of an indemnity agreement of the Payee reasonably satisfactory to the Company, the Company will, at the expense of the Payee, execute and deliver, in lieu thereof, a new Note of like terms.

            SECTION 11. Definitions.

            (a) For purposes of this Note, the following terms have the following meanings:

                  "Applicable Rate" shall mean [13]% per annum.

                  ["Bank Credit Agreement" shall mean the Credit Agreement,
            dated as of _____________, among PNC Bank, National Association and the Company, as in effect on the date of this Note and without giving effect to any amendments, modifications or waivers thereto made without the approval of Seller. Any repayment (including by way of refinancing) of all amounts due and owing by Company under the Bank Credit Agreement shall not affect references in this Note to such Bank Credit Agreement, which shall survive any termination of such Bank Credit Agreement.]

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

                  "Collateral Documents" shall mean _____________________.

                  "Company" shall have the meaning ascribed to such term in the first paragraph of this Note.

                  "GAAP" means generally accepted accounting principles in the
            United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Indebtedness" shall mean any indebtedness, whether or not contingent, for or in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property, including pursuant to capital leases (except any such balance that constitutes an accrued expense or a trade payable), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person or entity prepared on a consolidated basis in accordance with GAAP, and including, to the extent not otherwise included, the guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of the foregoing indebtedness.

                  "Maturity Date" shall have the meaning ascribed to such term in the first paragraph of this Note.

                  "Payee" shall have the meaning ascribed to such term in the first paragraph of this Note.

                  "Person" means an individual, a partnership, a corporation, as association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Seller" shall mean Pfizer Inc., a Delaware corporation.

                  "Senior Indebtedness" shall mean [to be supplied and to
            include the indebtedness outstanding under the Bank Credit
            Agreement.]

            (b) Unless otherwise provided herein, (i) the word "from" shall mean from and including and (ii) the words "to" or "until" shall mean to and until but excluding.

            (c) All references to "Sections" of this Note shall be to Sections of this Note unless otherwise specifically provided.

            SECTION 12. Descriptive Headings. The descriptive headings of this Note are inserted for convenience only and do not constitute a part of this Note.

            SECTION 13. Amendments and Waivers. Any term, covenant, condition or other provision of this Note may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Payee. Any amendment or waiver shall be binding upon each future holder of this Note and the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

            SECTION 14. Non-Recourse. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or their creation. The Payee by accepting this Note waives and releases such persons from all such liability.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the day and year first written above.

                                      [COMPANY]


                                              By:_______________________
                                              Name:
                                              Title:

                                                                    EXHIBIT L.-1

    , 2000

Pfizer Limited
Pfizer Centre
5 Patel Estate
Off. S. V. Road
Jogeshwari (West)
Mumbai 400 102 India

Dear Sirs,

                             DISTRIBUTION AGREEMENT

We (PHIBRO ANIMAL HEALTH, INC.- PHIBRO.) write to confirm that we have appointed you as our non-exclusive distributor for the sale of certain of our medicated feed additive products as listed in Schedule 1 to this Agreement, which may be amended by us from time to time (the "Products") in India (the "Territory" which in this case shall include India, Sri Lanka, Bangladesh and Nepal).

The terms and conditions relating to this appointment are as set out in the following provisions of this letter (this "Agreement").

1.    Supply of the Products

1.1 In May of each year you will send to Phibro a non-binding projection of the requirements for the 12-month period beginning July 1. The initial forecast is attached hereto as exhibit .

1.2 You will from time to time place firm and irrevocable orders with us or our nominee as notified to you from time to time for the supply for your own account of the Products. We shall confirm acceptance of your order by facsimile and subject to availability, will use all reasonable endeavors to fulfill and/or procure that our nominee fulfils such orders.

1.3 We agree to ensure that the Products are manufactured, packaged, tested and stored (while under our control) in compliance with the specifications therefor and in accordance with European Union Good Manufacturing Practices for veterinary medicinal products ("GMP"), as well as all applicable laws and regulations, on the understanding that you will keep us advised of all such applicable laws and regulations in the Territory in accordance with Clause 8 below.

1.4 All claims relating to quality, confirmity to specifications, quantity, weight, condition and loss of or damage to any shipment of Products supplied under this Agreement will be deemed waived by you, unless made in writing within sixty (60) days after delivery to you of that shipment.

2.    Repackaging and Reformulating

      You are hereby authorized to repackage and reformulate the Products for resale in the Territory, in accordance with past practice.

3.    Price and Payment

3.1 You will be invoiced for the Products purchased by you under this Agreement by us or our nominee at the prices set out in Schedule 1 hereto on the basis of C&F [insert name of port of entry]. All prices are specified in [US dollars. Prices shall remain firm until December 31, 2000 and, in subsequent years, for one calendar year. Beginning three months before the start of each calendar year, new prices shall be negotiated by the parties. Price increases may not exceed increases in fully allocated cost plus 15%. If the parties do not agree to revised prices at least 30 days prior to the end of a calendar year, Phibro at its sole discretion may terminate the agreement as of the end of such calendar year.

                                                                            ].

3.2 Unless otherwise agreed in writing by us, you shall pay for all Products supplied under this Agreement on open account terms within sixty (60) days of the invoice date. Payment shall be made in [US dollars] (or such other currency as from time to time may be stipulated in the invoice) against delivery of documents, and no fluctuation of exchange rate will affect your obligation to pay the amount stated in the invoice. Phibro retains the right to change the payment terms (including without limitation to COD or letter of credfit) should the credit situation in Phibro's good faith estimation warrant the change.

4.    Authorizations

      You agree to obtain from the relevant authorities in the Territory and maintain in force, as appropriate, all import or other licenses (the "Authorizations") that are necessary to enable the Products to be imported and distributed within the Territory.

5.    Stocks

      You will maintain stocks of the Products in quantities which in your good faith business judgment are adequate to meet the market requirements

6.    Promotion

6.1 You will use your reasonable best endeavors to promote the sale and distribution of the Products through the normal channels of trade.

6.2 You agree to ensure the satisfactory distribution of all advertising, display and other promotional materials that may be prepared by us or our nominees, and to see that it is used to the best advantage in accordance with the promotional plans agreed between us.

7.    Expenses

      All expenses incurred by you as distributor of the Products are for your own account unless we specifically authorize you to debit us.

8.    Information

      You will keep us advised of all laws and regulations in the Territory affecting the importation, distribution, sales, advertising, packaging and labeling of the Products. You will also keep us informed of competitive activity and advertising, and local market prices.

9.    Limit of Authority

      Nothing in this Agreement shall render or be construed as rendering you our agent for any purposes whatsoever, and you shall have no authority to and will not enter into any contract, make any representation, give any warranty or incur any liability on our behalf nor will you pledge our credit.

10.   Protection of the Products

      During the term of this Agreement you will immediately advise us of any imitations of the Products or of any actual, suspected or threatened infringement of the trademarks relating to the Products. You shall also, but only upon our request and at our expense, take all such action as may be necessary to protect our rights in the Products and in the said trademarks. Further, you shall not take or consciously permit any action to be done which shall in any way prejudice our rights in the Products, or in the said trademarks.

11.   Trademarks and Packaging

      You will sell the Products at all times only under their trademarks and all such trademarks shall at all times remain our exclusive property. You will comply with any and all trademark use policies that we provide you with and will at all times use the trademarks in a manner that maintains the quality of the trademarks, consistent with past use.

12.   Exports

      You will not during the term of this Agreement sell or offer for sale any of the Products outside the Territory or for delivery outside the Territory and you will promptly refer to us all enquiries and orders that you receive relating to the sale of any of the Products outside the Territory or for delivery outside the Territory

13.   Adverse Effects

13.1 You will immediately inform us, initially by telephone confirmed thereafter in writing within five (5) business days, of any adverse reaction or undesirable effect related to the Products of which you become aware.

13.2 You agree not to reveal or disclose any adverse reaction or undesirable effect as referred to in Clause 13.1 above to any third party and not to take any action in relation thereto without first obtaining our written consent, but nothing contained in this Clause 13 shall restrict your right to make a timely report of such matter to any government or public authority as required by any applicable law or regulation.

13.3 We shall handle any claim in relation to any adverse reaction or undesirable effect and you will provide all such information and assistance as we may require.

14.   Returned Products

14.1 If any Product is alleged to be defective or otherwise unfit for sale and is returned to you by your customers, you shall accept that Product for replacement or credit at your option and, subject to Clause 14.2 below, shall bear the costs involved.

14.2 If you are able to prove, to our reasonable satisfaction, that any returned Product was at the time of shipment to you defective or unsaleable as the result of our fault, we shall at our option either replace the defective or unsaleable Product or credit you with the relevant purchase price paid by you.

14.3 WE DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER PERTAINING TO THE PRODUCTS AND WHETHER ARISING BY LAW, CUSTOM, CONDUCT, OR USAGE OR TRADE, AND THE RIGHTS AND REMEDIES PROVIDED IN THIS SECTION 14 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER RIGHTS AND REMEDIES WITH RESPECT TO ANY MATTERS RELATING TO THE PRODUCTS.

14.4 EXCEPT FOR OUR OBLIGATION TO REFUND OR REPLACE NON-CONFORMING PRODUCT AS SET FORTH ABOVE, WE SHALL NOT BE LIABLE TO YOU FOR, AND YOU WAIVE ANY AND ALL CLAIMS AGAINST US FOR, ALL DAMAGES, INCLUDING SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, WHICH MAY BE CAUSED BY, RO IN ANY WAY RESULT FROM, THE PRODUCTS OR THEIR DELIVERY UNDER THIS AGREEMENT, INCLUDING DAMAGES RESULTING FROM DELAYS IN DELIVERY, OR FAILURE TO DELIVER, ANY PRODUCT WHETHER BASED ON NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY OR ANY OTHER CAUSE OF ACTION.

15.   Indemnity

      You shall indemnify us against any loss, damage, expenses or liability, whether direct or indirect ("Damages") resulting from any claim, complaint, suit, proceeding or cause of action against us arising from the Products promoted, sold or otherwise provided in the Territory by or through you, except to the extent that the alleged Damages are caused by the Products failing to meet applicable specifications which Pfizer has not discovered in performing its normal quality assurance tests and procedures for purchased materials.

16.   Assignment

      You will not assign the whole or any part of this Agreement without our prior consent.

17.   Duration

      This Agreement shall be deemed to have commenced on the date specified above and, subject to Clauses 19 and 22.2 below, shall continue in perpetuity; provided that either party may terminate this agreement by providing six months written notice of intent to terminate. Upon termination, you, your affiliates and assignees shall not export any Products produced in the Territory.

18.   Termination

18.1  Either party may terminate this Agreement immediately by notice if:

      a) the other party commits any breach of the terms of this Agreement and fails to remedy such breach within thirty (30) days following a demand to remedy such breach;

      b) the other party compounds or makes arrangements with its creditors or goes into liquidation or becomes bankrupt (voluntarily or otherwise) or a receiver or judicial manager is appointed in respect of the whole or any part of its business, or an analogous event occurs.

18.2 Each of us agrees to give the other notice of any change of the kind described in Clause 19.1 above within seven (7) days of it becoming effective.

19.   Consequences on Termination

      On termination of this Agreement for whatever reason, you will:

      a) sell to us or our nominees at landed cost all unsold stocks of the Products which in our bona fide opinion are in good and marketable condition;

      b) destroy at your own cost all unsold stocks of the Products which in our bona fide opinion are not in good and marketable condition;

      c) hold at our disposal all undistributed stocks of advertising display and other promotional materials;

      d) return to us all information, in whatever form, which we have supplied to you to enable you to carry out your obligations under this Agreement.

20.   No Compensation

      Upon the lawful termination of this Agreement for any reason you will not be entitled to any compensation whatsoever.

21.   Force Majeure

21.1 If the performance of any obligation under this Agreement by either party is prevented, restricted, interfered with or delayed by a circumstance such as war, flood, strike, accident, riots, acts of government or any other circumstance similar to the above and over which a party shall have no control ("Force Majeure") the party so affected shall, upon giving notice to the other party within thirty (30) days of the Force Majeure arising, be excused from performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its best efforts to continue performance with the utmost dispatch as soon as the Force Majeure ceases to affect it.

21.2 If the performance of any obligation under this Agreement is delayed owing to Force Majeure for a continuous period of three (3) months or more, either party shall be entitled to terminate this Agreement immediately by notice, whereupon the provisions of Clause 19 above shall apply.

22.   Confidentiality

      You will both during, and for two (2) years after the termination of this Agreement, for whatever reason, keep, and use your reasonable best endeavors to procure that your employees and associates keep, strictly confidential at all times all information about the Products, including information relating to our business and the registration, sales, turnover, prices, price structures and margins for the Products, except to the extent that it is necessary to disclose this information to enable you to carry out your obligations under this Agreement.

23.   Entire Agreement

      This Agreement (including its Schedules) contains the entire agreement between us regarding the subject-matter of this Agreement and supersedes all prior oral or written agreements and understandings regarding that subject-matter. Any amendment to this Agreement must be made in writing and signed by both of us.

24.   No Waiver

      The failure of either of us at any time to enforce any of the provisions of this Agreement or to exercise any right hereunder shall not constitute a waiver of the same nor affect that party's right to enforce it.

25.   Counterparts

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

26.   Notices

      Any notice required to be given under this Agreement shall be sent by registered letter or by facsimile which must be confirmed by registered letter issued within seventy-two (72) hours, and shall take effect from the date of such registered letter or facsimile.

27.   Governing Law

      This Agreement shall be governed in all respects by the laws of the State of New York, U.S.A.


We should be grateful if you would indicate your acceptance of and agreement to the contents of this Agreement by signing both copies hereof and returning one copy to the undersigned.


Yours faithfully,
for and on behalf of
Philipp Brothers Chemicals Inc.


_____________________
Name:
Title:


Agreed and Accepted
for and on behalf of
Pfizer Limited


____________________
Name:
Title:

                                   SCHEDULE 1

                This is Schedule 1 to the Distribution Agreement between Philipp Brothers Chemicals Inc. and Pfizer Limited

          Column A                    Column B                   Column C
          --------                    --------                   --------

          Product                     Presentation               Price

PLEASE COMPLETE COLUMN A AND COLUMN B, WE WILL THEN COMPLETE THE FORM WITH PRICING WHICH WILL BE ON A COST PLUS BASIS.

                                                                    EXHIBIT L.-2

                                                         DRAFT 09/25/00

                  LICENSING, SUPPLY AND MANUFACTURING AGREEMENT

            This Agreement dated as of this _____ day of _______________, 2000 is between _____________________________________, a _________________ company with offices at _____________________________________________ (hereinafter referred to as "PB") and PfizerOverseas Inc. withoffices at 235 East 42nd Street, New York, New York 10017 (hereinafter referred to as "Pfizer").

            WHEREAS Pfizer is in the business of manufacturing and is capable of and is desirous of manufacturing or contracting for the manufacture of PB's products, which are listed on Exhibit A (the "Products"); and

            WHEREAS PB is desirous of having its Products manufactured and distributed by Pfizer;

            NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

            1. License. PB hereby grants Pfizer an exclusive license to manufacture, formulate and distribute in Egypt the Products in accordance with the specifications attached hereto as Exhibit A to this Agreement. The specifications provided in Exhibit A may be amended from time to time by PB and Pfizer. All Products shall be manufactured and formulated by Pfizer in Egypt in accordance with applicable Product specifications or, with the prior written consent of PB, which consent will not be unreasonably withheld, Pfizer shall arrange for the contract manufacture of any or all Products in Egypt. Pfizer hereby agrees to use reasonable commercial efforts to promote and sell the Products in Egypt only; and not to sublicense its rights hereunder to any third party except its affiliate, Pfizer Egypt S.A.E.

            2. Relationship of the Parties. With respect to all matters relating to this Agreement, Pfizer shall be deemed an independent contractor and shall bear all of its own expenses in connection with this Agreement. Pfizer is not an agent or representative of PB for any purpose.

            3. Consideration. In consideration of the license granted in paragraph 1 above, Pfizer shall pay PB a royalty equal to ten percent (10%) of its Net Sales of the Products. Royalty payments shall be made twice a year, on Net Sales ending May 31 and November 30 with payment due 45 days after each fiscal half yearly period. As used herein, the term "Net Sales" shall mean gross sales less trade and cash discounts, sales returns and allowances. With each royalty payment, Pfizer will provide a schedule of calculations to support the royalty payment. PB shall have the right, not more than once in any calendar year, upon reasonable notice and at reasonable times, to cause its employees, agents and representatives to review and examine Pfizer's sales data only to verify royalty payments hereunder.

            4. Active Substances. PB or its affiliates will sell certain Active Substances ("Active Substances") to Pfizer to enable Pfizer to manufacture, formulate and distribute the Products. Pfizer will purchase from PB its requirements of Active Substances which were being supplied from Pfizer affiliates prior to the date of this Agreement. Active Substances purchased by PB from Pfizer or an affiliate of Pfizer shall be resold to Pfizer at the same price paid by PB. Active Substances manufactured by PB shall be sold to Pfizer at PB's standard cost of manufacture. Specifications for Active Substances are as listed on Exhibit B subject to the provisions of paragraph 9 below. Each sale shall be accompanied by a certificate of conformity issued by PB. Expiry dating on all such Active Substances will be such that Pfizer shall be able to do any local formulating and sell all Products in the normal course of its business, as conducted prior to the date hereof.

            5. Quality Assurance. Pfizer shall have sixty days from the date of reception in its manufacturing plant in which to carry out all necessary tests of the Active Substances supplied by PB and to inform PB in writing of its observations or complaints. If Pfizer has not informed PB in writing of any non-conformity for each lot of Active Substance it has received within ninety days of its receipt, such lot of Active Substance supplied by PB shall be regarded as in conformity with the specifications and as being accepted by Pfizer, subject to the discovery of latent defects in the lot which could not have been determined by Pfizer's acceptance testing. PB shall replace any Active Substances which Pfizer determines, utilizing its normal quality assurance tests and procedures for purchased raw materials, are not within specifications, free of charge, delivered to Pfizer's warehouse within 90 days of Pfizer's notification of non-conformity. Any treatment, destruction or repatriation of Active Substances that are not in conformity with specifications shall be the responsibility of PB and carried out at the sole expense of PB.

            6. Storage. Pfizer agrees to store properly all Active Substances and Products in accordance with the specifications until manufacture, formulation or shipment to Pfizer's customers.

            7. Forecasts and Orders for Active Substances. Pfizer will submit quarterly rolling forecasts for orders of Active Substances beginning thirty
(30) days after the execution of this Agreement. It is understood and agreed by Pfizer and PB that all forecast amounts are estimates. Upon execution of this Agreement, Pfizer will issue binding purchase orders to PB covering its Active Substances requirements until the beginning of the next calendar quarter. Not later than 90 days prior to the beginning of each calendar quarter thereafter, until the end of the Term (as defined in paragraph 11 below), Pfizer will update its rolling forecast and issue binding purchase orders for the next calendar quarter. Six months prior to the expiration of the Term, Pfizer will issue firm purchase orders for the remainder of the Term. PB agrees to use reasonable efforts to supply all amounts ordered by Pfizer in excess of the forecast amounts, including any supplementary purchase orders issued by Pfizer in the last eight months of 2001 to accommodate PB's needs for transitional quantities of Products.

            8. Quality Control.

            a. Pfizer will permit PB to carry out quality control and quality assurance inspections and audits of its manufacturing and packaging facilities, including such inspections and audits as will allow determination of the analytical characterization of the Products. All such audits shall take place upon reasonable notice and during normal business hours.

            b. Regardless of any inspections or audits performed by PB under the terms of this Agreement, Pfizer will be responsible for providing appropriate quality control and quality assurance procedures including any such procedures provided for in Exhibit A hereto.

            9. Prices and Terms of Payment. The prices of Active Substances purchased from PB are firm and not subject to revision for the Term. Prices are stated FOB PB's manufacturing site or other distribution point and are in US dollars. Payment for the Active Substances shall be in US dollars by irrevocable letter of credit from a class A bank in the USA to a bank designated by PB within 60 days from the date of the bill of lading.

            10. Confidentiality. No information exchanged under this Agreement shall, without the submitting party's prior written authorization, be used other than for purposes of the Agreement, or be disclosed to any persons other than the officers and employees of the receiving party who must have access to it in order to carry out the purpose of this Agreement and who are bound to hold such information in confidence. The obligations under this paragraph shall not apply to any information which is known publicly, is in the public domain or hereafter enters the public domain without the fault of the receiving party, or which is hereafter disclosed to the receiving party by a third party not under an obligation of confidence to the submitting party. Notwithstanding the above, confidential information received under this Agreement may be disclosed to regulatory authorities where necessary.

            11. Term and Termination.

            a. This Agreement shall be effective upon the date first written above and shall remain in force until December 31, 2001 (which period is referred to herein as the "Term"). PB may extend the Term to March 31, 2002 by written notice to Pfizer on or before June 30, 2001.

            b. At any time during the term hereof, PB may give Pfizer a notice of intention to terminate at least 6 months following the notice if PB has received a bona fide offer from a third party who is prepared to provide distribution of the Products in Egypt and pay a royalty greater than 10% of sales to PB. If Pfizer is willing to match the third party offer, this agreement shall continue for the balance of the term. If Pfizer shall not match the third party offer, this agreement shall terminate in accordance with PB's notice of termination. In the event of a termination, or upon the expiration of the Term, PB shall promptly purchase from Pfizer all saleable stocks of Products and all useable Active Substances, raw materials, packaging materials, promotional materials and labels, at Pfizer's cost therefor, but excluding any inventories of Products (as such term is defined in the Asset Purchase Agreement dated September ____, 2000 between Pfizer Inc. and Philipp Brothers Chemicals, Inc.) ownership of which is retained by Pfizer Egypt S.A.E. as of the date of this Agreement..

            c. If either PB or Pfizer materially breaches or defaults in the performance of any of the provisions of this Agreement, and such material breach or default is not cured within thirty (30) days after the giving of notice by the other party specifying such breach or default, then the non-breaching party shall have the right to immediately terminate this Agreement effective on such thirtieth day.

            d. Any termination or expiration of the Agreement shall not affect any obligations of any party existing prior to such termination or expiration. In addition, the provisions of Paragraph 10 hereof related to confidentiality shall survive the expiration or termination of this Agreement.

            e. Upon the termination of this Agreement or the expiration of the Term, Pfizer will provide reasonable technical support to PB, or its designee, to assist in the transition of production of the Products to PB or such designee, including any such support for the transfer of product registrations not transferred to PB on the date hereof.

            f. Upon the expiration or termination of this Agreement, PB shall have the option to purchase equipment used exclusively for the manufacture of the Products in Egypt at the book value of such equipment. PB will be responsible for the costs of removal and transportation of said equipment.

            12. Indemnity.

            Pfizer hereby agrees to indemnify PB against and hold PB harmless from any claims, losses, liabilities or damages (hereinafter collectively "Damages") arising out of Pfizer's manufacture and sale of the Products except to the extent that such Damages are caused by Active Substances which fail to meet applicable specifications which Pfizer has not discovered in performing its normal quality assurance tests and procedures for purchased raw materials.

            13. Miscellaneous.

            a. Assignment. Neither party shall assign its rights or obligations under this Agreement without the express written consent of the other party hereto.

            b. Notices. Any notice, consent or approval required under this Agreement shall be in writing sent registered mail, postage prepaid, return receipt requested and addressed as follows:

      If to PB:

            [                             ]

            Attention: [                  ]

      If to Pfizer:

      Pfizer Overseas Inc.
      235 East 42nd Street
      New York, N.Y. 10017

      .

            c. Entire Agreement: This Agreement together with the exhibits hereto sets forth the entire Agreement and understanding between the parties as to the subject matter hereof and has priority over all documents, verbal consents or understandings made between Pfizer and PB before the conclusion of this Agreement with respect to the subject matter hereof; none of the terms of this Agreement shall be amended or modified except in writing signed by the parties hereto. In the event of any conflict between the terms of this Agreement and any purchase order or invoice sent by PB to Pfizer, the terms of this Agreement shall govern.

            d. Waivers. A waiver by any party of any term or condition of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of any party.

            e. Severability. If and solely to the extent that any provision to this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no further affect, shall be stricken from the Agreement and shall not affect the validity of the remainder of this Agreement or any of its other provisions.

            f. Jurisdiction. Both parties to this Agreement consent to the sole jurisdiction of the Courts of New York, for the adjudication of any disputes concerning the validity, interpretation and performance (including any alleged non-performance) of this Agreement and/or claims arising from the relationship between the parties created by this Agreement, regardless of how such claims are characterized. The validity, the interpretation and performance of this Agreement shall be governed by the Laws of the State of New York applicable to agreements to be performed entirely within such state.

            g. Force Majeure. The obligations of either party to perform under this Agreement shall be excused if such failure to perform or any delay is caused by matters such as acts of God, strikes, civil commotion, riots, war, revolution, acts of governments, world shortage of qualified materials, shortage of fuel, or any other cause whether similar or dissimilar to those enumerated which are reasonably beyond the control of the party obligated to perform. Upon the occurrence of such an event, the duties and obligations of the parties shall be suspended for the duration of the event preventing proper performance under this Agreement; provided, however, that if such suspension shall continue in excess of ninety (90) days, the parties shall meet and attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement.

            h. Headings. Headings in this Agreement are included herein for the ease of reference only and shall have no legal affect.

            IN WITNESS WHEREOF, the parties hereto have caused this Manufacturing License Agreement to be executed as of the date first written above.

[PB]_____________________                   PFIZER OVERSEAS INC.


By: _____________________                   By: ___________________________

Title: __________________                   Title: ________________________

Date: ___________________                   Date: _________________________

                                                                    EXHIBIT L.-2

                                                         DRAFT 09/25/00

                                    EXHIBIT A

          Products Definition & Specifications, Including QA & QC Specs

                                    EXHIBIT B

                        Active Substances Specifications


                                       11